      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1998

                                                          REGISTRATION NO. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                ----------------

                           F & M BANCORPORATION, INC.
             (Exact name of registrant as specified in its charter)
                                ----------------

        WISCONSIN                                 6022                        39-1365327
(State or other jurisdiction         (Primary Standard Industrial         (I.R.S. Employer
of incorporation or organization)     Classification Code Number)       Identification Number)

                                 ONE BANK AVENUE
                            KAUKAUNA, WISCONSIN 54130
                                 (920) 766-1717
               (Address, including Zip Code, and telephone number,
        including area code, of registrant's principal executive offices)

                              RANDALL A. HAAK, ESQ.
                  MCCARTY, CURRY, WYDEVEN, PEETERS & HAAK, LLP
                                120 E. 4TH STREET
                            KAUKAUNA, WISCONSIN 54130
                                 (920) 766-4693
                (Name, address, including Zip Code, and telephone
               number, including area code, of agent for service)
                                ----------------

                                   COPIES TO:
  KENNETH V. HALLETT, ESQ.                        HOWARD O. HAGEN, ESQ.
       QUARLES & BRADY                  DICKINSON, MACKAMAN, TYLER & HAGEN, P.C.
  411 EAST WISCONSIN AVENUE                      699 WALNUT, SUITE 1600
 MILWAUKEE, WISCONSIN 53202                   DES MOINES, IOWA  50309-3986
       (414) 277-5000                                (515) 244-2600
                             ----------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

         If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registrations statement for the same offering. [ ]

         If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

                         CALCULATION OF REGISTRATION FEE


=================================================================================================================================
                                                                            PROPOSED             PROPOSED
                                                        AMOUNT               MAXIMUM              MAXIMUM             AMOUNT OF
             TITLE OF EACH CLASS OF                      TO BE           OFFERING PRICE          AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED               REGISTERED(1)         PER UNIT(2)       OFFERING PRICE(2)         FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value......                 4,050,279 shs.          $13.5252            $54,781,003         $16,161 (3)
=================================================================================================================================

(1) Estimated maximum amount. The actual number of shares to be issued in the Merger, as described herein, will be the number of outstanding shares of common stock of BancSecurity Corporation ("BancSecurity") outstanding at the time of the Merger multiplied by the exchange ratio under the merger agreement.
(2) Estimated pursuant to Rule 457(f)(2) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on the book value of shares of BancSecurity common stock being acquired by F&M, as of March 31, 1998 (the latest practicable date for which such information is available).
(3) Of this amount, $10,418 was paid as a filing fee under Exchange Act Rules 14a6(i)(4) and 0-11 upon the filing of preliminary proxy material with the Commission on March 27, 1998. The remaining $5,743 balance is paid herewith.

                                ----------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant  [X]
     Filed by a Party other than the Registrant  [ ]
     Check the appropriate box:
     [ ]      Preliminary Proxy Statement
     [ ]      Confidential, for Use of the Commission Only (as permitted by Rule
              14a-6(e)(2))
     [X]      Definitive Proxy Statement
     [ ]      Definitive Additional Materials
     [ ]      Soliciting Material Pursuant to Section 204.14a-11(c) or Section
              240.14a-12

                            F&M BANCORPORATION, INC.
                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ]      No fee required
     [ ]      $10,418 Filing Fee computed on table below per Exchange Act Rules
              14a-6(i)(4) and 0-11.
              (1)     Title of each class of securities to which transaction
                      applies: Common Stock, $25.00 par value, of BancSecurity Corporation ("BancSecurity")(A)
              (2)     Aggregate number of securities to which transaction
                      applies:  38,726
              (3)     Per unit price or other underlying value of transaction
                      computed pursuant to Exchange Act Rule 0-11: $1,345.08 (B)
              (4)     Proposed Maximum aggregate value of transaction:
                      $52,089,735 (B)
              (5)     Total fee paid:  $10,418
                      ______________________
              (A)     To be converted in a merger transaction into shares of F&M
                      Bancorporation, Inc. ("F&M") Common Stock, $1.00 par value.
              (B)     Computed in accordance with Rule 0-11(a), of the Exchange
                      Act based on the aggregate book value of shares of BancSecurity Common Stock being acquired by F&M, as of December 31, 1997 (the latest practicable date for which such information was available at the date of filing).

     [X]      Fee paid previously with preliminary proxy materials.
     [ ]      Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)      Amount Previously Paid: _________
     (2)      Form, Schedule or Registration Statement No.: _________
     (3)      Filing Party: _____________________
     (4)      Date Filed: ______________________

                                                                   May ___, 1998

Dear Fellow Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of BancSecurity Corporation ("BancSecurity") to be held on Monday, June 29, 1998 at Security Bank, 11 N. 1st Avenue, Marshalltown, Iowa (the "BancSecurity Special Meeting"). The BancSecurity Special Meeting will begin at 4:30 p.m., Central Time. At the BancSecurity Special Meeting, you will be asked to approve an Agreement and Plan of Merger dated as of December 1, 1997 (the "Agreement"), which provides for the merger (the "Merger") of a wholly-owned subsidiary of F&M Bancorporation, Inc. ("F&M") with and into BancSecurity. The Agreement provides that, upon consummation of the Merger, each holder of BancSecurity Common Stock who has not perfected dissenters' rights will be entitled to receive, in exchange for each share of BancSecurity Common Stock held at the time of the Merger, the number of shares of F&M Common Stock determined by an exchange ratio provided in the Agreement (the "Exchange Ratio").

     Under the Agreement, and subject to certain conditions and adjustments, the Exchange Ratio for each of the 38,726 issued and outstanding shares BancSecurity Common Stock is the number of shares of F&M Common Stock determined as a result of (i) $145 million divided by (ii) the average closing price (the "Average Price") of F&M Common Stock on the NASDAQ Stock Market over the last thirty trading days in which trading occurs ending at the end of the third trading day immediately preceding the closing of the Merger, then (iii) dividing the result by the 38,726 outstanding shares of BancSecurity Common Stock. However, if the Average Price is equal to or less than $35.80 or equal to or greater than $40.00, then the number of F&M Common Stock to be issued in the Merger will not need to be increased or decreased, as the case may be; and provided further that in the event the Average Price is less than $32.00, then BancSecurity can choose to terminate the Agreement unless the number of shares of F&M Common Stock issued in the Merger is increased to an aggregate value of at least $129.6 million.

     At today's date, the Average Price would have exceeded $40.00. Thus, the Exchange Ratio for each share of BancSecurity Common Stock would have been
93.6064 (i.e., $145 million divided by 40.00, divided by 38,726). If the Average Price had been $35.80 or below (but at least $32.00), the Exchange Ratio would have been 104.5881; if the Average Price had been between $35.80 and $40.00, the Exchange Ratio would have varied between those numbers as described herein. F&M does not have the right to terminate the transaction if the Average Price exceeds any particular level. BancSecurity shareholders should note that the Exchange Ratio is fixed outside of a collared price range, and shareholders will not know at the time of the vote the precise Exchange Ratio which shareholders will receive. It is BancSecurity's expectation that the Merger will close shortly after shareholder vote, so that the approximate Exchange Ratio will be known at the time of the Special Meeting; however, there can be no assurance. Prior to the Special Meeting, BancSecurity shareholders desiring a current estimate of the Exchange Ratio may call (collect) Marsha Gaskill at (515) 754-5545.

     The Board of Directors of BancSecurity has received an opinion from Hovde Financial, Inc. as of the date hereof to the effect that the Exchange Ratio is fair, from a financial point of view, to BancSecurity shareholders (the "Fairness Opinion").

     The Merger will require the affirmative vote of holders of 75% of the outstanding shares of BancSecurity Common Stock. At the record date, the directors and executive officers of BancSecurity as a group own approximately 20.2% of outstanding shares of BancSecurity Common Stock, and these persons have indicated their intention to vote FOR the Merger.

     THE BOARD OF DIRECTORS OF BANCSECURITY BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF BANCSECURITY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AGREEMENT.

     The attached Joint Proxy Statement/Prospectus will provide you with a detailed description of the Agreement and the transactions contemplated thereby. The Fairness Opinion is attached as Appendix A and the Agreement is attached as Appendix C to the Joint Proxy Statement/Prospectus. Information concerning F&M and BancSecurity is also provided in the Joint Proxy Statement/Prospectus. Extensive information concerning F&M is also provided in F&M's 1997 Annual Report to shareholders, accompanying this Joint Proxy Statement/Prospectus. Please give this information your attention.

     The affirmative vote of the holders of not less than three-quarters of the shares of BancSecurity Common Stock entitled to vote at the BancSecurity Special Meeting is required to approve the Agreement and the Merger. The failure to either (i) execute and return the accompanying proxy card or (ii) vote in person at the BancSecurity Special Meeting will have the effect of a vote cast against the Agreement. Furthermore, abstentions will have the same effect as votes cast against approval of the Agreement. To assure that your shares are represented in voting on this very important matter, please complete and return the accompanying proxy card promptly in the enclosed envelope, whether or not you plan to attend the BancSecurity Special Meeting. If you do attend, you may, if you wish, revoke your proxy and vote your shares in person at the BancSecurity Special Meeting.

     If you require assistance, please contact me at BancSecurity at (515) 754-5500.


                                                    Very truly yours,



                                                    Ronald E. Fenton,
                                                    President

                                                                    May __, 1998

Dear Fellow Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders (the "F&M Special Meeting") of F&M Bancorporation, Inc. ("F&M") to be held on Monday, June 29, 1998 at the Paper Valley Hotel and Conference Center, 333 West College Avenue, Appleton, Wisconsin. The F&M Special Meeting will begin at 10:00 a.m. Central Time.

     At the F&M Special Meeting, you will be asked to approve the issuance of shares of F&M Common Stock pursuant to an Agreement and Plan of Merger dated as of December 1, 1997 (the "Agreement"), which provides for the merger (the "Merger") of a wholly-owned subsidiary of F&M with and into BancSecurity Corporation ("BancSecurity"). The Agreement provides that, upon consummation of the Merger, each holder of BancSecurity Common Stock will be entitled to receive, in exchange for each share of BancSecurity Common Stock held at the time of the Merger, shares of F&M Common Stock, in an exchange ratio provided in the Agreement (the "Exchange Ratio").

     Under the Agreement, and subject to certain conditions and adjustments, the Exchange Ratio for each of the 38,726 issued and outstanding shares BancSecurity Common Stock is the number of shares of F&M Common Stock determined as a result of (i) $145 million divided by (ii) the average closing price (the "Average Price") of F&M Common on the NASDAQ Stock Market over the last thirty trading days in which trading occurs ending at the end of the third trading day immediately preceding the closing of the Merger, then (iii) dividing the result by the 38,726 outstanding shares of BancSecurity Common Stock. However, if the Average Price is equal to or less than $35.80 or equal to or greater than $40.00, then the number of shares of F&M Common Stock to be issued in the Merger will not need to be increased or decreased, as the case may be; and provided further that in the event the Average Price is less than $32.00, then BancSecurity can choose to terminate the Agreement unless the number of shares of F&M Common Stock issued in the Merger is increased to an aggregate value of at least $129.6 million.

     At today's date, the Average Price would have exceeded $40.00. Thus, the Exchange Ratio for each share of BancSecurity Common Stock would have been
93.6064 (i.e., $145 million divided by $40.00, divided by 38,726). If the Average Price had been $35.80 or below (but at least $32.00), the Exchange Ratio would have been 104.5881, if the Average Price had been between $35.80 and $40.00, the Exchange Ratio would have varied between those numbers as described herein.

     THE BOARD OF DIRECTORS OF F&M BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF F&M AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AGREEMENT.

     The attached Joint Proxy Statement/Prospectus will provide you with a detailed description of the Agreement and the transactions contemplated thereby. The Agreement itself is attached as Appendix C to the Joint Proxy
Statement/Prospectus. Extensive information concerning F&M and BancSecurity is also provided in the Joint Proxy Statement/Prospectus. Please give this information your attention.

     Under NASDAQ Stock Market listing requirements, the affirmative vote of the holders of a majority of the shares of F&M Common Stock present, in person or by proxy, and entitled to vote at the F&M Special Meeting, is required to approve the Merger. To assure that your shares are represented in voting on this very important matter, please complete and return the accompanying proxy card promptly in the enclosed envelope, whether or not you plan to attend the F&M Special Meeting. If you do attend, you may, if you wish, revoke your proxy and vote your shares in person at the F&M Special Meeting.

     In addition to the Merger, the Board of Directors of F&M has also proposed an amendment (the "Amendment") to the Articles of Incorporation of F&M (the "Articles") to increase the number of authorized shares of F&M Common Stock $1.00 par value that F&M is authorized to issue from twenty million (20,000,000) shares to fifty million (50,000,000) shares. The Articles provide that the affirmative vote of the holders of a majority of the outstanding shares of F&M Common Stock is required to approve the Amendment.

     THE BOARD OF DIRECTORS OF F&M HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT TO THE ARTICLES AND RECOMMENDS A VOTE FOR THE AMENDMENT.

     If you require assistance, please contact Janet M. Lakso at F&M at 920/766-1717.


           Very truly yours,




           Gail E. Janssen,                                 John W. Johnson
           Chairman of the Board                            President and CEO

                            BANCSECURITY CORPORATION
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 29, 1998

To the Shareholders of BancSecurity Corporation:

     NOTICE is hereby given that a special meeting of the shareholders of BancSecurity Corporation, an Iowa corporation ("BancSecurity"), will be held at Security Bank, 11 N. 1st Avenue, Marshalltown, Iowa on Monday, June 29, 1998, at 4:30 p.m. local time, for the purpose of considering and voting upon the following matters:

     1. Approval and adoption of an Agreement and Plan of Merger (the "Agreement") providing for the merger (the "Merger") of a wholly-owned subsidiary of F&M Bancorporation, Inc. ("F&M"), a Wisconsin corporation, into BancSecurity, in which outstanding shares of BancSecurity Common Stock will be converted into the right to receive shares of F&M Common Stock; and

     2. Such other matters relating to the foregoing as may properly be brought before the meeting or any adjournment thereof;

all as set forth in the accompanying Joint Proxy Statement/Prospectus.

     The Board of Directors has fixed the close of business on May 8, 1998 as the record date for the determination of shareholders entitled to receive notice of and to vote at the special meeting or any adjournment thereof.

     The affirmative vote of the holders of not less than 75% of the outstanding shares of BancSecurity Common Stock entitled to be cast is required for approval of the Agreement and the transactions contemplated thereby.

     Dissenting BancSecurity shareholders have certain rights of appraisal. See "Rights of Dissenting Shareholders of BancSecurity" in the Joint Proxy Statement/Prospectus and the statutory provisions of Iowa law set forth in Appendix B thereto.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE BANCSECURITY SPECIAL MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING POST-PAID ENVELOPE. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER YOUR HOLDINGS ARE LARGE OR SMALL. IF FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

                                       By order of the Board of Directors,



                                       Gordon G. Leth, Secretary
May __, 1998
Marshalltown, Iowa

                            F&M BANCORPORATION, INC.
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 29, 1998

To the Shareholders of F&M Bancorporation, Inc.:

     NOTICE is hereby given that a Special Meeting (the "F&M Special Meeting") of the shareholders of F&M Bancorporation, Inc., a Wisconsin corporation ("F&M"), will be held at the Paper Valley Hotel and Conference Center, 333 West College Avenue, Appleton, Wisconsin on Monday, June 29, 1998, at 10:00 a.m. local time, for the purpose of considering and voting upon the following matters:

     1. To approve the transactions contemplated by an Agreement and Plan of Merger (the "Agreement") providing for the merger (the "Merger") of a wholly-owned subsidiary of F&M into BancSecurity Corporation, an Iowa corporation ("BancSecurity"), in which outstanding shares of BancSecurity Common Stock will be converted into the right to receive shares of F&M Common Stock;

     2. To amend the Articles of Incorporation of F&M (the "Articles") to increase the number of authorized shares of F&M Common Stock $1.00 par value that F&M is authorized to issue from twenty million (20,000,000) shares to fifty million (50,000,000) shares; and

     3. To transact such other business as may properly be brought before the F&M Special Meeting or any adjournment thereof;

all as set forth in the accompanying Joint Proxy Statement/Prospectus.

     The Board of Directors has fixed the close of business on May 8, 1998 as the record date for the determination of shareholders entitled to receive notice of and to vote at the F&M Special Meeting or any adjournment thereof.

     The affirmative vote of the holders of not less than a majority of the outstanding shares of F&M Common Stock present, in person or by proxy, at the F&M Special Meeting and entitled to vote, is required for approval of the Agreement and the transactions contemplated thereby. The affirmative vote of the holders of a majority of F&M Common Stock outstanding is required to adopt the Amendment of the Articles. F&M Shareholders do not have dissenters' rights of appraisal.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE F&M SPECIAL MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING POST-PAID ENVELOPE. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE F&M SPECIAL MEETING, WHETHER YOUR HOLDINGS ARE LARGE OR SMALL. IF FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

                                  By order of the Board of Directors,



                                  Janet M. Lakso,
                                  Secretary


May __, 1998
Kaukauna, Wisconsin

       JOINT PROXY STATEMENT                           F&M BANCORPORATION, INC.
                FOR                                              UP TO
 SPECIAL MEETINGS OF SHAREHOLDERS                          4,050,279 SHARES
                OF                                           COMMON STOCK
     F&M BANCORPORATION, INC.
              AND OF                                          PROSPECTUS
     BANCSECURITY CORPORATION


     This Joint Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of BancSecurity Acquisition Corporation ("Acquisition Corp."), a wholly-owned subsidiary of F&M Bancorporation, Inc., a Wisconsin corporation ("F&M"), with and into BancSecurity Corporation, an Iowa corporation ("BancSecurity").

     In the Merger, all the outstanding shares of Common Stock, $25.00 par value, of BancSecurity (the "BancSecurity Common") will be converted into shares of Common Stock, $1.00 par value, of F&M ("F&M Common") according to an exchange ratio (the "Exchange Ratio") determined pursuant to the provisions of the Agreement and Plan of Merger (the "Agreement") among F&M, BancSecurity and Acquisition Corp.

     Under the Agreement, and subject to certain conditions and adjustments, the Exchange Ratio for each of the 38,726 issued and outstanding shares of BancSecurity Common Stock is the number of shares of F&M Common Stock determined by dividing (i) $145 million by (ii) the average closing price (the "Average Price") of F&M Common on the NASDAQ Stock Market over the last thirty trading days in which trading occurs ending at the end of the third trading day immediately preceding the closing of the Merger, then (iii) dividing the result by the 38,726 outstanding shares of BancSecurity Common; provided that if the Average Price is equal to or less than $35.80 or equal to or greater than $40.00, then the number of shares of F&M Common to be issued in the Merger will not need to be increased or decreased, as the case may be; and provided further that in the event the Average Price is less than $32.00, then BancSecurity can choose to terminate the Agreement unless the number of shares of F&M Common issued in the Merger is increased to an aggregate value of at least $129.6 million (or $3,346.59 per share).

     At May 1, 1998, the Average Price would have exceeded $40.00. Thus, the Exchange Ratio for each share of BancSecurity Common would have been 93.6064 (i.e., $145 million divided by $40.00, divided by 38,726). If the Average Price had been $35.80 or below (but at least $32.00), the Exchange Ratio would have been 104.5881, if the Average Price had been between $35.80 and $40.00, the Exchange Ratio would have varied between those numbers as described herein.

     FOR CERTAIN RISKS FACTORS RELATING TO THIS OFFERING, SEE "RISK FACTORS" BEGINNING AT PAGE 15 HEREIN.

     No person has been authorized in connection with this offering to give any information or to make any representations other than contained, or incorporated by reference, in this Joint Proxy Statement/Prospectus.

     The Joint Proxy Statement/Prospectus also relates to the proposed amendment to the F&M Articles of Incorporation to increase the number of authorized shares of F&M Common that F&M is authorized to issue from twenty million shares to fifty million shares, which matter is being voted upon solely by F&M shareholders.

     The date of this Joint Proxy Statement/Prospectus is May __, 1998, and this Joint Proxy Statement/Prospectus is first being mailed to BancSecurity and F&M shareholders on or about May 27, 1998.

                                  ------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATIONS OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY F&M, BANCSECURITY, OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF F&M OR BANCSECURITY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              AVAILABLE INFORMATION

     F&M is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by F&M with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Also, the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants (such as F&M) that file electronically with the Commission. In addition, because F&M Common is traded on the NASDAQ Stock Market, material filed by F&M can be inspected at the offices of National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006.

     F&M has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities to be issued pursuant to or as contemplated by the Agreement. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained at the addresses set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated in this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Joint Proxy Statement/Prospectus incorporates by reference certain documents of F&M that are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner, to whom a Joint Proxy Statement/Prospectus is delivered, upon written or oral request of such person. Requests should be directed to F&M Bancorporation, Inc., One Bank Avenue, Kaukauna, Wisconsin 54130 (telephone 920/766-1717), Attn: Corporate Secretary.

     The following documents filed with the Commission by F&M pursuant to the Exchange Act are incorporated by reference in this Prospectus:

     (i) F&M's Annual Report on Form 10-K for the year ended December 31, 1997, as amended (the "F&M 1997 10-K");
     (ii) F&M's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (the "F&M 3/31/98 10-Q"); and

     (iii) The description of F&M Common included in Item 11 to F&M's Registration Statement on Form 10, as amended by Post-Effective Amendment No. 2 thereto filed September 16, 1993.

All reports and definitive proxy or information statements filed by F&M pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus shall be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus from the date of the filings of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, TO F&M BANCORPORATION, INC., ONE BANK AVENUE, KAUKAUNA, WISCONSIN 54130 (TELEPHONE 920/766-1717), ATTN: CORPORATE SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY JUNE 22, 1998.

                              TABLE OF CONTENTS

                                                                                       Page No.

AVAILABLE INFORMATION.........................................................................2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................................2

GENERAL INFORMATION...........................................................................6
     BancSecurity Special Meeting.............................................................7
     F&M Special Meeting......................................................................8

SUMMARY.......................................................................................9
     Purposes of the BancSecurity Special Meeting and F&M Special Meeting.....................9
     Parties  ................................................................................9
     The Merger...............................................................................9
     Conversion of BancSecurity Common.......................................................10
     Federal Income Tax Consequences.........................................................10
     Comparison of F&M Common with BancSecurity Common.......................................10
     Required Vote for Merger................................................................11
     Dissenters' Appraisal Rights............................................................11
     Interests of BancSecurity Management; Management after the Merger.......................12
     Accounting Treatment....................................................................12
     Recommendations of BancSecurity and F&M Directors.......................................12
     Comparative Unaudited Per Share Data....................................................13

RISK FACTORS.................................................................................15

THE MERGER...................................................................................18
     Reasons for the Merger and Board Recommendations........................................18
     Negotiation of Terms....................................................................21
     Terms of Merger.........................................................................22
     Conversion of BancSecurity Common into F&M Common.......................................22
     Effective Time of the Merger............................................................24
     Distribution of F&M Common..............................................................24
     Opinion of BancSecurity's Financial Advisor.............................................24
     Conditions to the Merger................................................................30
     Waiver, Amendment or Termination........................................................31
     Interests of BancSecurity Management; Management after the Transaction..................31
     Federal Income Tax Consequences.........................................................31
     Resale of F&M Common....................................................................32
     Accounting Treatment....................................................................32

RIGHTS OF DISSENTING SHAREHOLDERS OF BANCSECURITY............................................33

MARKET INFORMATION AND DIVIDENDS.............................................................35
     F&M      ...............................................................................35
     BancSecurity............................................................................36

F&M SELECTED FINANCIAL INFORMATION...........................................................37

F&M BANCORPORATION, INC......................................................................38
     Other Pending Acquisition...............................................................38

BANCSECURITY SELECTED CONSOLIDATED FINANCIAL DATA............................................39

BANCSECURITY MANAGEMENT'S DISCUSSION AND ANALYSIS
     OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION........................................40
     FIRST QUARTER -- 1998 COMPARED WITH 1997................................................40
     1997 COMPARED WITH 1996 AND 1995........................................................44
     YEAR 2000...............................................................................61
     RECENT ACCOUNTING DEVELOPMENTS..........................................................61

BANCSECURITY CORPORATION.....................................................................63
     General  ...............................................................................63
     Management..............................................................................64
     Share Ownership.........................................................................65

INFORMATION AS TO SECURITIES.................................................................66
     F&M Common..............................................................................66
     BancSecurity Common.....................................................................67
     Comparison of F&M Common with BancSecurity Common.......................................68

PROPOSED AMENDMENT TO F&M'S ARTICLES OF INCORPORATION
     REGARDING AUTHORIZED SHARES.............................................................68

OTHER MATTERS................................................................................69

SHAREHOLDER PROPOSALS........................................................................69

LEGAL OPINIONS...............................................................................69

EXPERTS/AUDITORS.............................................................................70

INDEX TO FINANCIAL STATEMENTS................................................................71

FAIRNESS OPINION OF HOVDE FINANCIAL, INC.............................................Appendix A
TEXT OF DIVISION XIII OF THE IOWA BUSINESS CORPORATION ACT...........................Appendix B
TEXT OF AGREEMENT AND PLAN OF MERGER.................................................Appendix C

                               GENERAL INFORMATION

         This Joint Proxy Statement/Prospectus is being furnished to the shareholders of BancSecurity in connection with the solicitation of proxies on behalf of the BancSecurity Board of Directors to be voted at the Special Meeting of Shareholders of BancSecurity to be held on June 29, 1998 and at any adjournment thereof (the "BancSecurity Special Meeting"). This Joint Proxy Statement/Prospectus is also being furnished to the shareholders of F&M in connection with the solicitation of proxies on behalf of F&M's Board of Directors to be voted at the Special Meeting of Shareholders of F&M to be held on June 29, 1998 and at any adjournment thereof (the "F&M Special Meeting"). (The BancSecurity Special Meeting and the F&M Special Meeting are sometimes referred to herein together as the "Meetings.") The purpose of the BancSecurity Special Meeting and of this solicitation is to obtain BancSecurity Shareholder action with regard to the approval of an Agreement and Plan of Merger, dated as of December 1, 1997, by and among BancSecurity, F&M and Acquisition Corp. (the "Agreement"). The purpose of the F&M Special Meeting and of this solicitation is to obtain F&M Shareholder action with regard to (i) approval of the Agreement, and (ii) approval of the amendment (the "Amendment") to the F&M Articles of Incorporation (the "Articles") to increase the number of authorized shares of F&M Common that F&M is authorized to issue from twenty million (20,000,000) shares to fifty million (50,000,000) shares.

         The Agreement provides for the acquisition of BancSecurity by F&M, effected through the merger (the "Merger") of Acquisition Corp., a wholly-owned subsidiary of F&M, into BancSecurity. Each outstanding share of BancSecurity Common, $25.00 par value ("BancSecurity Common"), except shares for which dissenters' rights are validly exercised, will be converted into shares of F&M Common Stock, $1.00 par value ("F&M Common"), according to an exchange ratio (the "Exchange Ratio") set forth in the Agreement. See "The Merger."

         Under the Agreement, and subject to certain conditions and adjustments, the Exchange Ratio for each of the 38,726 issued and outstanding shares BancSecurity Common, is the number of shares of F&M Common determined by dividing (i) $145 million by (ii) the average closing price (the "Average Price") of F&M Common on the NASDAQ Stock Market over the last thirty trading days in which trading occurs ending at the end of the third trading day immediately preceding the closing of the Merger, then (iii) dividing the result by the 38,726 outstanding shares of BancSecurity Common. However, if the Average Price is equal to or less than $35.80 or equal to or greater than $40.00, then the number of shares of F&M Common to be issued in the Merger will not need to be increased or decreased, as the case may be; and provided further that in the event the Average Price is less than $32.00, then BancSecurity can choose to terminate the Agreement unless the number of shares of F&M Common issued in the Merger is increased to an aggregate value of at least $129.6 million (or $3,346.59 per share).

         At May 1, 1998, the Average Price would have exceeded $40.00. Thus, the Exchange Ratio for each share of BancSecurity Common would have been 93.6064 (i.e., $145 million divided by $40.00, divided by 38,726). If the Average Price had been $35.80 or below (but not less than $32.00), the Exchange Ratio would have been 104.5881, if the Average Price had been between $35.80 and $40.00, the Exchange Ratio would have varied between those numbers as described herein.

         See "The Merger-Conversion of BancSecurity Common into F&M Common".

         Consummation of the Merger is subject to the satisfaction of several conditions, including approval by the shareholders of BancSecurity at the BancSecurity Special Meeting, approval by F&M shareholders at the F&M Special Meeting, and approval by the Board of Governors of the Federal Reserve System (the "FRB") and the Iowa Division of Banking (the "Division"). See "The Merger--Conditions to the Merger." The FRB approved the Merger on February 19, 1998, and the Division approved it on February 20, 1998. It is expected that the Merger will be consummated in June 1998, shortly after the Meetings.

         The cost of solicitation of proxies will be borne by each party with respect to the BancSecurity Special Meeting and the F&M Special Meeting. However, because this Joint Proxy Statement/Prospectus also constitutes a disclosure document with respect to F&M Common, F&M paid the costs and expenses of the preparation hereof. In addition to solicitation by mail, directors, officers and employees of BancSecurity or F&M may solicit proxies by telephone or personal contact, but will receive no additional compensation for such services.

         The information contained in this Joint Proxy Statement/Prospectus concerning BancSecurity and F&M has been supplied by each of them, respectively. This Joint Proxy Statement/Prospectus is being mailed to F&M and BancSecurity shareholders on or about May 27, 1998.

BancSecurity Special Meeting

         In order to approve the Merger transaction described herein, the affirmative vote of holders of not less than three-quarters of the outstanding shares of BancSecurity Common entitled to be cast must be received at the BancSecurity Special Meeting. The Iowa Business Corporation Act (the "IBCA") affords those shareholders of BancSecurity who properly exercise their right to dissent from the Merger, in accordance with the statutory proce dures, the right to receive payment of the "fair value" of their shares in cash. See "Rights of Dissenting Shareholders of BancSecurity" herein and Appendix B hereto.

         Each shareholder of record of BancSecurity Common at the close of business on May 8, 1998, will be entitled to one vote for each share of BancSecurity Common registered in such shareholder's name. At that date, there were 38,726 shares of BancSecurity Common issued and outstanding, all of which are entitled to vote; a majority of outstanding shares constitutes a quorum.

         Shares represented at the BancSecurity Special Meeting by a properly executed proxy will be voted in accordance with the specification made on the proxy; if no specification is made, such shares will be voted FOR approval of the Agreement and the Merger. Abstentions will be treated as shares present for purposes of determining the presence of a quorum; however, because of the requirement that the Merger be approved by holders of 75% of the outstanding shares of BancSecurity Common, abstentions and non-voting shares will have the effect of votes AGAINST the Merger. Any shareholder submitting a proxy has the right to revoke the proxy at any time before it is voted by giving written notice to the Secretary of BancSecurity, by giving oral notice to the presiding officer during the BancSecurity Special Meeting that the shareholder intends to vote in person, or by submitting a subsequently dated proxy. Attendance by a shareholder at the BancSecurity Special Meeting will not in and of itself constitute revocation of a proxy.

         The Board of Directors of BancSecurity has received an opinion (the "Fairness Opinion") of Hovde Financial, Inc. ("Hovde") as of the date of this Joint Proxy Statement/Prospectus that the Exchange Ratio is fair, from a financial point of view, to BancSecurity shareholders. The Fairness Opinion is attached hereto as Appendix A. See "The Merger--Opinion of BancSecurity's Financial Advisor".

         THE BOARD OF DIRECTORS OF BANCSECURITY UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER, THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AS IT BELIEVES THEM TO BE IN THE BEST INTERESTS OF BANCSECURITY AND ITS SHAREHOLDERS.

         The BancSecurity Board of Directors does not intend to present any other matter before the BancSecurity Special Meeting. By law, the only business that may be conducted at a special meeting of shareholders is the business described in the notice of meeting.

F&M Special Meeting

         F&M Shareholders of record at the close of business on May 8, 1998, will be entitled to one vote on each matter presented for each outstanding share held (the "F&M Record Date"). The list of shareholders of record entitled to notice of and to vote at the meeting will be available for inspection by any shareholder at the Corporation's principal office at One Bank Avenue, Kaukauna, Wisconsin, prior to the meeting and will also be available at the meeting. As of May 8, 1998, there were 9,910,591 shares of F&M Common outstanding. This is F&M's only class of stock outstanding. Any shareholder entitled to vote may vote either in person or by a duly-authorized proxy. A majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on that matter.

         Under NASDAQ Stock Market listing requirements, an affirmative vote of holders of majority of the shares of F&M Common present, in person or by proxy, and entitled to vote at the F&M Special Meeting, is required to approve the issuance of shares of F&M Common pursuant to the Merger. Presence, in person or by proxy, of the holders of a majority of the outstanding shares of F&M Common constitutes a quorum at the F&M Special Meeting. Shareholders of F&M do not have dissenter's rights under the Wisconsin Business Corporation Law ("WBCL") in this matter.

         Under the F&M Articles, an affirmative vote of holders of a majority of the outstanding shares of F&M Common outstanding at the F&M Record Date is required to adopt the Amendment to the Articles to increase the number of the authorized shares of F&M Common that F&M is authorized to issue to fifty million shares from twenty million shares.

         Shares represented at the F&M Special Meeting by properly executed proxy will be voted in accordance with the specification made on the proxy; if no specification is made, such shares will be voted FOR approval of each of the Merger and the Amendment. Abstentions will be treated as present for purposes of determining the presence of a quorum, but will have the effect of votes AGAINST the Merger and AGAINST the Amendment. Broker non-votes (proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners entitled to vote shares as to the matter) will not be treated as present for determining a quorum or for determining the vote on those matters. Any shareholder submitting a proxy has the right to revoke the proxy at any time before it is voted by giving written notice to the secretary of F&M, by giving oral notice to the presiding officer during the F&M Special Meeting that the shareholder intends to vote in person, or by submitting a subsequently dated proxy. Attendance by a shareholder at the F&M Special Meeting will not in and of itself constitute revocation of a proxy.

         THE BOARD OF DIRECTORS OF F&M UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER, AS IT BELIEVES THE MERGER TO BE IN THE BEST INTERESTS OF F&M AND ITS SHAREHOLDERS AND APPROVAL OF THE AMENDMENT.

         The F&M Board of Directors does not intend to present any other matters before the Special Meeting.

                                     SUMMARY

         The following is a brief summary of certain information contained in this Joint Proxy Statement/ Prospectus. This summary is intended merely to supply pertinent facts and highlights of the material contained or incorporated in reference in this Joint Proxy Statement/Prospectus. The information contained in this summary is qualified by reference to more detailed information contained elsewhere, or incorporated by reference, in this Joint Proxy Statement/Prospectus. Unless otherwise indicated, all F&M financial and other stock-related data in this Joint Proxy Statement/Prospectus have been restated to give retroactive effect to F&M's 10% stock dividends in June 1996 and 1997.

Purposes of the BancSecurity Special Meeting and F&M Special Meeting

         Shareholders of BancSecurity and F&M are being asked to approve the acquisition of BancSecurity by F&M through the Merger of Acquisition Corp. into BancSecurity pursuant to the Agreement. In addition, shareholders of F&M are being asked to approve the Amendment to the F&M Articles.

Parties

         BancSecurity, an Iowa corporation, and F&M, a Wisconsin corporation, are registered bank holding companies subject to supervision and regulation by the FRB under the Federal Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). Security Bank Jasper - Poweshiek, Security Bank, Marshalltown, and Story County Bank & Trust (together the "BancSecurity Banks"), wholly-owned subsidiaries of BancSecurity, are Iowa state banks subject to the supervision of the Division and the FDIC.

         BancSecurity, which has its principal executive offices at 11 N. First Avenue, P.O. Box 370, Marshalltown, Iowa 50158-0370 (telephone: 515/754-5500), had total consolidated assets of $545 million at March 31, 1998. BancSecurity is a three bank holding company which owns 100% of the BancSecurity Banks' stock. The BancSecurity Banks have 14 full service offices in Iowa.

         F&M, which has its principal executive offices at One Bank Avenue, Kaukauna WI 54130 (telephone: 920/766-1717), had total consolidated assets of almost $1.7 billion at March 31, 1998. F&M subsidiaries have 65 bank offices in Wisconsin and one bank office in Minnesota; F&M also has a trust company subsidiary. In addition to its proposed acquisition of BancSecurity, F&M has agreed to acquire Financial Management Services of Jefferson, Inc. ("Jefferson"), a one-bank holding company in south-central Wisconsin owning The Farmers and Merchants Bank of Jefferson ("FMBJ"), with total assets of $99.7 million at December 31, 1997.

         Acquisition Corp., which shares its principal executive offices with F&M, is a wholly-owned subsidiary of F&M organized to effect the transaction.

         See "F&M Bancorporation, Inc." and "BancSecurity Corporation."

The Merger

         The Agreement provides for the acquisition of BancSecurity by F&M through the Merger of Acquisition Corp. into BancSecurity, the surviving corporation. F&M will provide newly-issued shares of F&M Common to holders of BancSecurity Common, upon conversion of their shares in the Merger. See "The Merger" and the text of the Agreement at Appendix C hereto.

Conversion of BancSecurity Common

         In the Merger, shares of BancSecurity Common will be converted into shares of F&M Common, in accordance with the Exchange Ratio set forth in the Agreement. No fractional shares of F&M Common will be issued in the Merger. In lieu of the issuance of fractional shares of F&M Common in the Merger, cash adjustments will be paid to holders thereof in accordance with the Exchange Ratio set forth in the Agreement.

         Under the Agreement, and subject to certain conditions and adjustments, the Exchange Ratio for each of the 38,726 issued and outstanding shares of BancSecurity Common is the number of shares of F&M Common determined by dividing
(i) $145 million by (ii) the average closing price (the "Average Price") of F&M Common on the NASDAQ Stock Market over the last thirty trading days in which trading occurs ending at the end of the third trading day immediately preceding the closing of the Merger, then (iii) dividing the result by the number of shares of BancSecurity Common then outstanding. However, if the Average Price is equal to or less than $35.80 or equal to or greater than $40.00, then the number of shares of F&M Common to be issued in the Merger will not need to be increased or decreased, as the case may be; and provided further that in the event the Average Price is less than $32.00, then BancSecurity can choose to terminate the Agreement unless the number of shares of F&M Common issued in the Merger is increased to an aggregate value of at least $129.6 million (or $3,346.59 per share).

         At May 1, 1998, the Average Price would have exceeded $40.00. Thus, the Exchange Ratio for each share of BancSecurity Common would have been 93.6064 (i.e., $145 million divided by $40.00, divided by 38,726). If the Average Price had been $35.80 or below (but not less than $32.00), the Exchange Ratio would have been 104.5881, if the Average Price had been between $35.80 and $40.00, the Exchange Ratio would have varied between those numbers as described herein.

         See "Comparative Unaudited per Share Data" below, "The
Merger--Conversion of BancSecurity Common into F&M Common" and "Market Prices and Dividends--F&M."

Federal Income Tax Consequences

         The transaction contemplated by the Agreement is intended to constitute a reorganization resulting in no recognizable gain or loss for federal income tax purposes by those BancSecurity Common shareholders who receive solely shares of F&M Common (other than cash in lieu of fractional share interests) in exchange for their shares of BancSecurity Common (a "Reorganization"). Assuming that the Merger is consummated as contemplated in this Joint Proxy Statement/Prospectus, F&M believes, and has obtained an opinion of counsel, that the Merger will constitute such a Reorganization. The receipt of cash by BancSecurity shareholders upon exercise of their dissenters' rights will be a taxable transaction.

         The parties have not sought any rulings from the Internal Revenue Service that the transaction constitutes a Reorganization. It is a condition to BancSecurity's obligations under the Agreement, however, that it receive an opinion of counsel that the transaction will be treated as a Reorganization, and it is expected that McCarty, Curry, Wydeven, Peeters & Haak, LLP, counsel to F&M, will issue that opinion. See "The Merger--Federal Income Tax Consequences."

Comparison of F&M Common with BancSecurity Common

         BancSecurity is organized under the IBCA and F&M is organized under the WBCL, the provisions of which determine, respectively, the rights of holders of common stock of each corporation, except as otherwise permissibly provided in their respective Articles of Incorporation or Bylaws, or by their respective Boards of

Directors. While the rights of both corporations' shareholders are substantially similar, there are also important differences. Under Section 180.0622(b) of the WBCL, as judicially interpreted, shareholders have statutory liability for certain unpaid indebtedness to employees for services rendered; no similar statutory liability exists under the IBCA. There are also differences in the shareholder vote required for certain important transactions. See "Information as to Securities--Comparison of F&M Common with BancSecurity Common."

         In addition to the differences between F&M Common and BancSecurity Common themselves, differences exist in their trading markets. F&M Common is traded on the NASDAQ Stock Market, while the trading market for shares of BancSecurity Common has been limited.

Required Vote for Merger

         The affirmative vote of holders of not less than three-quarters of the outstanding shares of BancSecurity Common entitled to be cast is required to approve and adopt the Agreement. In addition, the affirmative vote of holders of not less than a majority of the outstanding shares of F&M Common present, in person or by proxy, and entitled to vote at the F&M Special Meeting is required to approve the issuance of shares of F&M Common pursuant to the Merger.

         As of May 8, 1998, directors and executive officers of BancSecurity beneficially owned an aggregate of 7,826 shares of BancSecurity Common, or 20.2% of the outstanding shares of BancSecurity Common entitled to vote at the BancSecurity Special Meeting. As of May 8, 1998, directors and executive officers of F&M beneficially owned an aggregate of 550,808 shares of F&M Common or 5.5% of the outstanding shares of F&M Common entitled to vote at the F&M Special Meeting. Such persons have indicated that they intend to vote FOR the Merger and the issuance of the shares of F&M Common in the Merger, respectively. The directors and executive officers of F&M, and their affiliates, do not own any shares of BancSecurity Common. The directors and executive officers of BancSecurity do not own any shares of F&M Common. See "General Information" and "BancSecurity Corporation, Inc.--Share Ownership."

Dissenters' Appraisal Rights

         Any shareholder or beneficial shareholder of BancSecurity who complies with the procedural requirements of the IBCA in exercising his or her dissenters' rights will be entitled to receive cash in the amount of the "fair value" of his or her shares as determined pursuant to the exercise of such rights, instead of shares of F&M Common as contemplated by the terms of the Agreement. Failure to comply with each of the detailed statutory procedural requirements may result in a loss of such appraisal rights. A condition, which can be waived by F&M and Acquisition Corp., to their obligation to conclude the transaction is that holders of less than 10% of the issued and outstanding BancSecurity Common will have elected to exercise such rights. See "The Merger--Conditions to the Merger," "Rights of Dissenting Shareholders of BancSecurity" and the statutory provisions set forth in Appendix B to this Joint Proxy Statement/Prospectus.

         If a BancSecurity shareholder fails to perfect his or her dissenters' rights by failing strictly to comply with the applicable statutory requirements, he or she will be bound by the terms of the Agreement. An executed proxy on which no voting direction is made will be voted FOR approval of the Merger, so a dissenting shareholder who wishes to have his or her shares represented by a proxy at the BancSecurity Special Meeting but preserve his dissenters' rights must mark his or her proxy card either to vote against the Merger or to abstain from voting thereon, in addition to complying with the other requirements as described herein.

         Holders of F&M Common do not have dissenters' rights under the WBCL with respect to the matter being voted upon at the F&M Special Meeting.

Fairness Opinion

         Hovde has delivered to the Board of Directors of BancSecurity its written opinion dated the date hereof, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of BancSecurity Common. The full text of the Fairness Opinion, which sets forth material assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Appendix A hereto. BANCSECURITY SHAREHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. See "The Merger-Opinion of BancSecurity's Financial Advisor."

Interests of BancSecurity Management; Management after the Merger

         Executive officers and directors of BancSecurity, as a group, own approximately 20.2% of the outstanding shares of BancSecurity Common. Those shares are entitled to participate in the Merger consideration to the same extent as other outstanding shares of BancSecurity Common. The parties do not contemplate the execution, revision or extension of any employment or other compensatory agreements with members of BancSecurity management in connection with the proposed Merger, although BancSecurity employees will become eligible for participation in F&M employee plans on the same terms as other F&M employees and existing employment agreements will remain in place.

         Upon consummation of the Merger, F&M initially expects to continue to operate the BancSecurity Banks as subsidiaries of BancSecurity under the direction and general policies of F&M, BancSecurity and the Banks' boards of directors. It is further anticipated that F&M's President and CEO, John W. Johnson, or an F&M designee, will be elected to and serve as a member of the board of directors of BancSecurity. As with all of F&M's subsidiary banks, F&M will perform certain functions and provide certain services for the BancSecurity Banks, and the BancSecurity Banks will pay F&M a management fee therefor.

         The Agreement provides that immediately following the Merger, and subject to certain conditions, Ronald E. Fenton, President of BancSecurity, will be added to the Board of Directors of F&M for a three year term ending in 2001.

         See "The Merger -- Interests of BancSecurity Management; Management after the Merger."

Accounting Treatment

         F&M intends to account for the acquisition of BancSecurity by using the pooling of interests method of accounting.

Recommendations of BancSecurity and F&M Directors

         THE BOARDS OF DIRECTORS OF BOTH BANCSECURITY AND F&M UNANIMOUSLY RECOMMEND APPROVAL OF THE MERGER, THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. See "The Merger--Reasons for the Merger."

Comparative Unaudited Per Share Data

         The following table sets forth for F&M Common and BancSecurity Common certain unaudited historical, pro forma and pro forma equivalent per share financial information for the quarters ended March 31, 1998 and 1997 and each of the three years ended December 31, 1997, 1996 and 1995. The information presented herein should be read in conjunction with the financial statements and other information, appearing elsewhere in this Joint Proxy Statement/Prospectus.

                                                As of and for the quarters               As of and for the years
                                                     ended March 31,                        ended December 31,
                                               ----------------------------      ------------------------------------
                                                    1998             1997           1997          1996         1995
                                                    ----             ----           ----          ----         ----
F&M
Net Income per Share (basic) (1):
    Historical...............................  $    0.56         $   0.48        $    2.09     $    1.73     $   1.59
    Pro forma (2):
    Assuming $40.00 Average Price............       0.54             0.49             1.75          1.77         1.61
    Assuming $35.80 Average Price............       0.53             0.47             1.70          1.71         1.56
Dividends per Share:
    Historical...............................  $    0.22         $  0.182        $   0.764     $   0.607     $  0.496
    Pro forma (3)............................       0.22            0.182            0.764         0.607        0.496
Shareholders' Equity per Share:
    Historical...............................  $   15.83             *           $   15.26           *            *
    Pro forma (2):
    Assuming $40.00 Average Price............      15.64                             15.02
    Assuming $35.80 Average Price............      15.16                             14.55
BANCSECURITY
Net Income per Share (basic) (1):
    Historical...............................  $   47.35         $  47.91        $   78.92     $  174.43     $ 155.65
    Pro forma equivalent (4):
    Assuming $40.00 Average Price............      50.55            45.87           163.81        165.68       150.71
    Assuming $35.80 Average Price............      55.43            49.16           177.80        178.85       163.16
Dividends per Share:
    Historical...............................  $   10.75            -0-          $   43.00     $   38.50     $  34.25
    Pro forma equivalent (4):
    Assuming $40.00 Average Price............  $   20.59         $  17.04        $   71.52     $   56.82     $  46.43
    Assuming $35.80 Average Price............      23.01            19.04            79.91         63.48        51.88
Shareholders' Equity per Share:
    Historical...............................  $1,414.58              *          $1,345.08           *            *
    Pro forma equivalent (4):
    Assuming $40.00 Average Price............   1,464.00                          1,405.97
    Assuming $35.80 Average Price............   1,585.56                          1,521.76

----------------


(1) Before extraordinary items and cumulative effect of change in accounting principles.
(2) Giving effect to F&M's proposed merger with BancSecurity; does not give effect to F&M's other pending acquisition.
(3) The F&M pro forma dividends per share amounts represent historical dividends per share, restated for prior stock dividends.
(4) The BancSecurity pro forma equivalent per share amounts are calculated by multiplying the F&M pro forma per share amounts by assumed Exchange Ratios of 93.6064 and 104.5881 shares of F&M Common for each share of BancSecurity Common, which are the minimum Exchange Ratio, the approximate Exchange Ratio at March 31, 1998 and the maximum Exchange Ratio (without further adjustments); see "The Merger--Conversion of BancSecurity Common into F&M Common." The actual Exchange Ratio may be higher or lower, and will depend upon the average trading price of F&M Common prior to the Merger and BancSecurity's equity preceding closing (which have not yet been finally determined).
*    Presented only at March 31, 1998 and December 31, 1997.

         The following table presents historical data on a per common share basis for F&M and BancSecurity, and equivalent per common share basis for BancSecurity, as of the last trading date preceding the first public announcement of the proposed Merger and as of a recent date.

                                                                               BancSecurity
                                                                 ----------------------------------
                                                                                         Per Share
                                                 F&M                                     Equivalent
                                             Historical          Historical (1)          Basis (2)
                                             ----------          --------------          ---------
Market Value Per Share as of:
    December 1, 1997 ................          $37.125               $1,450              $3,744.25
    May 18, 1998.....................          $ 41.25               $1,450              $3,861.26

------------------

(1) Trading in shares of BancSecurity Common is infrequent, and there is no independent market with respect to such shares. There has been only a limited number of transactions in shares of BancSecurity Common. The indicated price represents the last sales price of BancSecurity Common of which BancSecurity is aware; the transaction constituted a repurchase of 24 shares by BancSecurity on September 4, 1997. See "Market Information and Dividends - BancSecurity."

(2) The BancSecurity pro forma equivalent per share amount is calculated by multiplying the F&M historical market value by assumed Exchange Ratios of 100.8553 shares and 93.6064 shares, respectively, of F&M Common for each share of BancSecurity Common, which are the approximate Exchange Ratio at the dates shown in the table; see "The Merger--Conversion of BancSecurity Common into F&M Common." The actual Exchange Ratio may be higher or lower, and will depend upon the average trading price of F&M Common prior to the Merger and BancSecurity's equity preceding closing (which have not yet been finally determined).

         The following table presents equivalent market values for one share of BancSecurity Common in shares of F&M Common which BancSecurity would receive assuming various average F&M Common market prices at Closing:

                                  Assumed F&M               Equivalent per
                              Common Average Price          BancSecurity Share
                              --------------------          ------------------
                                     $30.00                    $3,346.59
                                     $32.00                    $3,346.59
                                     $34.00                    $3,555.75
                                     $36.00                    $3,744.25
                                     $38.00                    $3,744.25
                                     $40.00                    $3,744.25
                                     $42.00                    $3,931.47

At the date hereof, the Average Price of F&M Common was over $40.00 per share, although there can be no assurance it will be so as of the dates the Exchange Ratio is determined. Prior to the BancSecurity Special Meeting, BancSecurity shareholders desiring a current estimate of the Exchange Ratio may call (collect) Marsha Gaskill at (515) 754-5545.

                                  RISK FACTORS

         In evaluating the Merger, BancSecurity shareholders should consider carefully the following factors, along with the other information contained or incorporated by reference in this Joint Proxy Statement/Prospectus, in connection with approval of the Merger and the potential acquisition of shares of F&M Common.

         Acquisitions

         Since its inception, F&M has experienced substantial growth through acquisitions of other financial institutions. F&M's strategy to continue to make acquisitions is dependent upon its ability to identify potential targets for acquisition and consummate transactions on terms acceptable to F&M.

         Also, F&M's future success is dependent in part upon its ability to integrate the operations of, and manage over time, acquired financial institutions. F&M has acquired 13 financial institutions or offices within the past four years, including one acquisition in 1995, four in 1996, six in 1997 and two to date in 1998. F&M has one acquisition pending in addition to the acquisition of BancSecurity.

         The acquisition of BancSecurity would be the largest acquisition for F&M both in consideration paid and assets acquired. In addition, it would be F&M's first large acquisition outside of Wisconsin. Factors such as the size of BancSecurity's operations, the more remote location of the BancSecurity Banks from F&M's principal executive offices, and the need to manage substantial banking operations in another state could combine to make the BancSecurity acquisition transition more challenging for F&M than was the case in past acquisitions.

         Competition

         Banks, including the F&M subsidiary banks (the "F&M Banks") and the BancSecurity Banks proposed to be acquired, actively compete with other financial institutions and businesses in both attracting and retaining deposits and making loans. Financial institution competitors include banks, savings banks, savings and loan associations and credit unions. Other business competitors include insurance companies, securities brokerage firms, trust companies and investment management firms. While F&M believes it has a competitive advantage because many of its bank office locations represent the only commercial bank office in their community, competition with other financial institutions and businesses, as well as the pricing levels of their products and services, can affect the Banks' ability to obtain and retain customers.

         F&M also faces competition in seeking institutions to acquire. Wisconsin has recently experienced a significant consolidation of its banking industry, and many large holding companies with greater resources than F&M (including several out-of-state holding companies) are actively pursuing acquisitions in Wisconsin. Similar conditions affect acquisition opportunities in other nearby states such as Minnesota and Iowa. This competition affects the available acquisition opportunities for F&M and can affect the costs of such acquisitions.

         Need for Technological Change

         The banking industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. While F&M's community banking strategy stresses "traditional" personal service, F&M's future success will depend in part on its ability to address the needs of its customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in F&M's Banks' operations. Many of F&M's competitors have substantially greater resources to invest in technological improvements.

         Like other financial institutions, F&M must assure that its computer and other systems are "year 2000 compliant" (meaning capable of operating, and accurately recognizing dates and processing information, in and after the year
2000). To help assure that F&M's systems are year 2000 compliant on a timely basis, F&M began a focused compliance program, and has designated an F&M employee to coordinate F&M's year 2000 compliance efforts. As part of that effort, F&M is monitoring year 2000 compliance efforts by its suppliers, because many of F&M's affected systems (such as data processing) are contracted from third parties and a significant part of F&M being year 2000 compliant requires such compliance by the third parties. Based in part upon information from these third parties, F&M currently believes that it will be year 2000 compliant on a timely basis to avoid material operational disruptions and to comply with the requirements of its regulators. To date, F&M has not identified material expenditures which will be required to become year 2000 compliant. However, there can be no assurance that such operational difficulties or expenditures will not be identified or experienced in the future.

         Banking Industry

         The banking industry is highly regulated by both federal and state regulatory authorities. Regulation includes, among other things, capital reserve requirements, dividend limitations, limitations on products and services offered, geographical limits, consumer credit regulations, community investment requirements and restrictions on transactions with affiliated parties. Financial institution regulation has been the subject of significant legislation in recent years, may be the subject of further significant legislation in the future, and is not within the control of F&M. This regulation substantially affects the business and financial results of all financial institutions and holding companies, including F&M and the Banks.

         F&M and BancSecurity, as members of the banking industry, are affected by general economic conditions, particularly as those conditions affect the Wisconsin and Iowa communities served by their respective Banks. A financial institution's earnings also depend to a large extent upon the relationship between the cost of funds (primarily deposits) and the yield on earning assets (loans and investments). This relationship, known as the interest rate margin, is subject to fluctuation and is affected by regulatory, economic and competitive factors which influence interest rates, the volume and rate of interest on interest-earning assets and interest-bearing liabilities, and the level of non-performing assets.

         Geographic Concentration

         The operations of F&M and the F&M Banks are concentrated in Wisconsin and neighboring states. Because of this geographic concentration, F&M may be more susceptible to economic factors specifically affecting this region than if its operations were diversified over a larger geographic area.

         F&M believes that the geographic area of its operations provides a mixed base of cities, smaller communities and rural areas, that the businesses within this area provide a diverse mix of manufacturing, service, retailing, agricultural and other businesses, which are not concentrated in any particular product or service line, and that individual customers also have a wide diversity of occupations. In recent years, the economic and business environment in the State of Wisconsin and nearby states has been relatively strong and stable, and the unemployment rate in the area has been low. The communities in which the F&M Banks are located range in population from almost 100,000 to less than 500. Although many of the communities in which F&M Banks are located are relatively small, they generally have diverse economies with representation from many industry groups. F&M does not believe that its market area is sensitive to developments in any particular industry or related groups of industries. However, there can be no assurance that the region's economic health will continue, that developments in any particular industry might not affect F&M, that diversity of market areas will continue or that a greater diversity could not be achieved over a wider geographical area or by investment in institutions with a more extensive geographical market area.

         Dependence on Officers

         F&M has historically been highly dependent on the services of its Chairman, Gail E. Janssen. F&M does not have an employment agreement with Mr. Janssen or maintain "key person" life insurance on Mr. Janssen. F&M has recently taken actions to reorganize operations on a regional basis and to augment its corporate staff to help support F&M's substantial growth, to place less dependence on any one individual, and to anticipate management succession. As part of these actions, F&M designated John W. Johnson, an F&M officer since 1994, as its President in July 1997 and Chief Executive Officer in November 1997.

         Cautionary Statement Regarding Forward-Looking Statements

         The discussions in this Joint Proxy Statement/Prospectus, and in the documents incorporated herein by reference, which are not historical statements (including those in the future tense or using terms such as "believe," "expect" and "anticipate") contain forward-looking statements that involve risks and uncertainties. F&M's actual future results could materially differ from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, F&M future lending and collection experience, the effects of acquisitions, competition from other institutions, changes in the banking industry and its regulation, needs for technological change, and other factors including those discussed above in "Risk Factors" and in F&M's Management's Discussion and Analysis (which is incorporated herein by reference from the F&M 1997 10-K and the F&M 3/31/98 10-Q) as well as those discussed elsewhere in this Joint Proxy Statement/Prospectus, the F&M 1997 10-K and the F&M 3/31/98 10-Q.

                                   THE MERGER

         The Agreement contains the representations, warranties and covenants of BancSecurity, F&M and Acquisition Corp., the conditions to the consummation of the Merger and other terms and provisions with respect to the Merger. The following is a brief description of matters relating to the Merger and provisions of the Agreement believed by F&M and BancSecurity to be material. The summaries herein of certain provisions of the Agreement do not purport to be complete statements thereof and are qualified in their entirety by reference to the text of the Agreement (excluding exhibits and schedules), a copy of which is appended hereto as Appendix C.

Reasons for the Merger and Board Recommendations

         The following discussions summarize all material factors considered by the respective Boards of Directors of BancSecurity and F&M in making their decisions to approve the Agreement and recommend the Merger.

         BancSecurity

         The Board of Directors of BancSecurity has concluded that the proposed Merger is in the best interest of BancSecurity and its shareholders. The principal factors considered by the BancSecurity Board of Directors in recommending the Merger are, in no particular order:

- Hovde's preliminary fairness opinion dated December 1, 1997 was, and Hovde's definitive Fairness Opinion attached hereto as Appendix A was expected to be, to the effect that, as of the dates thereof, the Exchange Ratio was fair, from a financial point of view, to the holders of BancSecurity Common. See "The Merger-Opinion of BancSecurity's Financial Advisor" and the Fairness Opinion attached hereto as Appendix A.
- F&M offered an acquisition price which was approximately 253% of BancSecurity's September 30, 1997 book value to holders of BancSecurity Common in a tax-free reorganization.
- Holders of BancSecurity Common will receive F&M Common which, unlike BancSecurity Common, has an active trading market.
- The Board of Directors of BancSecurity believes that F&M is a dynamic organization which has shown consistent growth in earnings, assets and stock appreciation in recent years.
- Affiliation with a larger holding company provides an opportunity to realize economies of scale and increased efficiencies of operations, to the benefit of shareholders and customers.
- The Board of Directors believes that an affiliation with a holding company such as F&M which emphasizes local autonomy is in the best interest of shareholders, as it enhances bank customer relationships and opportunities.
- The current and prospective economic and competitive environments facing BancSecurity and other financial institutions are characterized by consolidation and intensifying competition from both banks and nonbank financial services organizations.
- BancSecurity's business, its current financial condition and results of operations, its future prospects and the current and anticipated developments in the banking industry provided the basis for the Board's belief, based on familiarity with these matters, that the consideration to be received by BancSecurity's shareholders in the transaction fairly reflects BancSecurity's intrinsic value.

         In the Merger, BancSecurity Common shareholders will be given the opportunity to obtain stock in a larger and more diversified banking organization. Shares of F&M Common trade on the NASDAQ Stock Market, and have greater marketability than currently is the case for shares of BancSecurity Common. In general, past trading of BancSecurity Common has been isolated.

         FOR THESE REASONS, THE BOARD OF DIRECTORS OF BANCSECURITY UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT.

         The BancSecurity Board of Directors considered the possibility of significant changes in stock valuation during the time from the December 1, 1997 date of the Agreement to the date of the closing of the Merger. When negotiations were being concluded, the price of F&M Common was approximately $38 per share. In approving the Agreement, the Board of Directors of BancSecurity placed primary emphasis on preserving, to the extent feasible, the opportunity for the holders of BancSecurity Common to receive shares of F&M Common having an aggregate value of at least $129.6 million. The BancSecurity Board of Directors concluded that its right to terminate the transaction in the event that the holders of BancSecurity Common would receive shares of F&M Common having an aggregate value of less than $129.6 million would provide important protection to holders of BancSecurity Common. As part of the negotiation of the Agreement, it was agreed that the number of shares of F&M Common to be issued in the Merger would be fixed if the Average Price of F&M Common is equal to or less than $35.80 or equal to or more than $40.00. The Board of Directors determined that these price levels were reasonable based on advice from Hovde that such a price range was consistent with its experience in other such transactions and that the $129.6 million minimum aggregate value would be fair, from a financial point of view, to the holders of BancSecurity Common. The Board of Directors of BancSecurity recognized that a decline in the Average Price below $35.80 would be disadvantageous, but determined that the risk was limited because of its right to terminate the transaction unless the value of the shares of F&M Common to be issued in the Merger equaled at least $129.6 million. The Board of Directors of BancSecurity was also willing to accept this limitation because the Agreement preserved the opportunity for holders of BancSecurity Common to share on an unlimited basis in any appreciation beyond $40 per share in the value of the F&M Common to be issued in the Merger.

         F&M

         From F&M's standpoint, the combination of its business with that of BancSecurity will expand F&M's service area to additional markets in a new state in which F&M currently has no presence, on a significant scale due to BancSecurity's relatively large size for an independent financial institution and its number of office locations (14) in central Iowa. Based upon F&M's past experience, the acquisition of BancSecurity is also anticipated by F&M to help F&M achieve economies of scale by combining certain operations and creating additional efficiencies due to F&M's existing capacity to provide various services to additional subsidiary banks such as the Banks. However, F&M did not quantify particular expected cost savings. The acquisition is also expected to give F&M a "platform" for possible future growth in Iowa, which may provide opportunities in addition to those in F&M's traditional Wisconsin markets and a further diversification of markets.

         The F&M Board believes that the consideration to be paid to BancSecurity shareholders is fair, particularly in view of market conditions, BancSecurity's substantial presence in a new market area and other financial factors considered by the Board of Directors. In that regard, F&M's Board of Directors believes that, as a result of recent consolidations in the financial institutions industry, there are few remaining independent banks and holding companies in the Midwest of similar asset size to BancSecurity. The Board of Directors noted that the approximately $500 million asset size and 14 offices of BancSecurity would allow F&M to establish a new presence in the State of Iowa in a meaningful way, which would not be available in acquisitions of smaller entities. Therefore, the Board of Directors recognized that the BancSecurity acquisition had greater value compared to other acquisitions because of the advantages provided by its size.

         In considering the price, the Board wanted to recognize, but not overpay for, the value of the BancSecurity franchise. In reviewing financial aspects of the transaction, the Board was assisted by F&M executive officers and staff whose regular responsibilities and duties require them to analyze financial information as to potential acquisition candidates. Because of the significant number of F&M acquisitions in recent years, the

Board believed it was appropriate to proceed on the basis of an internal analysis rather than incurring the cost and expense of third party investment advice from an investment banker.

         In making its financial review, the Board focused on certain key indicators to assess whether the terms of the acquisition were acceptable, although the Board did not set any particular quantitative limits on ratios or make statistical studies as to these numbers; rather, it relied upon its overall impression of recent activity in Midwestern banking markets, and its impression (based on F&M's experience in acquiring other companies) of the level of consideration which would be necessary to obtain the deal. The Board also reviewed with F&M staff the results of the staff's due diligence reviews of BancSecurity.

         In that regard, the Board considered that the offer, at the $145 million level, represented 253% of BancSecurity's equity at September 30, 1997, which the Board believed was within an acceptable range of premiums and consistent with the 256% premium to the value at which F&M stock was then trading. In addition, the Board considered the multiple of consideration paid to earnings. In that regard, F&M's offer represented approximately 18.1x BancSecurity's estimated earnings for 1998, as compared to F&M's multiple of earnings of 17.4x annualized earnings for the third quarter of 1997. The Board believed that this multiple of earnings was appropriate in view of the overall strength of the BancSecurity operation which it was acquiring.

         The Board also considered the dilution of F&M earnings per share, which was expected to be approximately 2.2% assuming the acquisition was valued at $145 million. The Board believed that to be appropriate because of the future earnings opportunities which the acquisition of BancSecurity would present. In addition to potential future cost savings (which were not specifically identified or quantified, but which F&M in its experience believed generally result in most acquisition situations), the Board noted that F&M had experienced a net interest margin which was greater than BancSecurity (4.7% compared to 3.9%), and that F&M had in past acquisitions been able to increase net interest margins, which it believed could help it offset any dilutive effect of this acquisition.

         F&M's Board also considered the costs of the transaction. The Board of Directors do not believe that F&M's costs of the transaction would be a material consideration in view of the size of the transaction. While costs and expenses expected to be incurred by BancSecurity were expected to be higher than F&M's, the Board of Directors considered that its costs and expenses would have been incurred prior to the time of the acquisition, and did not believe that these costs and expenses would have a material effect on F&M's results of operations or financial condition on a going forward basis. The Board also received the terms and conditions of the transaction with legal counsel, and determined that the provisions of the Agreement reflected negotiations between F&M and BancSecurity which resulted in an appropriate balance of F&M's interest in achieving an attractive deal for its shareholders and the interest of BancSecurity in obtaining an offer sufficiently attractive to it that it would be accepted. In particular, the Board recognized that the $40.00 per F&M share collar level provided a point above which the total deal consideration might increase above $145 million. The Board believed that the collar provisions were acceptable because that amount represented a premium over F&M's then current market price (approximately $38.00) and considering F&M's recent trading history. The Board also considered that this collar level, if exceeded at the time of closing, would provide a further incentive to the BancSecurity shareholders to approve the transaction. The Board did not identify any material disadvantages to the Merger.

         In addition, the F&M Board of Directors believes that the BancSecurity Banks are well-managed banks, and that the addition of the BancSecurity Banks and their management to the F&M Banks will provide F&M with additional management resources which will be beneficial to F&M.

         FOR THESE REASONS, F&M'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE MERGER.

Negotiation of Terms

         Over the last several years, the financial services industry has become increasingly competitive and has undergone industry-wide consolidation. In response to these developments, the BancSecurity Board, on an ongoing basis, has considered strategic options for increasing shareholder value, including potential business combinations with other institutions. In September 1997, a decision was made to analyze possible merger transactions. BancSecurity management was authorized by the BancSecurity Board to retain a financial advisor to review and analyze the various strategic alternatives available to BancSecurity, including a possible sale of BancSecurity. Hovde was retained by BancSecurity to assist BancSecurity in such capacity. Hovde, assisted by BancSecurity, prepared a confidential information package to be sent to a selected group of potential acquirers.

         Beginning in September 1997, BancSecurity sought to identify potential merger partners based on a presentation by Hovde. Various financial institutions were analyzed and compared by Hovde based on factors such as a potential acquirer's ability to offer common stock as consideration, recent trading information, the market characteristics of the potential acquirer's stock, the potential acquirer's history and perceived ability to consummate a merger transaction, and community and employee considerations. The BancSecurity Board then selected a group of financial institutions, including F&M, to receive the confidential information package. Those selected were told to submit non-binding indications of interest in October.

         Hovde presented its conclusions regarding the indications of interest received from potential acquirers to the BancSecurity Board at a meeting on October 22, 1997. The BancSecurity Board concluded that two potential acquirers (including F&M) presented superior proposals. It was decided that talks would continue exclusively with representatives of those two institutions and that BancSecurity's legal counsel, Dickinson, Mackaman, Tyler & Hagen, P.C. ("Dickinson"), would prepare a proposed form of merger agreement.

         BancSecurity provided additional due diligence materials to the senior officers of each potential acquirer. Hovde held numerous discussions with representatives of both potential acquirers regarding several issues relating to the major terms of a business combination. Based on these discussions, each potential acquirer submitted enhanced indications of interest to BancSecurity.

         On November 13, 1997, the BancSecurity Board, with the assistance of Hovde, considered and compared the two competing institutions by examining and analyzing, among other things, (i) operating characteristics and market data;
(ii) historical stock performance; (iii) historical daily trading volume, growth rates and dividend yields; (iv) consensus analyst ratings of the competing entities; (v) the ownership structure of each institution; and (vi) a direct comparison on key issues between the two competing proposals. Based on the results of this analysis, the BancSecurity Board determined that the F&M offer was superior to the other offer. The BancSecurity Board also considered the terms of a draft merger agreement. A representative of Dickinson, outlined in detail the terms and conditions of the draft merger agreement and other transaction documents and the fiduciary duties of the BancSecurity Board in considering the Merger. BancSecurity management and BancSecurity's accountants, McGladrey & Pullen, LLP ("McGladrey") also made presentations regarding the Merger. Hovde also made a presentation of the results of various financial analyses. After discussing the presentations made at this and other meetings, the members of the BancSecurity Board unanimously approved proceeding with a merger agreement with F&M (subject to satisfactory resolution of certain remaining details).

         Over the next two weeks, representatives and advisors of both parties met to finalize the remaining details of the Agreement and related documents and exhibits. Upon completion of the final Agreement, the Board of BancSecurity met on December 1, 1997. Representatives of each of Hovde, McGladrey and Dickinson made a presentation. Hovde advised the BancSecurity Board that, as of such date, the proposed exchange ratio of shares of F&M Common Stock per share for BancSecurity Common was fair, from a financial point of view, to the holders of BancSecurity Common. McGladrey reviewed the nature and results of the due diligence procedures employed with regard to F&M. Dickinson reviewed key terms of the Agreement. A full and detailed discussion then ensued. The reasons for proceeding with the merger were identified and summarized. See "Reasons for the Merger and Board Recommendations" above. The BancSecurity Board unanimously adopted a resolution approving the Merger and recommending that the BancSecurity shareholders approve the Merger. The Merger Agreement was executed on December 1, 1997, and the parties thereafter issued a press release announcing the transaction.

Terms of Merger

         The Agreement provides that Acquisition Corp., a wholly-owned subsidiary of F&M will merge into BancSecurity. Upon completion of the transaction, BancSecurity will be the surviving corporation. Pursuant to the terms of the Agreement, as of the Effective Time of the Merger, each of the then outstanding shares of BancSecurity Common will be converted into shares of F&M Common. The BancSecurity Banks will then be wholly-owned indirect subsidiaries of F&M.

         Outstanding shares of BancSecurity Common with respect to which the record or beneficial holder has perfected dissenters' rights in strict accordance with the requirements of Division XIII of the IBCA ("Dissenters Shares") will not be converted under the terms of the Agreement into shares of F&M Common in the Merger. The holders thereof shall be entitled only to payment of the "fair value" of their shares in accordance with the IBCA. See "Rights of Dissenting Shareholders of BancSecurity" and Appendix B hereto. Holders of F&M Common have no dissenters' rights under the WBCL.

Conversion of BancSecurity Common into F&M Common

         In the Merger, each of the shares of BancSecurity Common (except Dissenters Shares) automatically will be converted into shares of F&M Common.

         Subject to the adjustment described below in the event that BancSecurity's equity is less than the amount specified by the Agreement, at the effective time of the Merger (the "Effective Time"), the 38,726 issued and outstanding shares of BancSecurity Common (other than Dissenters Shares) will be converted into shares of F&M Common. The total number of shares of F&M Common to be so issued will be determined by dividing $145 million (the "Total Price") by the average closing price of F&M Common on the NASDAQ Stock Market for the last 30 trading days in which trades occurred ending at the end of the third trading day immediately preceding the closing date of the Merger (as adjusted for reclassifications, recapitalizations, split-ups, combinations, exchanges of shares or readjustments or stock dividends) (the "Average Price"). The result will then be divided by the 38,726 shares of BancSecurity Common outstanding to determine the Exchange Ratio for share of BancSecurity Common. However, if the Average Price is equal to or less than $35.80 the number of shares of F&M Common to be issued upon such conversion will not be further increased and if the Average Price is equal to or more than $40.00 the number of shares of F&M Common issued will not be further decreased; and provided further that if the Average Price is less than $32.00, then F&M must either increase the number of shares of F&M Common to be exchanged for BancSecurity Common so that the Total Price of the F&M Common to be issued equals at least $129.6 million (or $3,346.59 per share) or BancSecurity may choose to terminate the transaction.

         No fractional shares of F&M Common will be issued in the Merger. In lieu of the issuance of fractional shares of F&M Common in the Merger, cash representing the value of any such fractional shares will be paid to holders thereof, determined in accordance with the Exchange Ratio set forth in the Agreement.

         The Total Price is subject to adjustment as follows: If BancSecurity's actual equity at the Effective Time after making the Accounting Adjustments (as defined in the following sentence) is less than the Minimum Equity (as defined in the following sentence), then the Total Price paid to holders of BancSecurity Common will be reduced by an amount equal to the difference between BancSecurity's actual equity at the Effective Time, after making the Accounting Adjustments, and the Minimum Equity multiplied by one hundred and fifty percent (150%) of the difference between (i) BancSecurity's actual equity at the Effective Time, after making the Accounting Adjustments, and (ii) the Minimum Equity. The obligation of F&M to effect the Merger is subject to the condition that BancSecurity's equity as of March 31, 1998, determined in accordance with generally accepted accounting principles excluding (i) year-end accounting adjustments requested by F&M, (ii) the costs relating to this transaction, and
(iii) any adjustment (positive or negative) to such equity made pursuant to FASB 115 (the"Accounting Adjustment"), must, as of the last day of the month prior to the Effective Time, be equal to or greater than the sum of $53 million plus $590,000 per month for each month from April 1, 1998 to the Effective Time, less any permitted quarterly dividends declared for and payable after the first quarter of 1998 (the "Minimum Equity").

         Therefore, on the basis of the foregoing assumptions, if the transaction had been consummated as of May 1, 1998, and assuming BancSecurity met its Minimum Equity, the approximate Exchange Ratio would have been 93.6064 shares of F&M Common for each share of BancSecurity Common (i.e., $145 million divided by $40.00, divided by 38,726). If the Average Price had been $35.80 or below (but not less than $32.00), the Exchange Ratio would have been 104.5881, if the Average Price had been between $35.80 and $40.00, the Exchange Ratio would have varied between those numbers as described herein.

         The following table presents equivalent market values for one share of BancSecurity Common in shares of F&M Common which BancSecurity would receive assuming various average F&M Common average market prices at Closing:

                    Assumed F&M                       Equivalent per
                 Common Average Price                 BancSecurity Share
                 --------------------                 ------------------
                       $30.00                             $3,346.59
                       $32.00                             $3,346.59
                       $34.00                             $3,555.75
                       $36.00                             $3,744.25
                       $38.00                             $3,744.25
                       $40.00                             $3,744.25
                       $42.00                             $3,931.47

At the date hereof, the Average Price of F&M Common was over $40.00 per share, although there can be no assurance it will be so as of the dates the Exchange Ratio is determined. Prior to the BancSecurity Special Meeting, BancSecurity shareholders desiring a current estimate of the Exchange Ratio may call (collect) Marsha Gaskill at (515) 754-5545.

         Assuming the 93.6064 Exchange Ratio, on a pro forma basis at March 31, 1998, holders of BancSecurity Common as a group would own approximately 26.8% of the then-outstanding shares of F&M Common (not giving effect to the pending Jefferson acquisition). However, the actual Exchange Ratio will depend upon the actual trading price of F&M Common prior to the Effective Date and whether the BancSecurity equity test is satisfied, and may be higher or lower than the foregoing.

         On a pro forma basis at March 31, 1998, not giving effect to the pending Jefferson transaction, BancSecurity shareholders would contribute 24.4% of the total assets, 24.6% of the deposits and 25.9% of the capital of the combined entity; BancSecurity would contribute 25.0%, 13.1% and 30.9% of the pro forma net income of the combined entity for the quarter ended March 31, 1998 and the respective years ended December 31, 1997 and 1996.

Effective Time of the Merger

         The Agreement provides that the Effective Time of the Merger shall be the date specified in the Articles of Merger as filed with the Iowa Secretary of State. The Articles of Merger shall be filed as soon as practicable after all conditions precedent to F&M's, Acquisition Corp.'s, and BancSecurity's obligations have been satisfied or waived. Unless further extended for up to three months by written agreement of the parties, if the closing for the Merger has not taken place by August 31, 1998, F&M, Acquisition Corp. and BancSecurity each may terminate the Agreement and abandon the Merger. See "Conditions to the Merger" and "Waiver, Amendment or Termination" below.

Distribution of F&M Common

         Within five business days of the closing of the Merger, Firstar Trust Company, F&M's transfer agent (the "Exchange Agent") will send a notice and transmittal form to each holder of BancSecurity shares for which certificates have not been surrendered for exchange, advising such holder of the procedure for surrendering to the Exchange Agent such certificates for exchange into one or more certificates evidencing F&M Common, as provided in this Agreement. Such exchange will be made as of the Effective Time of the Merger.

         Until so surrendered, each outstanding certificate which prior to the Effective Time represented shares of BancSecurity Common (other than Dissenters Shares) thereafter will be deemed for all purposes to evidence only the right to receive the shares of F&M Common into which such shares of BancSecurity Common have been converted; provided, however, unless and until such certificates representing BancSecurity Common are so surrendered, no stock certificates representing the shares of F&M Common, nor any dividends or other distributions of any kind payable in respect of shares of F&M Common into which such BancSecurity Common has been converted, shall be paid or delivered to the holder of an unsurrendered certificate and no interest shall be earned on such cash dividend amounts. After the Effective Time, upon surrender of certificates for BancSecurity Common, there shall be delivered to the record holder of the certificates representing F&M Common issued in exchange therefor the amount of any such dividends, or other distributions which as of any date subsequent to the Effective Time, but prior to the surrender of BancSecurity certificates, became payable or deliverable and were not paid or delivered to such holder with respect to such shares; there will also be delivered the certificates representing the F&M Common.

Opinion of BancSecurity's Financial Advisor

         In addition to the December 1, 1997 preliminary fairness opinion, Hovde Financial, Inc. ("Hovde") has delivered to BancSecurity its updated Fairness Opinion, dated as of the date of this Joint Proxy Statement/Prospectus that, based upon and subject to the various considerations set forth in such opinion, the consideration to be received in the Merger by holders of the BancSecurity Common (the "Merger Consideration") is fair from a financial point of view to the holders of BancSecurity Common as of such date. In requesting Hovde's advice and opinion, no limitations were imposed by BancSecurity upon Hovde with respect to the investigations made or procedures followed by it in rendering its opinion. The full text of the updated Fairness Opinion of Hovde, which describes certain material procedures followed, assumptions made, matters considered and limitations on the review undertaken, and which does not materially differ from the December 1, 1997 preliminary fairness opinion, is attached hereto as Appendix A. Holders of BancSecurity Common should read this opinion in its entirety.


         Hovde is a nationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of financial institutions in connection with mergers and acquisitions, private placements and valuations for other purposes. As a specialist in securities of financial institutions, Hovde has experience in, and knowledge of, banks, thrifts and bank and thrift holding companies. BancSecurity's Board of Directors selected Hovde to act as its financial advisor in connection with the Merger on the basis of the firm's reputation and expertise in transactions such as the Merger.

         Hovde will receive a fee contingent upon the completion of the Merger for services rendered in connection with advising BancSecurity regarding the Agreement, including the issuance of the Fairness Opinion and financial advisory services provided to BancSecurity, plus reimbursement of out-of-pocket expenses. As of the date of the Fairness Opinion, such fee would be approximately $1,875,000, and Hovde has received $385,000 of such fee.

         HOVDE'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF BANCSECURITY COMMON AS TO HOW SUCH HOLDER SHOULD VOTE AT THE BANCSECURITY SPECIAL MEETING. THE SUMMARY OF THE OPINION OF HOVDE SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION IN APPENDIX A.

         The following is a brief summary of the analyses performed by Hovde in connection with its preliminary fairness opinion and its updated Fairness
Opinion:

         During the course of its engagement, and as a basis for arriving at its opinion, Hovde reviewed and analyzed material bearing upon the financial and operating condition of F&M and BancSecurity and material prepared in connection with the Merger, including, among other things, the following: (i) the Agreement; (ii) certain historical publicly available information concerning BancSecurity and F&M; (iii) the nature and terms of recent acquisition and merger transactions involving bank institutions and bank holding companies that Hovde considered reasonably similar to BancSecurity in size, financial character, operating character, historical performance and geographic market; and (iv) financial and other information provided to Hovde by the management of F&M and BancSecurity. Hovde conducted meetings with members of senior management of BancSecurity and F&M for purposes of reviewing the future prospects of BancSecurity and F&M. Hovde also took into account its experience in other transactions, as well as its knowledge of the commercial banking and thrift industries and its general experience in securities valuations.

         Hovde has not made any independent evaluation or appraisal of any properties, assets or liabilities of BancSecurity. Hovde assumed and relied upon the accuracy and completeness of the publicly available and other financial and other information provided to it, relied upon the representations and warranties of F&M and BancSecurity made pursuant to the Merger Agreement, and did not independently attempt to verify any of such information.

         In connection with its opinion, Hovde performed various analyses with respect to BancSecurity. The following is a brief summary of such analyses, certain of which were presented to the BancSecurity Board by Hovde on December 1, 1997.

         Analysis of the Merger Consideration. Hovde reviewed the value of the Merger Consideration to be received by each holder of BancSecurity Common. Assuming F&M's fixed offer price of $145 million, Hovde calculated that the Merger Consideration equated to approximately 252.77% of BancSecurity's fully diluted book value at September 30, 1997, approximately 254.09% of BancSecurity's fully diluted tangible book value at September 30, 1997, a multiple of approximately
20.5 times BancSecurity's earnings for the 12 months ended September 30, 1997, and a tangible book premium to core deposits of approximately 21.57%.

         Summary of Proposals. Hovde summarized the sales process, the parties contacted and the level of interest expressed by each party, including the value of the aggregate consideration offered to the holders of BancSecurity Common. Hovde also compared the significant terms of the F&M proposal to those of the other bidders submitting proposals, including but not limited to the value of the consideration offered, the market characteristics of the acquirer's stock and the community/employee considerations. Furthermore, Hovde examined the trading price and volume of F&M Common and the relationship between the trading characteristics of F&M Common and the common stock of the other bidders, as well as those of a peer group of comparable companies.

         Analysis of Selected Mergers. As part of its analysis, Hovde reviewed three sets of mergers: (i) selected mergers involving banks headquartered anywhere in the United States announced between January 1, 1996 and November 18, 1997 in which the total assets of the seller were between $200 million and $4 billion and the tangible equity to assets ratio of the seller was between 8.0% and 12.0% (the "Nationwide Mergers"); (ii) selected mergers involving banks headquartered anywhere in the Midwest announced between January 1, 1996 and November 18, 1997 in which the total assets of the seller were between $200 million and $4 billion and the tangible equity to assets ratio of the seller was between 8.0% and 12.0% (the "Midwest Mergers"); and (iii) all mergers involving banks headquartered in the state of Iowa announced between January 1, 1993 and November 18, 1997 in which the total assets of the seller were greater than $100 million (the "Iowa Mergers"). The Nationwide Mergers consisted of 47 mergers; the Midwest Mergers consisted of 12 mergers; and the Iowa Mergers consisted of 6 mergers. For each transaction, Hovde determined the value of the offer made by the acquirer as of the announcement date of the transaction (the "Offer Value"). For each transaction, Hovde calculated the multiple of the Offer Value to the acquired company's earnings per share ("EPS") for the twelve months preceding ("LTM") the announcement date of the transaction and the multiple of the Offer Value to the acquired company's (i) book value per share, (ii) tangible book value per share, and (iii) the tangible book premium to core deposits, each as of the announcement date of the transaction. The Nationwide Mergers, the Midwest Mergers and the Iowa Mergers are listed in the table below:


        ACQUIRER                                                   TARGET

                               Nationwide Mergers

  Union Planters Corp.                                 Peoples First Corp.
  Cullen/Frost Bankers                                Harrisburg Bancshares
     Western Bancorp                                    Santa Monica Bank
    Alabama National                                  First American Bancorp
     Hibernia Corp.                                         ArgentBank
  First Midwest Bancorp                                   SparBank, Inc.
 First United Bancshares                           Citizens National Bancshares
     Wachovia Corp.                                    Jefferson Bancshares
     Western Bancorp                                        SC Bancorp
   Century South Banks                                   Bank Corp. of GA
Pacific Century Financial                                   CU Bancorp
    Regions Financial                                   New Iberia Bancorp
 First Commercial Corp.                                First Central Corp.
  Citizens Baking Corp.                                 CB Financial Corp.
   Commerce Bancshares                                  Shawnee State Bank
   Compass Bancshares                                 Central Texas Bancorp
    Republic Security                                      Family Bank

     Banc One Corp.                                   Liberty Bancorp, Inc.
       US Bancorp                                  Business & Professional Bank
    Dartmouth Capital                                    Eldorado Bancorp
   Keystone Financial                                 Financial Trust Corp.
   Westamerica Bancorp                                  ValliCorp Holdings
  Huntington Bancshares                               Citi-Bancshares, Inc.
  First Virginia Banks                                  Premier Bancshares
   Park National Corp.                                First-Knox Banc Corp.
   Mercantile Bancorp                                 Mark Twain Bancshares
   City National Corp.                               Riverside National Bank
  Whitney Holding Corp.                             First National Bancshares
      Bank SinoPac                                    Far East National Bank
      Popular, Inc.                                        CBC Bancorp
   City National Corp.                                Ventura City National
  Valley National Corp.                                  Midland Bancorp
   Colonial BancGroup                                   Jefferson Bancorp
       Magna Group                                     Homeland Bancshares
     Summit Bancorp                                    BMJ Financial Corp.
United Community Bancshares                             Park Financial Corp.
    ABN AMRO Holdings                                   CNBC Bancorp, Inc.
     Hibernia Corp.                               Texarcana National Bancshares
Community First Bancshares                            Mountain Parks Financial
    Regions Financial                                   Allied Bankshares
   Old Kent Financial                                 Seaway Financial Corp.
     Hibernia Corp.                                St. Bernard Bank & Trust Co.
     Western Bancorp                                       Western Bank
       US Bancorp                                     California Bancshares
     Horizon Bancorp                                    Twentieth Bancorp
       HUBCO, Inc.                                      Lafayette American
      Firstar Corp.                                       American Bancorp

                                 Midwest Mergers

  Union Planters Corp.                                    Peoples First Corp.
  First Midwest Bancorp                                      SparBank, Inc.
 Citizens Banking Corp.                                    CB Financial Corp.
   Commerce Bancshares                                    Shawnee Bank Shares
   Park National Corp.                                   First-Knox Banc Group
   Mercantile Bancorp                                    Mark Twain Bancshares
      Popular, Inc.                                           CBC Bancorp
       Magna Group                                        Homeland Bankshares
United Community Bancshares                                Park Financial Corp.
    ABN AMRO Holdings                                      CNBC Bancorp, Inc.
   Old Kent Financial                                    Seaway Financial Corp.
      Firstar Corp.                                         American Bancorp

                                  Iowa Mergers

   Commercial Federal                                     Liberty Financial
       Magna Group                                       Homeland Bankshares
   Mercantile Bancorp                                      Hawkeye Bancorp
Community First Bankshares                                 Minowa Bancshares
   FirsTier Financial                                   Cornerstone Bank Group
   Mercantile Bancorp                                       Metro Bancorp

       The calculations for the Nationwide Mergers yielded a range of multiples of Offer Value to LTM EPS of 7.2 times to 29.5 times, with an average of 18.0 times and a median of 17.4 times; a range of multiples of Offer Value to book value of 1.63 times to 2.84 times, with an average of 2.16 times and a median of 2.16 times; a range of multiples of Offer Value to tangible book value of 1.63 times to 3.00 times, with an average of 2.25 times and a median of 2.27 times; and a range of tangible book premium to core deposits of 8.90% to 29.03%, with an average of 16.27% and a median of 16.15%.

         The calculations for the Midwest Mergers yielded a range of multiples of Offer Value to LTM EPS of 12.7 times to 24.4 times, with an average of 16.6 times and a median of 15.9 times; a range of multiples of Offer Value to book value of 1.69 times to 2.81 times, with an average of 1.99 times and a median of
1.90 times; a range of multiples of Offer Value to tangible book value of 1.69 times to 2.87 times, with an average of 2.06 times and a median of 1.94 times; and a range of multiples of tangible book premium to core deposits of 9.16% to 25.90%, with an average of 14.20% and a median of 12.31%.

         The calculations of the Iowa Mergers yielded a range of multiples of Offer Value to LTM EPS of 14.1 times to 33.1 times, with an average of 18.6 times and a median of 15.1 times; a range of multiples of Offer Value to book value of 1.70 times to 2.81 times, with an average of 1.99 times and a median of
1.82 times; a range of multiples of Offer Value to tangible book value of 1.78 times to 2.84 times, with an average of 2.21 times and a median of 2.01 times; and a range of tangible book premium to core deposits of 7.81% to 14.95%, with an average of 10.80% and a median of 11.03%.

         Hovde compared these multiples with the corresponding multiples for the Merger, valuing the shares of F&M Common that would be received pursuant to the Merger Agreement at $3,744.25 per share of BancSecurity Common. In calculating the multiples for the Merger, Hovde used BancSecurity's EPS for the 12 months ended September 30, 1997, and BancSecurity's book value per share, tangible book value per share, and total deposits as of September 30, 1997, and Hovde calculated that BancSecurity's LTM EPS for such 12 month period, book value per share, tangible book value per share and tangible book premium to core deposits as of September 30, 1997 were 20.5 times, 2.53 times, 2.54 times, and 21.57%, respectively.

         No company or transaction used in the above analysis as a comparison is identical to BancSecurity, F&M or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of BancSecurity, F&M and the companies comprising the Nationwide Mergers, Midwest Mergers and Iowa Mergers.

         Contribution Analysis. Hovde prepared a contribution analysis showing percentages of assets, deposits and common equity at September 30, 1997, and estimated 1997 and estimated 1998 net income that would be contributed to the combined company on a pro forma basis by BancSecurity and F&M. It was assumed for this analysis that F&M's 30 day average stock price would be $38.00 per share. The analysis showed that BancSecurity, as of September 30, 1997, would contribute 25.19% of pro forma consolidated total assets, 24.72% of core deposits, 28.30% of common equity, 26.32% of estimated 1997 net income and 24.89% of estimated 1998 net income. This analysis showed that holders of BancSecurity Stock would own approximately 28.14% of the pro forma common shares outstanding of F&M, but would own no less than 27.11% of the pro forma common shares outstanding of F&M and no more than 29.36% of the pro forma common shares outstanding of F&M. This analysis excluded the financial impact on F&M for its then-pending acquisitions of Sentry Bancorp, Bank of South Wayne and Financial Management Services of Jefferson, Inc. Total assets for F&M's three then-pending acquisitions aggregated approximately $142 million.

         Financial Implications to Holders of BancSecurity Common. Hovde prepared an analysis of the financial implications of the F&M offer to a holder of BancSecurity Stock. This analysis indicated that on a pro forma equivalent basis, at a $3,744.25 price per share of BancSecurity Common, a holder of BancSecurity Common would achieve approximately 6.9% accretion in fully diluted earnings per share, an increase in fully diluted dividends per share of approximately 64.3% and a decrease in fully diluted book value per share of approximately

13.6% in 1997 as a result of the consummation of the Merger. Assuming that the projected earnings per share and dividends per share do not materially change from historical growth rate levels, the holders of BancSecurity Common will experience an increase of approximately 21.1% in earnings per share, an increase of approximately 86.1% in dividends per share, and a decrease of approximately 9.5% in book value per share in 2001 as a result of the consummation of the Merger.

         Comparative Shareholder Returns. Hovde presented an analysis of comparative theoretical stockholder returns in several scenarios, including BancSecurity remaining independent, BancSecurity being acquired in 2001 and BancSecurity being acquired by F&M through the Merger. This analysis, which was based on the net present value of projected dividend streams and projected common stock valuations from 1997 to 2001, indicated total shareholder returns of 9.83% if BancSecurity remained independent, 14.96% for a merger in 2001 on the terms specified in the following paragraph, and 21.16% based on the acceptance of the offer from F&M.

         Discounted Cash Flow Analysis. Hovde performed a discounted cash flow analysis to determine a present value per share of BancSecurity Common assuming BancSecurity continued to operate as a stand-alone entity and was acquired at a later date. This present value was determined by projecting BancSecurity's after-tax net income for the five years ended December 31, 1997 through 2001. The "terminal value" per share (i.e., the projected 2001 value per share) range of BancSecurity Common was determined by applying a range of price to earnings multiples from 15.0 to 23.0 times against BancSecurity's projected earnings at December 31, 2001. The present value of the terminal value range was then determined using a range of risk-adjusted annual discount rates from 11.25% to 13.00%. The above calculations resulted in a net present value range of BancSecurity Common of approximately $93,702,660 to $151,332,832 and net present value range per fully diluted share of BancSecurity Common of approximately $2,419.63 to $3,907.78 per share. However, based on experience, Hovde felt that a more relevant range of price to earnings multiples and annual discount rates to be utilized would be from 17.0 to 19.0 and from 11.75% to 12.50%, respectively. These calculations resulted in a net present value range of BancSecurity Common of approximately $107,620,704 to $123,464,619 and net present value range per fully diluted share of BancSecurity Common of approximately $2,779.03 to $3,118.16 per share. The foregoing net present value analysis was developed by Hovde in support of its fairness opinion. The valuation methodology was not derived from projections prepared by BancSecurity's management; rather, the figures and assumptions set forth in terms of asset, loan, equity and net income were based primarily on recent historical performance and anticipated performance in 1998. These figures were then extrapolated over a five-year period by Hovde. In addition to such financial performance of BancSecurity over the next five years, Hovde also analyzed a range of discount rates (11.25% to 13%) and terminal value multiples (15.0x to 23.0x) when conducting its net present value analysis.

         Although the summary set forth above does not purport to be a complete description of the analyses performed by Hovde, the most material aspects of the analyses performed by Hovde in rendering its opinion have been summarized above. However, the preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Hovde believes that its analysis and the summary set forth above must be considered as a whole and that selecting portions of its analysis, without considering all factors and analysis, would create an incomplete view of the process underlying the analysis by which Hovde reached its opinion. In addition, Hovde may have given various analyses more or less weight than other analyses, but no analysis was given materially more weight than any other analysis. Also, Hovde may have deemed various assumptions more or less probable than other assumptions so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Hovde's view of the actual value of BancSecurity or the combined company.

         In performing its analysis, Hovde made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of BancSecurity and F&M. The analysis performed by Hovde is not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by such analysis. Such analysis was prepared solely as part of Hovde's analysis of the fairness of the Merger Consideration, from a financial point of view, to the holders of BancSecurity Common. The analysis does not purport to be an appraisal or to reflect the prices at which BancSecurity might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Hovde used in its analysis various projections of future performance prepared by the management of BancSecurity. The projections are based on numerous variables and assumptions which are difficult to predict with great accuracy and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those assumed in the projections and any related analysis. Hovde's opinion does not address the relative merits of the Merger as compared to any other business combination in which BancSecurity might engage. In addition, as described above, Hovde's opinion to the BancSecurity Board was one of many factors taken into consideration by the BancSecurity Board in making its determination to approve the Agreement.

         Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Hovde determined that the Merger Consideration was fair from a financial point of view to the holders of BancSecurity Common. Hovde's fairness opinion does not take into account any adjustment to the Merger Consideration that may be provided for in the Agreement.

         THE SUMMARY OF THE PRESENTATION BY HOVDE TO THE BANCSECURITY BOARD AS SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF SUCH PRESENTATION. THE PREPARATION OF A FAIRNESS OPINION INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSES AND THE APPLICATION OF THOSE METHODS TO THE PARTICULAR CIRCUMSTANCES, AND, THEREFORE, SUCH AN OPINION IS NOT READILY SUSCEPTIBLE TO SUMMARY DESCRIPTION. FURTHERMORE, IN ARRIVING AT ITS OPINION, HOVDE DID NOT ATTRIBUTE ANY PARTICULAR WEIGHT TO ANY ANALYSIS OR FACTOR CONSIDERED BY IT, BUT RATHER MADE QUALITATIVE JUDGMENTS AS TO THE SIGNIFICANCE AND RELEVANCE OF EACH ANALYSIS AND FACTOR. ACCORDINGLY, HOVDE BELIEVES THAT ITS ANALYSES AND THE SUMMARY SET FORTH ABOVE MUST BE CONSIDERED AS A WHOLE AND THAT SELECTING PORTIONS OF ITS ANALYSES, WITHOUT CONSIDERING ALL FACTORS AND ANALYSES, COULD CREATE AN INCOMPLETE VIEW OF THE PROCESS UNDERLYING THE ANALYSES SET FORTH IN ITS REPORT TO THE BANCSECURITY BOARD AND ITS FAIRNESS OPINION. IN PERFORMING ITS ANALYSES, HOVDE MADE NUMEROUS ASSUMPTIONS WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS, MANY OF WHICH ARE BEYOND THE CONTROL OF F&M OR BANCSECURITY. THE ANALYSES PERFORMED BY HOVDE ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR ACTUAL FUTURE PERFORMANCE.

Conditions to the Merger

         The obligations of F&M, BancSecurity and Acquisition Corp. to consummate the Merger are conditioned upon obtaining the requisite approval of the Division, and the FRB under the Bank Holding Company Act and expiration of the statutory 15-day waiting period after such approval. The Division approved BancSecurity's and F&M's application on February 20, 1998. The FRB approved F&M's application on February 19, 1998 and the 15- day waiting period has expired. F&M and Acquisition Corp.'s obligations to consummate the Merger are also condition upon the closing of the transaction taking place by August 31, 1998 (unless extended by F&M and BancSecurity). The obligations of both F&M and Acquisition Corp. are further conditioned upon: (i) approval of the transaction by the requisite vote of shareholders of BancSecurity at the BancSecurity Special Meeting; (ii) approval by F&M shareholders at the F&M Special Meeting;
(iii) qualification of the Merger for pooling of interests accounting; (iv) registration of the shares of F&M Common to be issued in the Merger pursuant to the Securities Act; (v) Dissenters Shares are less than ten percent (10%) of the outstanding shares of BancSecurity Common; (vi) the net equity of BancSecurity for the quarter ending March 31, 1998, equaling or exceeding $53 million (on a regulatory accounting basis) plus $590,000 per month after April 1, 1998, unless F&M exercises its option to reduce the Total Price as provided in the Agreement; and (vii) other conditions set forth in the Agreement.

         BancSecurity's obligation to consummate the Merger is conditioned upon, among other things: the closing taking place by August 31, 1998 (unless extended by F&M and BancSecurity); the Average Price of F&M Common under the Agreement not being less than $32.00 per share unless F&M increases the number of shares to be issued in the Exchange Ratio so that the Total Price is not less than $129.6 million; and receipt of a favorable opinion of counsel as to the federal income tax consequences of the transaction.

         The obligations of F&M, Acquisition Corp. and BancSecurity to consummate the Merger are further conditioned upon the truth and correctness of the representations and warranties made by the parties to the Agreement on and as of the Closing Date; compliance with all obligations under the Agreement which are to be performed or complied with prior to or on the Closing Date; the absence of litigation or investigation in connection with the Merger; and the occurrence of all proceedings to be taken in connection with the Merger transaction and the delivery of all documents incident thereto.

Waiver, Amendment or Termination

         In addition to the right of F&M, Acquisition Corp. or BancSecurity to waive certain of the conditions to their obligations to proceed with the Merger, the Agreement is subject to amendment, modification and supplementation by a written agreement signed by the duly authorized representatives of F&M, Acquisition Corp.
and BancSecurity.

         The Agreement may be terminated and the Merger transaction abandoned without liability on the part of any party at any time prior to the Closing Date by mutual consent of F&M, Acquisition Corp. and BancSecurity, or by either F&M and Acquisition Corp. or BancSecurity if the conditions to their obligations to proceed under the Agreement have not been met or waived in writing. In the event of termination and abandonment, not as a result of a breach of the Agreement, each party would be responsible to pay its own expenses incident to the Merger.

Interests of BancSecurity Management; Management after the Transaction

         Executive officers and directors of BancSecurity, as a group, own approximately 20.2% of the outstanding shares of BancSecurity Common. See "BancSecurity Corporation--Share Ownership." Those shares are entitled to participate in the Merger consideration to the same extent as other outstanding shares of BancSecurity Common. The parties do not contemplate the execution, revision or any employment or other compensatory agreements with members of BancSecurity management in connection with the proposed Merger, although BancSecurity employees will become eligible for participation in F&M employee plans on the same terms as other F&M employees, and existing employment agreements will remain in place.

         Upon consummation of the Merger, F&M expects to continue to operate the BancSecurity Banks as subsidiaries of BancSecurity under the direction and general policies of F&M, BancSecurity and the Banks' board of directors. F&M intends to retain the Banks' current employees, officers and board of directors. John W. Johnson, F&M's President and CEO, or another F&M designee will become a member of the Board of Directors of BancSecurity.

         The Agreement provides that immediately following the Merger, and subject to certain conditions, Ronald E. Fenton, President of BancSecurity will be added to the F&M Board of Directors for a three year term expiring 2001.

Federal Income Tax Consequences

         It is a condition to closing under the Agreement that BancSecurity receive an opinion of counsel that the Merger will constitute a "reorganization" as defined in Section 368 of the Internal Revenue Code of 1986, as amended, with the consequences to holders of BancSecurity Common who receive F&M Common generally described below. McCarty, Curry, Wydeven, Peeters & Haak, LLP, counsel to F&M, expects to issue such an opinion. However, the parties have not sought any rulings from the Internal Revenue Service that the transaction constitutes such a reorganization. The parties also have not sought any rulings or opinions with respect to the state or local tax consequences of the Merger. In the Agreement, F&M and Acquisition Corp. have specifically disclaimed any representations or warranties as to tax consequences, although such disclaimers do not affect BancSecurity shareholders' rights to rely upon F&M's counsel's tax opinion or F&M's obligations under federal security laws to accurately describe material tax consequences. BancSecurity shareholders are therefore urged to consult their own tax advisors as to the tax effects of the Merger on their own particular situations.

         It is the opinion of McCarty, Curry, Wydeven, Peeters & Haak, LLP, that the material income tax consequences of the Merger to holders of BancSecurity Common, assuming that the Merger is consummated as contemplated by the Agreement and as described herein, are: (a) The transaction will not result in recognition of gain or loss by F&M, Acquisition Corp. or BancSecurity;
(b) Except for cash received in lieu of fractional shares, no gain or loss will be recognized by holders of BancSecurity Common who receive solely shares of F&M Common in exchange for their shares of BancSecurity Common; (c) The aggregate basis of the shares of F&M Common received by holders of BancSecurity Common in the transaction will be the same as the basis of their shares of BancSecurity Common surrendered in exchange therefor; and (d) The holding period of the shares of F&M Common received by holders of BancSecurity Common in the exchange will include the holding period for their shares of BancSecurity Common exchanged therefor, provided their shares of BancSecurity Common were held as capital assets on the date of the exchange. The receipt of cash by BancSecurity shareholders upon exercise of their dissenters' rights will be a taxable transaction. The McCarty, Curry, Wydeven, Peeters &
Haak, LLP closing opinion as to the federal income tax effects of the transaction also will include the foregoing matters.

Resale of F&M Common

         The shares of F&M Common to be issued to shareholders of BancSecurity in the BancSecurity Merger have been registered under the Securities Act and may be freely traded by shareholders who, at the time of the BancSecurity Special Meeting, are not "affiliates" of BancSecurity and are not "affiliates" of F&M at the time of the proposed resale.

         Shares of F&M Common received by "affiliates" of BancSecurity may be resold by them only (i) in conformity with the resale provisions of Rule 145 under the Securities Act, (ii) pursuant to a further registration under the Securities Act, or (iii) in accordance with another available exemption from the registration requirements of the Securities Act. F&M's obligation to consummate the Merger is conditioned upon the receipt of an executed Undertaking (an "Affiliate's Undertaking") to comply with such resale restrictions from each person who may be deemed an "affiliate" of BancSecurity within the meaning of the Securities Act and Rule 145.

         An "affiliate" is defined under the rules promulgated pursuant to the Securities Act as a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, an entity. For this purpose, BancSecurity will treat each executive officer, director and greater-than-10% shareholder of BancSecurity, and each other person identified by counsel for BancSecurity as a person who may be deemed to be an affiliate, as an affiliate. Shares of F&M Common issued to such persons in the Merger will be transferable only in compliance with the Affiliate's Undertaking. F&M is not obligated to register F&M Common owned by affiliates of BancSecurity under the Securities Act for resale.

         Each of the persons executing an Affiliate's Undertaking also will represent that he or she will not dispose of or otherwise reduce his or her risk relative to any beneficially owned shares of F&M Common prior to the publication by F&M of an earnings statement covering at least 30 days of operations subsequent to the Effective Time of Merger, and has not sold or otherwise reduced his or her risk relative to any shares of F&M Common or shares of BancSecurity Common beneficially owned by such person within a 30 day period preceding the Effective Time. The purpose of these requirements is to demonstrate the continuity of risk-sharing necessary for pooling of interests accounting treatment.

Accounting Treatment

         F&M intends to account for the acquisition of BancSecurity using the pooling of interests method of accounting. F&M's ability to use pooling of interests accounting is a condition to the Merger.

                RIGHTS OF DISSENTING SHAREHOLDERS OF BANCSECURITY

         Under Division XIII of the IBCA (Sections 490.1301-490.1303 and 490.1320-490.1331, Iowa Code) a shareholder of a corporation has the right to dissent from and to obtain cash payment for his or her shares in the event of certain corporate actions, including the merger of the corporation with another corporation. Therefore, a shareholder of BancSecurity may dissent from the Merger and require the determination and payment of the "fair value" (as determined under Division XIII of the IBCA) of each of his or her shares of BancSecurity Common instead of receiving shares of F&M Common as contemplated by the Agreement. The definition of "fair value", which is set forth in Subsection 490.1301(4), is "the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable." A copy of Division XIII of the IBCA is attached hereto as Appendix B to this Joint Proxy Statement/Prospectus. The following information is qualified in its entirety by reference to Appendix B.

         For a shareholder of BancSecurity to be eligible for "dissenters' rights," each of the following conditions must be satisfied:

         1. The shareholder must file, before the vote on the Merger at the BancSecurity Special Meeting, a written notice of intent to demand the fair value of his or her shares of BancSecurity Common (voting against the Merger does not satisfy this requirement).

         2.      The shareholder must not vote in favor of the Merger.

         3.      The Merger must be approved.

         Shareholders who wish to dissent should send their written notice of intent to demand fair value to BancSecurity Corporation, 11 North 1st Avenue, P.O. Box 370, Marshalltown, Iowa 50158-0370, Attention: Ronald E. Fenton, President. It is suggested that such notices, if mailed, be sent by registered or certified mail, return receipt requested.

         If the Merger is approved, BancSecurity will send to each BancSecurity Common shareholder who filed such a notice and did not vote in favor of the Merger, a notice that will contain, among other things, the address to which a demand for payment and the certificate(s) representing each such shareholder's shares of BancSecurity must be sent in order to obtain payment and the date by which they must be received. After the later to occur of the Effective Time of the Merger and BancSecurity's receipt of a valid demand for payment and the certificates representing a shareholder's BancSecurity Common, BancSecurity will forward to such dissenting shareholder payment of the amount BancSecurity estimates to be the fair value of such dissenting shareholder's shares of BancSecurity Common with interest, if required. Such payment shall be accompanied by information required by the IBCA. If a dissenting shareholder believes that the amount he or she has received is less than the fair value of his or her shares of BancSecurity Common with interest, if required, the dissenting shareholder may give written notice to BancSecurity of such dissenting shareholder's estimate of the fair value of such shares of BancSecurity Common with interest, if required, within 30 days after BancSecurity makes payment of its estimated fair value, and may demand payment of the difference. If such an estimate and payment demand is not received by BancSecurity within such 30-day period, the dissenting shareholder is entitled only to the amount remitted by BancSecurity.

         If BancSecurity receives such an estimate and payment demand, it will, within 60 days of receipt thereof, either pay to the dissenting shareholder the amount demanded or agreed to by the dissenting shareholder or file in the district court in Marshall County, Iowa, a petition requesting that the court determine the fair value of the shares of BancSecurity Common. The petition shall name as parties all dissenting shareholders who have complied with the requirements of Division XIII of the IBCA and who have not reached agreement with BancSecurity. The court shall determine the fair value of shares of BancSecurity Common, which may be lower or higher than the value placed on the shares by the terms of the Merger. A dissenting shareholder will be entitled to judgment for the amount by which the fair value of his or her shares of BancSecurity Common as determined by the court exceeds the amount, if any, remitted by BancSecurity, with interest. The court shall determine all costs and expenses of such a proceeding to determine the fair value of the shares of BancSecurity Common, including the reasonable expenses and compensation of the appraisers who may be appointed by the court, and shall assess those costs and expenses against BancSecurity, except that the court may assess part or all of those costs and expenses against one or more dissenting shareholders whose action in demanding supplemental payment is found to be arbitrary, vexatious or not in good faith. The court may also assess fees and expenses of counsel and experts for the respective parties in amounts that the court finds equitable (a) against BancSecurity and in favor of one or more dissenting shareholders if the court finds that BancSecurity did not substantially comply with the requirements of Sections 490.1320- 490.1328, Iowa Code, or (b) against either BancSecurity or one or more dissenting shareholders and in favor of the other party(ies) if the court finds that the party(ies) against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by the IBCA.

         Holders of F&M Common do not have dissenters' rights under the WBCL with respect to the Merger.

                        MARKET INFORMATION AND DIVIDENDS

F&M

         F&M Common trades on The NASDAQ Stock Market ("NASDAQ") under the symbol "FMBK". F&M had approximately 3,150 shareholders of record at May 1, 1998. The following table summarizes high and low prices and cash dividends paid for F&M Common for the periods indicated. The high and low prices represent actual trade prices as reported on NASDAQ.

                                                                      CASH DIVIDENDS
         CALENDAR PERIOD                HIGH              LOW         PAID PER SHARE
-------------------------------         ----              ---         --------------

1996        1st quarter                 23.55            20.05              .149
            2nd quarter                 28.64            22.32              .149
            3rd quarter                 28.64            25.68              .155
            4th quarter                 29.09            27.05              .155

1997        1st quarter                 29.09            25.91              .182
            2nd quarter                 40.25            26.36              .182
            3rd quarter                 39.50            34.00              .20
            4th quarter                 41.50            36.50              .20

1998        1st quarter                 43.00            36.25              .22
            2nd quarter                 42.50            40.31              .22
            (through May 18)

         The closing price of F&M Common as reported on NASDAQ on December 1, 1997, the trading day immediately preceding the announcement of the proposed transaction with BancSecurity, was $37.125. The closing sale price of F&M Common as reported on NASDAQ on May 18, 1998 was $41.25.

         F&M has paid quarterly or annual cash dividends since its inception. The holders of F&M Common are entitled to receive such dividends as are declared by the board of directors of F&M, which considers payment of dividends quarterly. The ability of F&M to pay dividends is dependent upon the receipt of dividends from the Banks, payment of which is subject to regulatory restrictions. See "F&M Bancorporation, Inc.--Regulation and Supervision" in the F&M 1997 10-K. In determining cash dividends, the board of directors of F&M considers the earnings, capital requirements, debt servicing requirements, financial ratio guidelines issued by the FRB and other banking regulators, financial condition of F&M and the Banks, and other relevant factors. See Note 15 of Notes to F&M's Consolidated Financial Statements and the discussion under "Management's Discussion and Analysis of Results of Operations and Financial Condition--Financial Condition--Capital Adequacy" in the F&M 1997 10-K for restrictions on the ability of the F&M Banks to pay dividends.

BancSecurity

         BancSecurity is aware that BancSecurity shareholders have engaged in private transactions involving BancSecurity Common which have been limited in number and in volume. BancSecurity is not necessarily aware of the financial terms of all of these transactions. The following table sets forth stock transactions since January 1, 1996 in which BancSecurity repurchased stock for its treasury:


                   DATE                      SHARES              PRICE PER SHARE
                   -------------------------------------------------------------

1996               January 19, 1996          20 shares           $1,070
                   July 18, 1996              5 shares            1,180
                   September 9, 1996         54 shares            1,195

1997               January 16, 1997          21 shares           $1,300
                   August 29, 1997           20 shares            1,450
                   September 4, 1997         24 shares            1,450

         BancSecurity has paid dividends on an annual basis. Cash dividends paid for 1997 were $1,665,218 ($43 per share); for 1996 were $1,493,454 ($38.50 per share); and for 1995 were $1,331,297 ($34.25 per share). A dividend of $10.75 per share was paid for the first quarter of 1998. The ability of BancSecurity to pay dividends is dependent upon the receipt of dividends from the BancSecurity Banks, which is subject to normal regulatory restrictions. In determining cash dividends, the Board of Directors of BancSecurity considers the earnings, capital requirements, financial ratio guidelines issued by the FRB and other banking regulators and other relevant factors. See Note 12 of Notes to BancSecurity's Consolidated Financial Statements and the discussion under "BancSecurity Management's Discussion and Analysis of Results of Operations and Financial Condition - Capital Adequacy" for restrictions on the ability of BancSecurity to pay dividends.

         The Agreement provides that after December 1, 1997, BancSecurity shall not pay any dividends with respect to BancSecurity Common in excess of (a) $43.00 per share of BancSecurity Common on or about January 1998 for the year 1997, (b) a quarterly dividend in the first quarter of 1998 equal to $10.75 per share, and (c) in each quarter thereafter a quarterly dividend in an amount equal to the dividend the BancSecurity shareholders would have received had they been shareholders of F&M in the event either the closing of the Merger does not occur in the pertinent quarter or the closing of the Merger is after the record date for the holders of F&M Common to receive a quarterly dividend in the pertinent quarter, provided, that in the case of each dividend payment the availability of the pooling of interests accounting treatment will not be adversely effected.

                       F&M SELECTED FINANCIAL INFORMATION

         The summary financial data presented below for F&M Bancorporation, Inc. for the quarters ended March 31, 1998 and 1997 and for each of the years in the five year period ended December 31, 1997, which are derived from the Consolidated Financial Statements of F&M and should be read in conjunction with other financial information incorporated by reference in this Prospectus, such as the separate Consolidated Financial Statements and notes thereto of F&M, and Management's Discussion and Analysis of Results of Operations and Financial Condition, which are incorporated herein by reference. See Note (1) below regarding accounting for business combinations.

                                               Quarters ended March 31,                     Years ended December 31,
                                               ------------------------  -----------------------------------------------------------
                                                   1998        1997        1997        1996        1995        1994        1993
                                                   ----        ----        ----        ----        ----        ----        ----
                                                    (unaudited; dollars in millions, except  per share data)
SUMMARY OF OPERATIONS (1)
  Interest income ............................   $    33.1   $    28.3   $   122.5   $    98.9   $    87.6   $    74.1   $    70.9
  Interest expense ...........................        15.6        13.3        57.8        45.4        39.4        29.5        29.3
  Net interest income ........................        17.5        15.0        64.7        53.5        48.2        44.6        41.5
  Provision for loan losses ..................          .7          .4         2.8         2.9         1.7         1.4         1.4
  Non-interest income ........................         2.5         1.9         8.8         6.6         5.4         4.8         5.9
  Net income before extraordinary item and
    cumulative effect of change in accounting
    principle (2) ............................         5.5         4.7        20.3        15.4        13.8        10.1        10.2
  Net income .................................         5.5         4.7        20.3        15.4        13.8        10.1        10.3
  Net income applicable to common stock ......         5.5         4.7        20.3        15.4        13.8        10.1        10.1

PERIOD END BALANCE SHEET DATA (1)
  Total assets ...............................   $ 1,684.7   $ 1,470.8   $ 1,646.0   $ 1,335.9   $ 1,148.9   $ 1,062.8   $ 1,011.3
  Net loans ..................................     1,239.6     1,079.2     1,182.8       958.2       783.1       727.3       629.1
  Total deposits .............................     1,379.4     1,228.1     1,373.4     1,140.4       993.7       925.9       882.2
  Short-term borrowings ......................        62.0        64.4        47.7        42.3        12.6        21.0         6.8
  Other borrowings ...........................        69.9        23.8        60.9        18.2        18.1        10.5        16.8
  Preferred stock ............................         0           0           0           0           0           0           2.1
  Total shareholders' equity .................       156.7       138.0       148.8       122.2       111.0        97.8        97.4

PER COMMON SHARE DATA
  Net income per share:
      Before extraordinary item and cumulative
        effect of change in accounting
        principle (2) ........................   $     0.56  $     0.48  $     2.09  $     1.73  $     1.59  $     1.16  $     1.20
      Basic ..................................         0.56        0.48        2.09        1.73        1.59        1.16        1.21
      Diluted ................................         0.55        0.48        2.08        1.73        1.59        1.16        1.21
  Cash dividends (3) .........................         0.22        0.18        0.76        0.61        0.50        0.40        0.30

PRO FORMA DATA (4)
  Interest income ............................   $    43.3   $    38.2   $   162.8   $   138.4   $   125.4   $   106.3   $   101.2
  Non-interest income ........................         3.4         2.8        12.8        10.2         8.8         7.8         8.9
  Net income .................................         7.3         6.5        23.4        22.2        19.9        15.8        15.6
  Net income applicable to common stock ......         7.3         6.5        23.4        22.2        19.9        15.8        15.4
  Period end:
      Total assets ...........................   $ 2,229.8   $ 2,010.5   $ 2,192.7   $ 1,867.5   $ 1,660.4   $ 1,533.0   $ 1,463.9
      Short-term borrowings ..................        85.2        88.1        74.8        68.0        33.6        39.0        25.3
      Other borrowings .......................        77.2        28.3        71.0        27.9        27.5        27.1        18.6
  Per common share:
      Net income:
        Basic ................................   $     0.54  $     0.49  $     1.75  $     1.77  $     1.61  $     1.28  $     1.29
        Diluted ..............................         0.54        0.49        1.74        1.77        1.61        1.28        1.29
  Cash dividends (3) .........................         0.22        0.18        0.76        0.61        0.50        0.40        0.30

------------------
(1) Except as indicated, the data have been restated to reflect F&M's acquisitions using the pooling of interests method of accounting, except in the case of certain acquisitions for which prior results were not restated because they were not material to F&M. See Note 3 of Notes to F&M's Consolidated Financial Statements incorporated herein by reference. The 1997 and prior data also have not been restated to reflect F&M's 1998 acquisitions; although one of those acquisitions is being accounted for using the pooling of interests method of accounting, prior periods will not be restated due to its relatively small size as compared to F&M.

(2) Cumulative effect of change in accounting principle in 1993 represents the adoption of SFAS No. 109 (Accounting for Income Taxes) by one of the Company's acquired subsidiaries.
(3) Cash dividends per share are not restated to reflect the acquisitions accounted for using the pooling of interests method of accounting on a pro forma basis.
(4) Giving effect to F&M's proposed Merger with BancSecurity, assuming an Exchange Ratio of 93.6064 shares of F&M Common for each share of BancSecurity Common; the actual Exchange Ratio may be higher, and has not yet been finally determined. Does not give effect to F&M's other pending acquisition.


                            F&M BANCORPORATION, INC.

         F&M Bancorporation, Inc. was formed in 1980 to acquire the shares of Farmers and Merchants Bank of Kaukauna, Wisconsin (now known as F&M Bank-Kaukauna). F&M has grown internally and through acquisitions from a one-bank holding company with total assets of $37 million at its inception to a multi-bank holding company with 66 banking offices, and total assets of almost $1.7 billion, at March 31, 1998.

         At December 31, 1997, F&M's subsidiary banks (the "F&M Banks") ranged in size from $19.3 million to $312.1 million in total assets. F&M acquired two banks in separate transactions since December 31, 1997. Together, these banks have two offices and approximately $44 million in total assets. The F&M Banks are community banks which provide a full range of services to consumers and businesses in small and medium-sized communities throughout Wisconsin, and in one location in Minnesota. F&M provides the benefits of holding company affiliation while allowing the F&M Banks to operate with considerable autonomy.

         More detailed information about F&M, including historical audited and interim (unaudited) financial statements and management's discussion and analysis, is contained in the F&M 1997 10-K and the F&M 3/31/98 10-Q which are incorporated in this Joint Proxy Statement/Prospectus by reference. See "Incorporation of Documents by Reference."

Other Pending Acquisition

         Jefferson. On December 31, 1997, F&M entered into an agreement to acquire Financial Management Services of Jefferson, Inc. ("Jefferson"), the holding company for The Farmers & Merchants Bank of Jefferson ("FMBJ"). FMBJ, with its main office and a branch in the city of Jefferson, is located in south-east Wisconsin. The agreement provides for the exchange of Jefferson stock for approximately 641,975 shares of F&M Common (subject to adjustments provided in the agreement). The transaction is expected to be completed in late May 1998.

         At December 31, 1997, Jefferson had total assets of $99.7 million, net loans of $62.0 million, total deposits of $80.7 million and shareholders' equity of $13.2 million. For the year ended December 31, 1997, Jefferson had net income of $1.0 million.

                BANCSECURITY SELECTED CONSOLIDATED FINANCIAL DATA

         The following table presents selected consolidated financial data of BancSecurity Corporation ("BancSecurity") and its subsidiaries for the quarters ended March 31, 1998 and 1997, and each of the five years ended December 31, 1997. This information and the following discussion and analysis should be read in conjunction with other BancSecurity financial information presented elsewhere herein.


                                      QUARTERS ENDED
                                         MARCH 31,                             YEARS ENDED DECEMBER 31,
-------------------------------------------------------------------------------------------------------------------------
                                      1998       1997           1997         1996         1995       1994        1993
-------------------------------------------------------------------------------------------------------------------------
                                                       (dollars in thousands, except per share data)

SUMMARY OF OPERATIONS
   Interest income                $ 10,159     $  9,841     $ 40,298     $ 39,452     $ 37,825     $ 32,221     $ 30,282
   Interest expense                  5,528        5,294       21,991       21,319       20,803       15,721       14,949
-------------------------------------------------------------------------------------------------------------------------
   Net interest income               4,631        4,547       18,307       18,133       17,022       16,500       15,333
   Provision for loan losses             1           78        2,353          695        1,093          870          688
   Non-interest income                 965          976        3,966        3,612        3,404        3,045        3,031
   Non-interest expense              3,059        2,844       15,217       11,584       11,016       10,653       10,214
   Net income                        1,834        1,858        3,058        6,773        6,052        5,720        5,259

PERIOD END BALANCE SHEET DATA
   Total assets                    545,052      539,742      546,673      531,640      511,473      470,234      452,623
   Net loans                       325,674      313,366      329,680      313,801      295,976      276,445      246,065
   Total deposits                  450,371      449,282      446,595      436,911      428,250      390,985      391,160
   Other borrowings                 30,530       28,232       37,183       35,437       30,351       34,649       20,258

PER SHARE DATA
   Net income                        47.35        47.91        78.92       174.43       155.65       146.33       133.96
   Cash dividends                    10.75            0        43.00        38.50        34.25        30.75        27.50

               BANCSECURITY MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         The following discussion and analysis provides information regarding BancSecurity's results of operations and financial condition for the quarters ended March 31, 1998 and 1997, and for the years ended December 31, 1997, 1996 and 1995.

         Management's Discussion and Analysis includes discussions that are not statements of historical fact (including statements in the future tense or which include terms such as "believe," "expect," "anticipate" or "may") but instead are forward-looking statements that involve risks and uncertainties, and BancSecurity's actual future results could materially differ from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, BancSecurity's future lending and collections experiences, the effects of acquisitions, competition from other institutions, changes in the banking industry and its regulation, technological change, and other factors, including those described in this Management's Discussion and Analysis.

FIRST QUARTER -- 1998 COMPARED WITH 1997

Results of Operations

         For the three months ended March 31, 1998, net income decreased $24,000, or 1.3%, to $1.8 million from $1.9 million in the first quarter of 1997. The annualized return on average assets was 1.37% for the first quarter of 1998 compared with 1.42% for the first quarter of 1997. Returns on average stockholders' equity on an annualized basis for the first quarters of 1998 and 1997 were 13.87% and 14.41%, respectively.

         Net Interest Income.

         Net interest income for the three months ended March 31, 1998 increased $84,000, or 1.8%, to $4.8 million from $4.5 million in the first quarter of 1997. Total interest income for the first quarter of 1998 increased $318,000, or 3.2%, to $10.2 million from $9.8 million in the first quarter of 1997. Interest expense increased $234,000, or 4.4%, to $5.5 million in the first quarter of 1998 from $5.3 million in the first quarter of 1997.

         Increased net interest income for the three month period is attributable to the increase in asset volume due to BancSecurity's internal growth and relative stability of BancSecurity's net interest margin. Total interest income increased for the three month period in 1998 compared to the same period in 1997 as a result of an increase in interest and fees on loans due to increased loan activity and generally stable interest rates, while total interest expense increased for the three month period in 1998 compared to 1997 as a result of increased levels of deposits.

         Provision for Loan Losses.

         The provision for loan losses for the three months ended March 31, 1998 had a decrease of $77,000 to $1,000 from $78,000 in the first quarter of 1997. Despite this decrease in the provision for loan losses BancSecurity was able to maintain the loan loss reserve as a percentage of loans at 1.82%. See "Allowance for Loan Losses" for further discussion.

         Non-Interest Income.

         Non-interest income for the three months ended March 31, 1998 decreased $11,000, or 1.13%, to $965,000 from $976,000 in the first quarter of 1997. The net decrease was due primarily to a decrease in other fees and income as a result of a one time gain on the sale of other real estate owned which was recognized in the first quarter of 1997. This decrease was partially offset by increased trust revenues, service fees and commission income.

         Non-Interest Expense.

         Non-interest expense for the three months ended March 31, 1998 increased $215,000, or 7.6%, to $3.1 million from $2.8 million in the first quarter of 1997. Personnel expenses increased in 1998 due to expanded operations of two new bank locations as well as normal salary increases. Occupancy expenses increased also due to servicing of the new locations and operations.

         The overhead ratio, which is computed by subtracting non-interest income from non-interest expense (excluding net securities transactions) and dividing by average total assets, was 1.55% in the first quarter of 1998 compared with 1.42% in the first quarter of 1997. The increase in this ratio in the first quarter of 1998 was the result of the factors set forth above.

         Provision for Income Taxes.

         BancSecurity's provision for income taxes for the three months ended March 31, 1998 decreased $42,000, or 5.6%, to $702,000 from $744,000 in the first quarter of 1997. The decrease in income tax provision was principally due to decreased taxable income.

         Net Income.

         Net income for the first quarter of 1998 decreased by $24,000, or 1.3%, to $1.8 million from $1.9 million in the same period for 1997.

         Net income per common share was $47.35 for the first quarter of 1998 compared with $47.91 in the first quarter of 1997, a decrease of 1.2%.

Financial Condition

         Loan Portfolio.

         At March 31, 1998, total loans decreased $4.0 million, or 1.2%, to $331.7 million from $335.7 million at December 31, 1997. The loan mix in BancSecurity's portfolio at March 31, 1998 did not change in any material respect compared with December 31, 1997.

         At March 31, 1998, loans are as follows:
                                                 (in thousands)

Commercial and industrial                           $  57,206
Agricultural                                           22,215
Real estate construction                                  776
Real estate mortgage                                  217,256
Installment and other consumer                         34,262
                                                    ---------
                                                      331,715
Less allowance for loan losses                         (6,041)
                                                    ---------
         Net loans                                  $ 325,674
                                                    =========


         Non-Performing Assets.

         Maintaining excellent credit quality continues to be a priority for BancSecurity. At March 31, 1998 non-performing assets amounted to $7.9 million, compared to $7.4 million at December 31, 1997. Non-performing loans at March 31, 1998 were $6.4 million, or 1.93% of total loans, compared to $6.8 million at December 31, 1997.

Other real estate owned ("OREO") at March 31, 1998 was $1.4 million as compared to $0.6 million at December 31, 1997. The ratio of non-performing assets to total loans at March 31, 1998 was 2.37%. Management continues to work at reducing the level of non-performing assets. Management does not believe that there is any common reason or general trend which accounts for the increase (or that it is necessarily an indication of expected future developments). However, particularly in view of the developments, management continues to take an aggressive collection effort on these assets, carefully monitoring these (and other) loans and regularly reviews and evaluates the non-performing credits to determine appropriate handling and action.

         The following table sets forth the amount of non-performing loans, other real estate owned and non-performing assets, and each of their percentages to total loans at March 31, 1998:

(in thousands)
Non-accrual loans                                 $4,519             1.36%

Loans past due 90 days or more                     1,896             0.57%

Restructured loans                                     0             0.00%
                                                  ------             ----
         Total non-performing loans                6,415             1.93%

Other real estate owned                            1,445             0.44%
                                                  ------             ----
         Total non-performing assets              $7,860             2.37%
                                                  ======             ====

         Summary of Loan Loss Experience

         For the first three months of 1998, total charge-offs were $12,000 and total recoveries were $43,000. The annualized ratio of net charge-offs (recoveries) to average loans outstanding for the three months ended March 31, 1998 was (0.04%). The charge-offs were not concentrated in any particular industry.

         The following table summarizes loan balances at March 31, 1998 and 1997; changes in the allowance for loan losses arising from loans charged-off and recoveries on loans previously charged-off, by loan category; and provisions for loan losses which have been charged to expense:

(in thousands)                                               1998                1997
                                                             ----                ----
Average balance of loans for period                       $ 332,966           $ 317,391
                                                          ---------           ---------
Allowance for loan losses at beginning of period              6,009               4,545
Loans charged off:
  Commercial and industrial                                       2                   4
  Real Estate-mortgage                                           --                   2
  Installments and other consumer loans                          10                   3
                                                          ---------           ---------
Total charge offs                                                12                   9

Recoveries on loans previously charged off:
  Commercial and industrial                                      16                   3
  Agricultural                                                    7                  25
  Residential Real Estate - mortgage                             --                   2
  Installment and other consumer loans                           20                  24
                                                          ---------           ---------
Total recoveries                                                 43                  54
Net loans charged off (recovered)                               (30)                (45)
Provisions for loan losses                                        1                  77
                                                          ---------           ---------
Allowance for loan losses at end of period                $   6,041           $   4,667
                                                          =========           =========
Ratio of net charge offs during period to average
  loans outstanding (annualized)                              (0.04)%             (0.05%)
Allowance for loan losses to total loans                       1.82%               1.45%

         Allowance for Loan Losses.

         At March 31, 1998 and December 31, 1997, the allowance for loan losses as a percentage of total loans was 1.82% and 1.79%, respectively. Management continually reviews the loan portfolio, and other factors, to determine the appropriate allowance. The allowance for loan losses is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible based on evaluations of the collectibility of loans and prior loan loss experience. In determining the additions to the allowance charged to operating expenses, management considered historical loss experience, changes in the nature and volume of the loan portfolio, overall portfolio quality, and current economic conditions that may affect the borrower's ability to pay.

         The following table summarizes the allocation of allowances for loan losses and give a breakdown of the percentage of loans in each category at March 31, 1998:


                                                                                  Percent of
                                                                                   loans in
                                                                                     each
                                                     Amount of                     category
                                                    reserve for                    to total
(in thousands)                                      loan losses                     loans
------------------------------------------------------------------------------------------------------------
Commercial, industrial & agricultural                    $3,625                        24.0%

Real estate - construction                                   20                         0.2%

Real estate - mortgage                                    1,907                        65.5%

Installment and other consumer loans                        489                        10.3%
                                                         ------                       -----
                                                         $6,041                       100.0%


         Investment Portfolio.

         At March 31, 1998, the investment portfolio decreased $6.8 million, or 3.8%, to $171.4 million from $178.2 million at December 31, 1997. At March 31, 1998 and December 31, 1997, the investment portfolio represented 31.4% and 32.6% of total assets, respectively.

         Deposits.

         Total deposits at March 31, 1998 increased $3.8 million, or 0.8%, to $450.4 million from $446.6 million at December 31, 1997. Interest-bearing deposits at March 31, 1998 increased $7.5 million, or 1.8%, to $414.6 million from $407.1 million at December 31, 1997. Total deposits continue to increase steadily primarily due to internal growth.

         Borrowings.

         Short-term borrowing at March 31, 1998 were $23.2 million, as compared to $27.1 million at December 31, 1997. Short-term borrowings consist primarily of repurchase agreements and treasury tax and loan accounts. Other borrowed funds were $7.3 million at March 31, 1998, as compared to $10.1 million at December 31, 1997 and consist primarily of Federal Home Loan Bank debt. These borrowings have decreased as the availability of funds from customer deposits have increased and loan demand has decreased.

Capital Adequacy

         During the three months ended March 31, 1998, stockholders' equity increased $2.7 million due to net income of $1.8 million in the first quarter and an increase due to the effect of FASB 115 resulting in a net unrealized gain on securities available for sale, offset by dividends paid to stockholders. At March 31, 1998, BancSecurity's risk-based Tier 1 capital ratio was 16.4%. The total risk-based capital ratio was 17.9% and the leverage ratio was 9.6%. All such ratios exceed regulatory minimums of 4.0%, 8.0% and 4.0%, respectively. The average equity to average assets ratio was 10.02% at March 31, 1998, compared with 9.95% at March 31, 1997.

         BancSecurity's common stock dividend payout ratio was 22.7% in the first three months of 1998 as compared to 22.4% in the comparable 1997 period.

         At March 31, 1998, each of the BancSecurity Banks was in compliance with all applicable capital requirements, and management believes that the capitalization of those banks is adequate.

         During the first quarter, BancSecurity incurred minimal capital expenditures for replacement and renovation of facilities. BancSecurity to date has not committed to any major commitments to build or purchase facilities in 1998 and would finance any such expenditures through earnings and existing capital resources.

Liquidity

         As shown in BancSecurity's Consolidated Statements of Cash Flows for the three months ended March 31, 1998, cash and cash equivalents increased by $9.3 million during the period to $25.2 million at March 31, 1998. The increase primarily reflected $1.4 million in net cash provided by operating activities and $12.9 million in net cash provided by investing activities, offset by $5.0 million in net cash used in financing activities. Net cash provided by operating activities primarily consisted of BancSecurity's net income in the period less adjustments for non-cash debits. Net cash provided by investing activities consisted primarily of a net increase in loans plus proceeds from maturities and calls of securities offset by payment for the purchase of securities. Net cash used in financing activities principally reflected a decrease in short-term and other borrowings and dividends paid during the quarter.

         BancSecurity manages its liquidity to provide adequate funds to support the borrowing requirements and deposit flow of its customers. Management views liquidity as the ability to raise cash at a reasonable cost or with a minimum of loss and as a measure of balance sheet flexibility to react to marketplace, regulatory and competitive changes. The primary sources of BancSecurity's liquidity are investment securities available for sale and other marketable assets maturing within one year. BancSecurity attempts, when possible, to match relative maturities of assets and liabilities, while maintaining the desired net interest margin. BancSecurity can also utilize borrowing capabilities if appropriate.

         See "1997 Compared with 1996 and 1995--Liquidity, Interest Sensitivity and Market Risk Management" for further information on interest sensitivity and market risk management.

1997 COMPARED WITH 1996 AND 1995

Results of Operations

         Net income in 1997 decreased $3.7 million, or 54.8%, to $3.1 million from $6.8 million in 1996 (compared with $6.1 million in 1995). Net income per common share was $78.92 in 1997 compared with $174.43 in 1996 and $155.65 in 1995. Return on average assets was 0.57% in 1997, compared with 1.31% in 1996 and 1.24% in 1995. Return on average common stockholders' equity was 5.56% in 1997, compared with 14.21% in 1996 and 14.43% in 1995.

         Earnings for 1997 were affected by merger related expenses of approximately $2.2 million due to the pending merger with F&M (see Note 14 of the Notes to BancSecurity's Consolidated Financial Statements) and a $2.0 million provision associated in part with BancSecurity's investment in a purchased lease portfolio. Increased net interest income, resulting from internal growth, has also been a major factor affecting earnings over the last three years. BancSecurity has been able to keep its net interest margin relatively constant over this time period, while at the same time increasing its interest earning assets.

         The remainder of this section provides a more detailed explanation of factors affecting the results of operations.

         Net Interest Income

         Net interest income is the most significant component of BancSecurity's earnings. For analytical purposes, interest earned on tax exempt assets, such as state and municipal obligations, is adjusted in this discussion to a fully-taxable equivalent basis. This adjustment is based upon the statutory federal corporate income tax rate, and any interest expense which is disallowed as a deduction in connection with carrying these tax exempt assets, and thus facilitates a meaningful comparison between taxable and nontaxable earning assets.

         Net interest income in 1997 increased $0.1 million, or 0.7%, to $19.2 million from $19.1 million in 1996. This increase is attributable to the increase in asset volume due to BancSecurity's internal growth and relative stability of BancSecurity's net interest margin. Net interest income in 1996 increased 5.6% from $18.1 million in 1995.

         Changes in net interest income occur due to fluctuations in the balances and/or mixes of interest-earning assets and interest-bearing liabilities, and changes in their corresponding interest yields and costs. In both 1997 and 1996, BancSecurity experienced asset growth in loans, which enhanced BancSecurity's net interest income because loans tend to produce higher rates of interest paid to BancSecurity than other types of interest earning assets. Changes in non-performing assets, together with interest lost and recovered on those assets also affect comparisons of net interest income.

         The following table presents the relative contribution of changes in volume and interest rates on changes in net income for the periods indicated using average interest-earning assets and interest-bearing liabilities balances.

                                                                 YEAR ENDED
                                                         DECEMBER 31, 1997 VS 1996
                                                  -------------------------------------
                                                      INCREASE (DECREASE) DUE TO (1)
                                                  -------------------------------------
                                                   VOLUME          RATE            NET
---------------------------------------------------------------------------------------
                                                                (IN THOUSANDS)
Interest earned on:
    Loans (2)                                        $1,723         ($605)      $1,118
    Taxable investment securities                      (108)          129           21
    Non-taxable investment securities (2)              (231)            9         (222)
    Other interest income                               (74)          (29)        (103)
---------------------------------------------------------------------------------------
Total                                                 1,310          (496)         814
---------------------------------------------------------------------------------------
Interest paid on:
    Savings deposits                                    388           374          762
    Time deposits                                      (324)          (70)        (394)
    Short-term borrowings                                72            60          132
    Other borrowings                                    163            10          173
---------------------------------------------------------------------------------------
Total                                                   299           374          673
---------------------------------------------------------------------------------------
Net interest income                                  $1,011         ($870)        $141


                                                                YEAR ENDED
                                                        DECEMBER 31, 1996 VS 1995 (1)
                                                  ------------------------------------
                                                       INCREASE (DECREASE) DUE TO
                                                  ------------------------------------
                                                   VOLUME          RATE          NET
--------------------------------------------------------------------------------------
                                                                (IN THOUSANDS)
Interest earned on:
    Loans (2)                                        $1,289        ($176)      $1,113
    Taxable investment securities                       964            0          964
    Non-taxable investment securities (2)              (324)         (25)        (349)
    Other interest income                                 5         (209)        (204)
--------------------------------------------------------------------------------------
Total                                                 1,934         (410)       1,524
--------------------------------------------------------------------------------------
Interest paid on:
    Savings deposits                                    857           14          871
    Time deposits                                      (139)        (146)        (285)
    Short-term borrowings                               136          (81)          55
    Other borrowings                                    (74)         (51)        (125)
--------------------------------------------------------------------------------------
Total                                                   780         (264)         516
--------------------------------------------------------------------------------------
Net interest income                                  $1,154        ($146)      $1,008

(1) The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

(2) The amount of interest income on nontaxable loans and investment securities has been adjusted to its fully taxable equivalent.

The following table sets forth average consolidated balance sheet data and average yield and rate data on a tax equivalent basis for the periods indicated.

                                           1997                                   1996                             1995
                             -------------------------------------------------------------------------------------------------------
(dollars in                    AVERAGE               YIELD/       AVERAGE              YIELD/       AVERAGE                  YIELD/
thousands)                     BALANCE    INTEREST    RATE        BALANCE   INTEREST    RATE        BALANCE      INTEREST     RATE
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
  Interest earning assets
    Loans (1), (2), (3)         $324,824   $27,600     8.50%      $305,163   $26,482     8.68%      $290,243      $25,369     8.74%
    Taxable investment
      securities                 153,021    10,435     6.82%       154,393    10,414     6.75%       140,063        9,450     6.75%
    Nontaxable investment
      securities (2)              26,397     2,776    10.52%        28,573     2,998    10.49%        31,654        3,347    10.57%
    Other investments              5,589       404     7.23%         6,598       507     7.68%         6,551          711    10.85%
                             ----------------------             ---------------------             ------------------------
    Total                       $509,831   $41,215     8.08%      $494,727   $40,401     8.17%      $468,511      $38,877     8.30%
Non-interest earning assets
  Cash and due from banks          9,897                             9,318                             8,746
  Premises & Equip - net           9,627                             7,303                             5,342
  Other assets                    10,743                             9,887                             8,303
  Less: Allowance for loan
        loss                      -4,863                            -5,007                            -4,087
                             ------------                       -----------                       -----------
  Total                         $535,235                          $516,228                          $486,815
                             ============                       ===========                       ===========

LIABILITIES & STOCKHOLDERS'
EQUITY
  Interest bearing
    liabilities
    Savings deposits            $173,007    $6,962     4.02%      $163,213    $6,200     3.80%      $140,745       $5,329     3.79%
    Time deposits                228,931    13,158     5.75%       234,573    13,552     5.78%       236,882       13,837     5.84%
    Short-term borrowings         24,095     1,248     5.18%        22,666     1,116     4.92%        19,991        1,061     5.31%
    Other borrowings              10,712       624     5.83%         7,867       451     5.73%         9,161          576     6.29%
                             ----------------------             ---------------------             ------------------------
    Total                       $436,745   $21,992     5.04%      $428,319   $21,319     4.98%      $406,779      $20,803     5.11%

  Non-interest bearing
    liabilities
    Demand deposits               34,052                            32,338                            30,852
    Other liabilities              9,392                             7,903                             7,246
    Stockholders' equity          55,046                            47,668                            41,938
                             ------------                       -----------                       -----------
    Total                       $535,235                          $516,228                          $486,815
                             ============                       ===========                       ===========
Net interest income                        $19,223                           $19,082                              $18,074
Rate spread                                            3.05%                             3.19%                                3.18%
Net interest margin                                    3.77%                             3.86%                                3.86%

------------------

      (1) For purposes of these computations, non-accruing loans are included in the daily average loan amounts outstanding.

      (2) The amount of interest income on non-taxable investment securities and loans has been adjusted to its fully taxable equivalent.
      (3)  Loan fees are included in total interest income as follows:
           1997-$563,828; 1996-$616,645; 1995- $459,580.

The following table sets forth the mix of average interest-earning assets and average interest-bearing liabilities.

                                                                 YEARS ENDED DECEMBER 31,
------------------------------------------------------------------------------------------------------------
                                                     1997                  1996                   1995
------------------------------------------------------------------------------------------------------------
Loans                                                 63.7%                61.7%                   61.9%
Taxable investment securities                         30.0%                31.2%                   29.9%
Non-taxable investment securities                      5.2%                 5.8%                    6.8%
Other investments                                      1.1%                 1.3%                    1.4%
------------------------------------------------------------------------------------------------------------
                                                     100.0%               100.0%                  100.0%
============================================================================================================

Savings deposits                                      39.6%                38.1%                   34.6%
Time deposits                                         52.4%                54.8%                   58.2%
Short-term borrowings                                  5.5%                 5.3%                    4.9%
Other borrowings                                       2.5%                 1.8%                    2.3%
------------------------------------------------------------------------------------------------------------
                                                     100.0%               100.0%                  100.0%
============================================================================================================

         The preceding mix table reflects the results of management's strategy to increase loans as a percent of earning assets coupled with generally strong demand for loans. Based on the current economic conditions, management has increased the percent of average loans to average earning assets while decreasing average taxable and nontaxable investment securities. The table also shows the effects of management's strategy to reduce reliance on time deposits by increasing savings deposits as a percentage of interest-bearing liabilities.

         As interest rates paid on liabilities fluctuated throughout 1997 and increased overall, the mix of deposits changed, with saving deposits increasing and time deposits decreasing. The increase was partially attributable to the promotion of BancSecurity's money market product. Short-term borrowings increased as depositors sought higher rates. other borrowed funds primarily consist of advances from the Federal Home Loan Bank and were utilized by BancSecurity to augment its growth in earning assets. For more information regarding borrowing, see notes 3 and 7 of notes to BancsScurity's Consolidated Financial Statements.

         Provision for Loan Losses

         The amount charged to provision for loan losses is based on management's evaluation of the loan portfolio. Management determines the adequacy of the allowance for loan losses, both on a bank-by-bank basis and on an overall basis for BancSecurity, based on past loan loss experience, current economic conditions, composition of the loan portfolio and the anticipated potential for future loss. Management is also mindful of the expectations in recent years of banking industry regulators for increased levels of allowances, although no particular regulatory obligations have been imposed on BancSecurity in this regard.

         The provision for loan losses was $2.4 million in 1997, compared with $0.7 million in 1996 and $1.1 million in 1995. The increase in the provision for loan losses was primarily due to the continuing levels of non-performing assets held by BancSecurity relating to two separate credit relationships. See "Non-Performing Assets" below for additional information. The allowance for loan losses as a percentage of gross loans outstanding was 1.79% at December 31, 1997, as compared to 1.43% and 1.55% at December 31, 1996 and 1995, respectively. Net charge-offs as a percentage of average loans outstanding were 0.27% in 1997, 0.27% in 1996 and 0.11% in 1995.

         Non-Interest Income

         BancSecurity stresses the importance of growth in non-interest income as one of its key long-term strategies. Non-interest income for 1997 increased $0.4 million or 9.8% when compared to 1996. This compares with an increase of $0.2 million, or 6.1%, from 1995. The increase in non-interest income during 1997 was attributable primarily to increased commission income due to insurance sales and the expansion of the activities of BancSecurity's insurance agency. Other fees and income also increased due to greater trust revenues, an increase in the cash surrender value recognized on insurance policies covering key executives and a gain on the sale of other real estate owned. The increase in service fees during 1996 was attributable primarily to increased services, along with an increase in the amount charged for those services.

         During all three periods, net security gains were minimal. These gains were realized as management responded to market conditions and opportunities. For additional detail see Note 3 of Notes to BancSecurity's Consolidated Financial Statements.

         Non-Interest Expense

         BancSecurity's total non-interest expense in 1997 increased $3.6 million, or 31.4%, to $15.2 million from $11.6 million in 1996. The increase was primarily due to expenses related to the pending Merger with F&M. Expenses associated with the pending Merger consisted primarily of an investment banker fee of approximately $1,875,000, and additional professional fees of approximately $250,000. The addition of two new bank locations also increased non-interest expense. Personnel expenses increased due to the new locations as well as increased salary levels. Occupancy and equipment expenses increased due to servicing of the new locations and operations. The total non-interest expense in 1996 represents a 5.2% increase from $11.0 million in 1995. Personnel costs increased due to increases in the number of employees and normal compensation levels. Equipment costs also increased due to the implementation of a new data processing system.

         BancSecurity's overhead ratio (which is computed by subtracting non-interest income, excluding security gains, from non-interest expense and dividing the result by average total assets) was 2.11% in 1997 (1.70% excluding the merger expenses), 1.58% in 1996, and 1.57% in 1995.

         Due to the sensitivity of the overhead ratio to changes in the size of the balance sheet, management also looks at trends in the efficiency ratio to assess the changing relationship between operating expenses and income. The efficiency ratio measures the amount of cost expended by BancSecurity to generate a given level of revenues in the normal course of business. It is computed by dividing total operating expense by the sum of net interest income (on a fully-taxable equivalent basis) and non-interest income from ongoing operations, excluding security gains. The efficiency ratio was 65.68% in 1997 (56.27% after adjusting for merger expenses of $2.2 million), 51.40% in 1996 and 51.39% in 1995. The increases in this ratio and the overhead ratio resulted from the various factors set forth above.

         Income Taxes

         BancSecurity's provision for income taxes in 1997 decreased $1.1 million, or 38.9%, to $1.6 million from $2.7 million in 1996. The 1996 level represents a 18.9% increase from $2.3 million in 1995. As a percentage of taxable income, the effective tax rate was 35.0% in 1997, 28.5% in 1996 and 27.2% in 1995 of income before taxes. For more information regarding income taxes see Note 8 of Notes to BancSecurity's Consolidated Financial Statements.

         Net Income

         Net income decreased by $3.7 million in 1997, or 54.8% to $3.1 million from $6.8 million in 1996. This compares with a increase in income of $0.7 million, or 11.9%, for 1996 from $6.1 million in 1995.

         Earnings for 1997 were affected by merger related expenses of approximately $2.2 million due to the pending merger with F&M plus a $2.0 million provision in part associated with BancSecurity's purchased lease portfolio. Increased net interest income, resulting from internal growth, has also been a major factor affecting earnings over the last three years. The company has been able to keep its net interest margin relatively constant over this time period, while at the same time increasing its interest earning assets.

         Return on average common stockholders' equity was 5.56% in 1997 compared with 14.21% in 1996 and 14.43% in 1995. The return on average assets was 0.57% in 1997 compared with 1.31% in 1996 and 1.24% in 1995.

         Net income per common share was $78.92 in 1997 compared with $174.43 in 1996 and $155.65 in 1995.

Financial Condition

         1997 was a year of growth for BancSecurity in total assets and equity. Year end total assets in 1997 grew to $547 million, a 2.8% increase from $532 million in 1996. Total shareholders' equity at December 31, 1997 was $52 million, a 2.1% increase from $51 million in 1996. The balance of this section further discusses changes in BancSecurity's assets, liabilities and equity.

         Loan Portfolio

         The following table sets forth the major categories of loans outstanding and the percentage of total loans for each category at the dates indicated. (Real estate mortgage includes commercial and agricultural real estate mortgages.)


                                            DECEMBER 31, 1997         DECEMBER 31, 1996      DECEMBER 31, 1995
                                  ------------------------------------------------------------------------------
(dollars in
thousands)                                  AMOUNT             %      AMOUNT           %     AMOUNT           %
----------------------------------------------------------------------------------------------------------------
Commercial and industrial               $      54,687      16.2%   $    54,905     17.2%  $    56,285     18.7%
Agricultural                                   23,731       7.1%        21,401      6.7%       19,761      6.6%
Real estate construction                        3,557       1.1%         4,974      1.6%        4,225      1.4%
Real estate mortgage                          218,913      65.2%       201,154     63.2%      174,568     58.1%
Installment and other consumer
loans                                          34,801      10.4%        35,911     11.3%       45,803     15.2%
----------------------------------------------------------------------------------------------------------------
Total                                   $     335,689     100.0%   $   318,345    100.0%  $   300,642    100.0%
================================================================================================================


                                            DECEMBER 31, 1994         DECEMBER 31, 1993
                                      ---------------------------------------------------
(dollars in
thousands)                                  AMOUNT             %      AMOUNT           %
-----------------------------------------------------------------------------------------
Commercial and industrial               $      68,489      24.6%   $    61,648     24.7%
Agricultural                                   21,688       7.7%        23,123      9.3%
Real estate construction                        2,365       0.8%         3,231      1.3%
Real estate mortgage                          143,094      51.0%       123,748     49.6%
Installment and other consumer
loans                                          44,693      15.9%        37,659     15.1%
-----------------------------------------------------------------------------------------
Total                                   $     280,329     100.0%   $   249,409    100.0%
=========================================================================================


Loan growth was 5.4% in 1997 compared with 5.9% in 1996. The 1997 and 1996 increases were primarily the result of loan production efforts.

         During 1997 and 1996 the loan mix in BancSecurity's portfolio remained relatively constant, with a trend toward more real estate mortgage loans, which includes commercial, agricultural real estate and residential mortgages.

         BancSecurity maintains a diversified loan portfolio and therefore, management believes there is minimal exposure to losses due to loan concentrations. At December 31, 1997, BancSecurity believes that there are no loan concentrations to a multiple number of borrowers engaged in similar activities which would cause them to be similarly impacted by economic or other conditions affecting any particular industry. By maintaining a diversity of types of borrowers, BancSecurity has attempted to prevent losses due to economic difficulties of certain industries.

         The following table sets forth the scheduled repayments of the loan portfolio and the sensitivity of loans to interest rate changes at December 31, 1997 (excluding real estate mortgages and consumer loans).

                                                            MATURITY
                                       ----------------------------------------------------
                                                               OVER ONE
                                          ONE YEAR         YEAR THROUGH               OVER
                                           OR LESS           FIVE YEARS         FIVE YEARS
                                       ----------------------------------------------------
                                                         (In thousands)

Commercial and industrial            $      42,281       $        6,578     $        5,828
Agricultural                                23,409                  317                  5
Real estate construction                     3,557                    0                  0
-------------------------------------------------------------------------------------------
Total                                $      69,247       $        6,895     $        5,833
===========================================================================================


                                                              INTEREST SENSITIVITY
                                                   ----------------------------------------
AMOUNT OF LOANS DUE AFTER ONE YEAR WITH:                          FIXED           VARIABLE
                                                                   RATE               RATE
                                                   ----------------------------------------
                                                           (In thousands)

Commercial and industrial                                $        9,593     $        2,813
Agricultural                                                        322                  0
-------------------------------------------------------------------------------------------
Total                                                    $        9,915     $        2,813
===========================================================================================

         Non-Performing Assets

         Non-performing assets are a broad measure of problem loans. The following table sets forth the amount of non-performing loans, other real estate owned and non-performing assets, and each of their percentages to total loans as of the dates indicated.


                                                                         DECEMBER 31,
                                     -------------------------------------------------------------------------------------
(dollars in thousands)                       1997           %           1996           %              1995          %
--------------------------------------------------------------------------------------------------------------------------
Non-accrual loans                     $     5,367      1.60 %    $     7,816      2.45 %      $      4,153     1.38 %
Loans past due 90 days or more              1,445      0.43              465      0.15                 268     0.09
Restructured loans                              0      0.00                0      0.00                   0     0.00
--------------------------------------------------------------------------------------------------------------------------
Total non-performing loans                  6,812      2.03            8,281      2.60               4,421     1.47

Other real estate owned                       604      0.18               36      0.01                 377     0.13
--------------------------------------------------------------------------------------------------------------------------
Total non-performing assets           $     7,416      2.21 %    $     8,317      2.61 %      $      4,798     1.60 %
==========================================================================================================================



                                                         DECEMBER 31,
                                   ---------------------------------------------------------
(dollars in thousands)                    1994            %               1993          %
--------------------------------------------------------------------------------------------
Non-accrual loans                      $   739       0.27 %         $      482     0.19 %
Loans past due 90 days or more             766       0.27                  502     0.20
Restructured loans                           0       0.00                    0     0.00
--------------------------------------------------------------------------------------------
Total non-performing loans               1,505       0.54                  984     0.39

Other real estate owned                    115       0.04                  266     0.11
--------------------------------------------------------------------------------------------
Total non-performing assets            $ 1,620       0.58 %         $    1,250     0.50 %
============================================================================================

         Maintaining excellent credit quality continues to be a priority for BancSecurity. Non-performing assets as a percentage of total loans outstanding decreased in 1997 to 2.21% compared with 2.61% in 1996 and increased compared with 1.60% in 1995. Loans past due 90 days or more increased in 1997 because of developments with respect to a number of separate loans, in different locations and industries. Management does not believe that there is any common reason or general trend which accounts for the increase (or that it necessarily is an indication of expected future developments). However, particularly in view of the developments, management continues to make aggressive collection efforts on these assets, carefully monitors these (and other) loans, and regularly reviews and evaluates the non-performing credits to determine appropriate handling and action.

         Non-accrual loans at December 31, 1997 decreased 0.85% as a percentage of total loans, as compared to 1996. Non-accrual loans are at a level BancSecurity considers manageable, but management continues to work at reducing the level of all non-performing loans. Furthermore, BancSecurity considers its allowance for loan losses adequate to cover this level of non-accrual loans and it regularly reviews the various factors used in determining the provision and allowance for loan losses. Non-accrual loans for 1997 and 1996 include commercial loans of $3.7 million and $4.4 million, respectively for leases acquired through a party which is in bankruptcy proceedings and for which settlement is in process with the bankruptcy trustee. In addition, the non-accrual loans for 1997 include $1.2 million relating to a credit on a specific real estate development. This property was acquired by

BancSecurity via a sheriff deed in January 1998. Subsequently, BancSecurity has entered into a sale agreement which is expected to close in April 1998, and no loss is expected.

         The gross interest income that would have been recognized on non-accrual loans in 1997 if the loans had been current in accordance with their original terms was approximately $640,000, of which there were no significant amounts collected and included in BancSecurity's income for 1997.

         It is the policy of BancSecurity to place a loan on non-accrual status when the loan's principal and accrued interest is not expected to be collected in full or when the loan becomes contractually past due 90 days or more as to principal or interest and is not guaranteed by an outside source. Loans past due 90 days or more may be retained on accrual status if they are guaranteed by a third party and BancSecurity believes that such guaranty will be adequate to assure collection.

         There were no particular loans as to which payments were current at December 31, 1997, which in the opinion of management, and to its best knowledge, will not be paid according to their terms.

         Summary of Loan Loss Experience

         The following table summarizes loan balances at the end of each period; changes in the allowance for loan losses arising from loans charged-off and recoveries on loans previously charged-off, by loan category; and provisions for loan losses which have been charged to expense.


                                                               YEAR ENDED DECEMBER 31,
                                           --------------------------------------------------------------------
(dollars in thousands)                          1997         1996         1995         1994         1993
---------------------------------------------------------------------------------------------------------------
Average balance of loans
for period                                  $  324,824    $ 305,163    $ 290,243    $ 266,632    $ 225,688
===============================================================================================================
Allowance for loan losses
at beginning of period                           4,545        4,666        3,885        3,345        2,837

Loans charged off
   Commercial and Industrial                     1,012          723          289          197           51
   Agricultural                                      0           62           91          180           82
   Real Estate - Mortgage                           12            2            0            0           55
   Installments and Other
Consumer Loans                                     125          185          155           99           88
---------------------------------------------------------------------------------------------------------------
Total charge offs                                1,149          972          535          476          276

Recoveries on loans
previously charged off
   Commercial and Industrial                       151           34           52           67           44
   Agricultural                                     47           88          114            8           21
   Real Estate - Mortgage                            2            0            0           25            3
   Installments and Other
Consumer Loans                                      60           34           57           46           28
---------------------------------------------------------------------------------------------------------------
Total recoveries                                   260          156          223          146           96

Net loans charged off                              889          816          312          330          180

Provisions for loan losses                       2,353          695        1,093          870          688
---------------------------------------------------------------------------------------------------------------
Allowance for loan losses
at end of period                            $    6,009    $   4,545    $   4,666    $   3,885    $   3,345
===============================================================================================================
Ratio of net charge offs during period to
   average loans outstanding                      0.27 %       0.27 %       0.11 %       0.12 %       0.08 %
Allowance for loan losses
to total loans                                    1.79 %       1.43 %       1.55 %       1.39 %       1.34 %

         Allocation of Allowance for Loan Losses

         The following table summarizes the allocation of allowances for loan losses and gives a breakdown of the percentage of loans in each category.


                                  DECEMBER 31, 1997        DECEMBER 31, 1996          DECEMBER 31, 1995
                                ----------------------------------------------------------------------------
                                               PERCENT                    PERCENT                   PERCENT
                                              OF LOANS                   OF LOANS                  OF LOANS
                                  AMOUNT OF    IN EACH      AMOUNT OF     IN EACH     AMOUNT OF     IN EACH
                                    RESERVE   CATEGORY        RESERVE    CATEGORY      RESEARCH    CATEGORY
                                   FOR LOAN   TO TOTAL       FOR LOAN    TO TOTAL      FOR LOAN    TO TOTAL
(dollars in thousands)               LOSSES      LOANS         LOSSES       LOANS        LOSSES       LOANS
------------------------------------------------------------------------------------------------------------
Commercial, industrial, and
agricultural                        $ 3,789       23.3%         2,265        23.9%       $2,552       25.3%
Real estate - construction               35        1.1             50         1.6            64        1.4
Real estate -  mortgage               1,775       65.2          1,753        63.2         1,450       58.1
Installment and other consumer
loans                                   410       10.4            477        11.3           600       15.2
------------------------------------------------------------------------------------------------------------

                                      6,009      100.0%         4,545       100.0%        4,666      100.0%
============================================================================================================


                                   DECEMBER 31, 1994       DECEMBER 31, 1993
                                  ------------------------------------------------
                                               PERCENT                    PERCENT
                                              OF LOANS                   OF LOANS
                                  AMOUNT OF    IN EACH      AMOUNT OF     IN EACH
                                    RESERVE   CATEGORY        RESERVE    CATEGORY
                                   FOR LOAN   TO TOTAL       FOR LOAN    TO TOTAL
(dollars in thousands)               LOSSES      LOANS         LOSSES       LOANS
----------------------------------------------------------------------------------
Commercial, industrial, and
agricultural                         $1,943       32.3%        $1,739      34.0%
Real estate - construction               42        0.8             44       1.3
Real estate -  mortgage               1,317       51.0          1,072      49.6
Installment and other consumer
loans                                   583       15.9            490      15.1
----------------------------------------------------------------------------------
                                     $3,885      100.0%        $3,345     100.0%
==================================================================================


         The allowance for loan losses is maintained at a level sufficient to provide for estimated loan losses based on evaluating known and inherent risks in the loan portfolio. The allowance for loan losses is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible based on evaluations of the collectibility of loans and prior loan loss experience. In determining the additions to the allowance charged to operating expenses, management considered historical loss experience, changes in the nature and volume of the loan portfolio, overall portfolio quality, and current economic conditions that may affect the borrower's ability to pay.

         The degree of risk associated with BancSecurity's loans is generally greater in the commercial, industrial and agricultural categories, representing 23.3% of total loans at December 31, 1997. Accordingly, management has allocated a significantly larger portion of the allowance for loan losses to these types of loans and has increased the provision for loan loss to cover the risk associated with two particular non-accrual loans mentioned above under "Non-Performing Assets."

         The ultimate recovery of all loans is susceptible to future economic factors beyond BancSecurity's control. These factors may result in losses or recoveries differing significantly from those provided in the financial statements.

         Investment Portfolio

         The following table sets forth the distribution of investments (securities held to maturity and available for sale) and interest bearing deposits and their percentage to total investments at the dates indicated.


                                                                               DECEMBER 31,
                                               -----------------------------------------------------------------------------
                                                             1997                       1996                   1995
                                               -----------------------------------------------------------------------------
(DOLLARS IN
THOUSANDS)                                         AMOUNT  PERCENT            AMOUNT  PERCENT            AMOUNT  PERCENT
----------------------------------------------------------------------------------------------------------------------------
U.S. Treasury securities and obligations of
   U.S. Government corporations and agencies    $   47,149    26.3 %       $   34,967    18.9 %       $   29,706    16.0 %
Obligations of states and political
   subdivisions                                     28,901    16.2             26,549    14.4             28,680    15.4
Mortgage-backed securities                          88,530    49.5            106,898    57.8            113,750    61.1
Other investments                                   14,217     8.0             16,535     8.9             14,013     7.5
----------------------------------------------------------------------------------------------------------------------------
Total
Investments                                     $  178,797   100.0 %       $  184,949   100.0 %       $  186,149   100.0 %
============================================================================================================================

         The investment portfolio was relatively unchanged in total. The slight decrease in 1997 is due primarily to the higher loan demand in 1997 and 1996. The relative mix changed as payments received on mortgage- backed securities were reinvested in U.S. Agency securities.

         The following table shows the relative maturities and weighted average interest rates on a tax equivalent basis of investment securities, excluding equity securities, as of December 31, 1997.

                                                                        AFTER ONE            AFTER FIVE
                                                  WITHIN               BUT WITHIN           BUT WITHIN          AFTER
                                                 ONE YEAR              FIVE YEARS           TEN YEARS         TEN YEARS
---------------------------------------------------------------------------------------------------------------------------
(DOLLARS IN
THOUSANDS)                                   AMOUNT YIELD           AMOUNT YIELD        AMOUNT YIELD         AMOUNT YIELD
---------------------------------------------------------------------------------------------------------------------------
U.S. Treasury and other U.S. Government
  agencies and corporations, including
  mortgage-backed securities              $   3,743   7.09 %     $  87,229   7.06    $  41,978    7.11    $   2,729   7.95
States and political
  subdivisions (domestic)                     7,749   9.14          11,103  11.27        8,825   10.14        1,224  10.54
Other investments                               631   4.01           3,553   6.73            0    0.00            0   0.00
---------------------------------------------------------------------------------------------------------------------------
Total                                     $  12,123   8.24 %     $ 101,885   7.51    $  50,803    7.64    $   3,953   8.75
===========================================================================================================================


         Inherent in any portfolio which includes mortgage-backed securities, there exist both prepayment and maturity extension risk. BancSecurity is not immune to these same types of risks. BancSecurity's investments in these types of securities are predominantly in straight U.S. Agency-issued mortgage-backed pass-throughs and lower risk types of real estate mortgage investments conduit/collateralized mortgage obligations. The major categories of the mortgage-backed security portfolio and dollar values as of December 31, 1997, are as follows: fixed rate mortgage-backed pass-throughs-$33.0 million; variable rate mortgage-backed pass-throughs-$47.5 million; fixed rate real estate mortgage investment conduits/collateralized mortgage obligations-$1.1 million; and floating rate real estate mortgage investment conduits/collateralized mortgage obligations-$6.9 million.

         For more information regarding the investment portfolio, including the breakdown between securities held to maturity and available for sale, see Note 3 of Notes to BancSecurity's Consolidated Financial Statements.

         Deposits

         The following table sets forth average deposits by type and the percentage which each type represents of total average deposits at the dates indicated.


                                                          DECEMBER 31,
                             ------------------------------------------------------------------------
                                     1997                     1996                      1995
                             ------------------------------------------------------------------------
                                AMOUNT  PERCENT          AMOUNT  PERCENT          AMOUNT  PERCENT
-----------------------------------------------------------------------------------------------------
                                                     (dollars in thousands)

Non-interest bearing demand   $  34,052     7.9 %     $   32,338      7.5 %    $   30,852     7.6 %
Interest-bearing demand          37,692     8.6           38,194      8.9          37,334     9.1
Savings deposits                135,315    31.0          125,019     29.1         103,411    25.3
Time deposits                   228,931    52.5          234,573     54.5         236,882    58.0
-----------------------------------------------------------------------------------------------------
Total                         $ 435,990   100.0 %     $  430,124    100.0 %    $  408,479   100.0 %
=====================================================================================================



         Year-end deposits increased 2.2% in 1997 compared with an increase of 2.0% in 1996 over 1995.

         The aggregate principal amount of time certificates of deposit issued in amounts of $100,000 or more and outstanding as of December 31, 1997 was $33,325,000. Their maturing distribution is as follows:

         -three months or less                                $15,982,000
         -over three months and through twelve months         $11,891,000
         -over one year                                       $ 5,452,000

         Neither BancSecurity nor its subsidiaries have any deposits in foreign banking offices.

         Borrowings

         Short-term borrowings at December 31, 1997 were $27.1 million, as compared to $25.7 million at December 31, 1996. Short-term borrowings consisted primarily of repurchase agreements and treasury tax and loan accounts. Other borrowed funds were $10.1 million as compared to $9.7 million at December 31, 1996 and consisted primarily of Federal Home Loan Bank debt. During 1997, BancSecurity maintained a stable balance of short-term and other borrowings used to fund its loan demand. Use of short-term funds during 1997 reflected the attractiveness of rates for those funds.

Capital Adequacy

         Stockholders' equity increased in 1997 by $1.1 million. This increase was a result of net income during the year, as reduced by dividends of $1.7 million paid to common stockholders and the SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" adjustment which decreased stockholders' equity by $0.2 million.

         At December 31, 1997, the risk-based capital ratio for Tier 1 capital was 15.7% and the total risk-based capital ratio was 17.1%, as compared to minimum regulatory requirements of 4.0% and 8.0%, respectively. The ratio of average equity to average assets amounted to 10.28% at December 31, 1997 compared with 9.23% at

December 31, 1996 and 8.61% at December 31, 1995. The Company's leverage ratio at December 31, 1997 was 9.3%, as compared to a minimum regulatory requirement of 4.0%.

         At December 31, 1997, the BancSecurity subsidiary banks in the aggregate could have paid approximately $15 million of additional dividends to BancSecurity without prior regulatory approval. The payment of dividends is subject to the statutes governing Iowa state chartered banks. At December 31, 1997, each of the BancSecurity banks was in compliance with all applicable capital requirements, and management believes that the capital structure of the BancSecurity banks is adequate. BancSecurity's common stock dividend payout ratio was 54.5% in 1997, as compared to 22.1% in 1996 and 22.0% in 1995.

Liquidity, Interest Sensitivity and Market Risk Management

         As shown in BancSecurity's Consolidated Statement of Cash Flows for 1997, cash and cash equivalents were stable between 1997 and 1996. The Statement of Cash Flows reflected $6.4 million in net cash provided by operating activities plus $9.8 million in net cash provided by financing activities offset by $15.3 million in net cash used in investing activities. Net cash used in investing activities consisted primarily of a net increase in loans of $18 million plus purchases of bank premises and equipment of $4 million. Net cash provided by operating activities primarily consisted of BancSecurity's net income in 1997, increased by adjustments for non-cash items. Net cash provided by financing activities principally reflected a net increase in deposits and short-term borrowings, offset by dividends paid.

         BancSecurity manages its liquidity to provide adequate funds to support the borrowing requirements and deposit flow of its customers. Management views liquidity as the ability to raise cash at a reasonable cost and as a measure of balance sheet flexibility to react to marketplace, regulatory and competitive changes. The primary sources of BancSecurity's liquidity are marketable assets maturing within one year. At December 31, 1997, the carrying value of securities maturing within one year was $22.2 million, or 12.4% of the total investment securities portfolio. BancSecurity attempts, when possible, to match relative maturities of assets and liabilities, while maintaining the desired net interest margin. Although the percentage of earning assets represented by loans is increasing, management believes that liquidity is adequate.

         Managing interest rate risk is fundamental to banking. Banking institutions manage the inherently different maturity and repricing characteristics of the lending and deposit-taking lines of business to achieve a desired interest rate sensitivity position and to limit their exposure to interest rate risk. BancSecurity manages its balance sheet to achieve maximum shareholder value within the constraints of its interest rate risk discipline, the maintenance of high credit quality, and sound leverage and liquidity positions. Both the interest rate sensitivity and liquidity position of BancSecurity are reviewed regularly. The primary objective of interest rate sensitivity management is to maintain net interest income growth while reducing exposure to the risks inherent in interest rate movements.

         A historical tool for measuring interest rate sensitivity is the gap analysis. The following table shows BancSecurity's approximate consolidated rate sensitivity gap position at December 31, 1997.

                                                           0-90        91-365       1-5      OVER 5
                                                           DAYS         DAYS       YEARS     YEARS       TOTAL
------------------------------------------------------------------------------------------------------------------
Loans                                                       $ 85,596    $ 74,651  $ 89,370   $ 86,072    $335,689
Investment securities                                         71,097      43,705    43,548     20,447     178,797
Other earning assets                                           2,475           0         0          0       2,475
------------------------------------------------------------------------------------------------------------------
    Total rate-sensitive assets (RSA)                       $159,168    $118,356  $132,918   $106,519    $516,961
==================================================================================================================
Savings deposits                                            $121,698    $      0  $      0   $      0    $121,698
Time deposits                                                 63,617     101,401    55,023      6,240     226,281
Other non-deposit interest-bearing liabilities                36,285         566       331          0      37,182
------------------------------------------------------------------------------------------------------------------
    Total rate-sensitive liabilities (RSL)                  $221,600    $101,967  $ 55,354  $   6,240    $385,161
==================================================================================================================
Interest sensitivity gap                                    $(62,432)   $ 16,389  $ 77,564  $ 100,279    $131,800
==================================================================================================================
Cumulative interest sensitivity gap                          (62,432)    (46,043)   31,521    131,800
==================================================================================================================
Ratio of cumulative rate sensitivity gap to RSA                (39.2)%     (38.9)%    23.7%     123.7%

Cumulative ratio of rate sensitive assets
    to rate sensitive liabilities                               71.8%       85.8%    108.3%     134.2%


         Rate-sensitive liabilities in the preceding table exclude 50% of negotiable order of withdrawal interest-bearing demand accounts and 70% of regular savings accounts because management believes, based on BancSecurity's previous experience, that this treatment more closely approximates actual results due to the relatively stable nature of these accounts.

         Management's overall strategy is to coordinate the volume of rate-sensitive assets and liabilities to minimize the impact of interest rate movements on the net interest margin. The above table reflects a cumulative negative gap position for the 90-day and 91-to-365-day intervals with a positive position for the longer maturities. A negative position is favorable in a falling interest rate environment; a positive position is favorable in a rising interest rate environment. The gap is within the acceptable range established by management at each level of maturity. The December 31, 1997 net interest margin indicates that the actual change in interest rates for the year resulted in a slight decrease in the margin to 3.77% from 3.86% for 1996. Since this is a dynamic ratio, management has the ability to influence net interest income in a positive manner when interest rate changes do occur.

         While the gap position illustrated above is a useful tool that management can assess for general positioning of BancSecurity's asset/liability sensitivity and the BancSecurity balance sheets, management uses an additional measurement tool to evaluate its asset/liability sensitivity. This additional measurement tool determines exposure to changes in interest rates by measuring the percentage change in net interest income due to changes in rates over a one-year time horizon. Management measures such percentage change assuming an instantaneous permanent parallel shift in the yield curve of 100 and 200 basis points, both upward and downward. The model uses an option-based pricing approach to estimate the sensitivity of mortgage loans. The most significant embedded option in these types of assets is the prepayment option of the borrowers. The model uses various prepayment assumptions depending upon the type of mortgage instrument (residential mortgages, commercial mortgages, mortgage-backed securities, etc.). Prepayment rates for mortgage instruments ranged from 5 to 30 constant prepayment rate as of December 31, 1997.

         For administered rate core deposits (e.g. NOW and savings accounts), the model utilizes interest rate floors equal to their current levels.

         Utilizing this measurement concept, the interest rate risk of BancSecurity expressed as a percentage change in net interest income over a one-year time horizon due to changes in interest rates, at December 31, 1997, is as follows:

                                                                                   BASIS POINT CHANGE
                                                                     -----------------------------------------------
                                                                        +100         +200      -100        -200
                                                                     -----------------------------------------------
Percentage change in net interest income due to an immediate
  change in interest over a one-year time horizon.................     (3.17%)     (6.63%)     2.32%      3.22%

         BancSecurity does not currently engage in trading activities or use derivative instruments to control interest rate risk. Even though such activities may be permitted with the approval of the Board of Directors, BancSecurity does not intend to engage in such activities in the immediate future.

         Interest rate risk is the most significant market risk affecting BancSecurity. Other types of market risk, such as foreign currency exchange rate risk and commodity price risk, do not arise in the normal course of BancSecurity's business activities.

YEAR 2000

         Like other financial institutions, BancSecurity must assure that its computer and other systems are "year 2000 compliant" (meaning that such systems are capable of accommodating dates after December 31, 1999 and operating and processing information correctly in and after the year 2000). In an effort to make BancSecurity year 2000 compliant on a timely basis, BancSecurity has taken or is planning to take a number of steps. BancSecurity has partially completed an assessment of its systems and is monitoring year 2000 compliance efforts of selected third parties. Some of BancSecurity's systems are contracted from third parties and to a significant extent BancSecurity's ability to become year 2000 compliant depends upon such compliance being achieved by some of these third parties. Subject to the identification of any material compliance problems of important third parties, BancSecurity currently believes that it will be year 2000 compliant on a timely basis, thereby meeting regulatory requirements and avoiding material operational disruptions. Only limited testing has been done to date, but BancSecurity will be testing to confirm that it is year 2000 compliant. BancSecurity currently does not expect that its expenditures to become year 2000 compliant will have a material effect on its operations. There can be no assurance, however, that operational difficulties or material expenditures relating to BancSecurity's effort to become year 2000 compliant will not be identified or experienced in the future whether or not the Merger is approved.

RECENT ACCOUNTING DEVELOPMENTS

         In June 1996, FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which BancSecurity adopted effective January 1, 1997. SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. The statement provides guidelines for classification of a transfer as a sale. The statement also requires liabilities incurred or obtained by transferors as part of a transfer of financial assets be initially recorded at fair value. Subsequent to acquisition, the servicing assets and liabilities are to be amortized over the estimated net servicing period.

         In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income in a full set of general purpose financial statements. This statement requires all items that are required to be recognized under accounting standards as components of comprehensive income to be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement requires that an enterprise display an amount representing total comprehensive income for the period in a financial statement, but does not require a specific format for that financial statement. This statement also requires that an enterprise (i) classify items of other comprehensive income by their nature in a financial statement and (ii) display the accumulated balance of other comprehensive income separately from retained earnings and surplus in the equity section of the balance sheet. The statement is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Management, at this time, cannot determine the effect that adoption of this statement may have on the consolidated financial statements of BancSecurity, as comprehensive income is dependent on the amount and nature of assets and liabilities held which generate nonincome changes to equity.

         In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. This statement supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," but retains the requirement to report information about major customers. It also amends SFAS No. 94, "Consolidation of All Majority-Owned Subsidiaries," to remove the special disclosure requirements for previously unconsolidated subsidiaries. The statement is effective for fiscal years beginning after December 15,1997. In the initial year of application, comparative information for earlier years is to be restated. The statement is not expected to have an effect on the financial position or operation results of BancSecurity, but may require additional disclosures in the consolidated financial statements.

                            BANCSECURITY CORPORATION

General

         BancSecurity Corporation is a multi-bank holding company incorporated under the laws of Iowa. BancSecurity's primary assets are its three wholly-owned Iowa subsidiaries: Security Bank ("Security Bank") with its principal office in Marshalltown, Iowa, Security Bank Jasper-Poweshiek ("Security Bank Jasper-Poweshiek") with its principal office in Grinnell, Iowa; and Story County Bank and Trust ("Story County") with its principal office in Story City, Iowa. BancSecurity has no other subsidiary banks; however, Security Bank does own 100% of Security BancServices Group, Inc. ("BancServices") which owns real estate leased to Security Bank. BancServices also does business under the trade name "Security Insurance Services," as an insurance agency selling personal and commercial lines of property and casualty insurance and life insurance and annuity products. BancServices provides discount brokerage services through Olde Discount Brokerage. Story County owns 100% of Washlin Investment Company, a subsidiary established in 1987 to purchase the parcel of land on which Story County's Ames office was built in 1997.

         Each of the BancSecurity Banks has multiple, highly visible locations concentrated in Central Iowa and, in the aggregate, BancSecurity owns and operates 14 full-service facilities. Each of the BancSecurity Banks is state chartered and a member of the FDIC. BancSecurity was formed in 1983 to acquire the shares of Security Bank, which then had two locations in Marshalltown, one location in Laurel and one location in Gladbrook. BancSecurity has grown internally and through acquisitions; since its formation in 1983 BancSecurity's assets have increased from $144 million to $546 million.

         BancSecurity purchased assets and assumed liabilities of a failed bank from the FDIC to establish Story County as a second subsidiary bank with an office in Story City in 1985. In 1986 Security Bank purchased assets and assumed liabilities of a failed bank from the FDIC to establish its Prairie City location. The Eldora and Steamboat Rock offices of Security Bank were acquired in 1987. BancSecurity acquired a third subsidiary bank, Security Bank Jasper-Poweshiek with offices in Kellogg and Sully in 1988. Security Bank Jasper-Poweshiek opened a loan production office in Grinnell in 1989. In 1991, Story County purchased assets and assumed liabilities of a failed thrift from the Resolution Trust Corporation to establish its Ames office and Security Bank Jasper-Poweshiek purchased assets and assumed liabilities of a failed thrift from the Resolution Trust Corporation to establish its Newton office. In 1997 Security Bank Jasper-Poweshiek's loan production office in Grinnell was replaced by a full service Grinnell location.

         The BancSecurity Banks are engaged in single-family, multi-family, commercial real estate, consumer, commercial and agricultural lending. They accept and service demand, savings and time deposits, primarily from businesses and families in the counties where they are located. The BancSecurity Banks offer their customers a variety of services tailored to the needs of individuals, small businesses and larger corporations and offer an array of products with a focus on producing a high level of quality customer service in convenient locations.

Management

         The following persons are directors of BancSecurity. Directors are elected annually.


   Name                                   Principal Occupation                      Director Since
   ----                                   --------------------                      --------------


James H. Boyd                 Retired; former Senior Vice President of Fischer          1983
                              Controls


Ronald E. Fenton              President and Chief Executive Officer of                  1983
                              BancSecurity and Security Bank; Chairman of the
                              Board of Story County Bank and Trust and of
                              Security Bank Jasper-Poweshiek


Leo E. Herrick                Executive Vice President of Security Bank;                1993
                              President and CEO of Story County Bank and
                              Trust; Vice President of BancSecurity


William A. Lane, Jr.          Chairman of the Board of BancSecurity and                 1983
                              Security Bank


Gordon G. Leth                Executive Vice President and Secretary of                 1983
                              BancSecurity; Secretary of Security Bank


William N. Whitehill, Jr.     Retired; former President of Marshall Printing            1983
                              Company



      The table below shows the officers of BancSecurity, who are elected by the Board of Directors of BancSecurity to one-year terms.

                                    Years at           Years in
                                  BancSecurity         Financial
       Name                      or Predecessor        Industry                   Title
       ----                      --------------        --------                   -----

Ronald E. Fenton                       22                 35          President and CEO, BancSecurity; Board
                                                                      Chairman of Story County Bank & Trust and
                                                                      of Security Bank Jasper-Poweshiek

Leo E. Herrick                         22                 36          Vice President, BancSecurity; Executive Vice
                                                                      President, Security Bank; President and
                                                                      CEO, Story County Bank & Trust

William A. Lane, Jr.                   54                 54          Chairman of the Board of BancSecurity and
                                                                      Security Bank

Gordon G. Leth                         33                 51          Executive Vice President and Secretary of
                                                                      BancSecurity; Secretary of Security Bank



         At December 31, 1997, BancSecurity and the BancSecurity Banks together employed 214 employees on a full-time equivalent basis.

Share Ownership

         The table below sets forth information regarding the beneficial ownership of shares of BancSecurity Common (both the number of shares owned and the percent of the class) by BancSecurity's directors, by BancSecurity's directors and executive officers as a group, and by persons who are known to BancSecurity to beneficially own more than 5% of BancSecurity Common as of May 8, 1998.


      Name                                                Number of Shares          Percent
      ----                                                ----------------          -------

James H. Boyd                                                    1,026                2.6%
Ronald E. Fenton                                                 2,410                6.2%
Leo E. Herrick                                                     314                   *
William A. Lane, Jr.                                             1,765                4.6%
Gordon G. Leth                                                   1,463                3.8%
William N. Whitehill, Jr.                                          848                2.2%
All directors and
  executive officers as
  a group                                                        7,826               20.2%

Other 5% owners:
  Bettie L. Smith                                                3,493                9.0%
  Bank One, Arizona, NA, as Trustee
    of the Virginia Horne Henry Charitable
    Trust F/B/O Marshalltown Young Men's
    Christian Association and Marshalltown
    Young Women's Christian Association                          2,240                5.8%

----------------------

 *       Less than 1%

         Directors and executive officers of BancSecurity individually or as a group own no shares of F&M Common. BancSecurity and F&M are unaware of any ownership of BancSecurity Common by directors or executive officers of F&M.

                          INFORMATION AS TO SECURITIES

F&M Common

         The Articles of F&M, provide that F&M has authority to issue twenty million (20,000,000) shares of F&M Common Stock. As part of the F&M Special Meeting, F&M shareholders will be asked to approve the Amendment to the Articles to increase the number of authorized shares of F&M Common that F&M is authorized to issue from twenty million (20,000,000) shares to fifty million (50,000,000) shares. See "Proposed Amendment to Articles of Incorporation Regarding Authorized Shares." The outstanding shares of F&M Common are, and the shares to be issued in transactions will be, fully paid and nonassessable, except for statutory liability of shareholders under Section 180.0622(2) (b) of the WBCL, as judicially interpreted, for certain unpaid indebtedness to employees for services rendered.

         The holders of F&M Common are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Shareholders have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting rights are able to elect all of the directors. F&M's Articles and Bylaws provide for classification of the board of directors into three classes, one class being subject to election in each year for three-year terms.

         Dividends may be paid to holders of F&M Common when, as and if declared by the board of directors out of funds legally available therefor, subject to any contractual restrictions on the payment of dividends. In the event of any liquidation, dissolution or winding-up of F&M, the holders of F&M Common will be entitled to receive a pro rata share of the assets of F&M remaining after payment or provision for payment of the debts and other liabilities of F&M. The holders of F&M Common are not entitled to any preemptive, subscription, redemption or conversion rights. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Financial Condition--Capital Adequacy" and Note 15 of Notes to F&M's Consolidated Financial Statements in the F&M 1997 10-K (which are incorporated herein by reference) for discussions of restrictions on F&M Banks' ability to pay dividends to F&M.

         Certain Statutory Provisions

         Except as may otherwise be provided by law, the requisite affirmative vote of shareholders for certain corporate actions, including a merger or share exchange with another corporation, sale of all or substantially all of the corporate property and assets, or voluntary liquidation of F&M, is a majority of all the votes entitled to be cast on the transaction by each voting group of outstanding shares entitled to vote thereon. Sections 180.1130 through 180.1134 of the WBCL provide generally that, in addition to the vote otherwise required by law or the articles of incorporation of a "resident domestic corporation" (defined to mean a corporation domiciled in Wisconsin with at least 500 shareholders of record, including 100 shareholders of record who have unlimited voting rights and are Wisconsin residents), certain "business combinations" not meeting certain adequacy-of-price standards specified in the statute must be approved by (a) the holders of at least 80% of the votes entitled to be cast and
(b) two-thirds of the votes entitled to be cast by the corporation's outstanding voting shares owned by persons other than a "significant shareholder" who is a party to the transaction or an affiliate or associate thereof. Section 180.1130 defines "business combination" to include, subject to certain exceptions, a merger or share exchange of the issuing public corporation (or any subsidiary thereof) with or the sale or other disposition of substantially all assets of the issuing public corporation to, any significant shareholder or affiliate thereof. "Significant shareholder" is defined generally to mean a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the issuing public corporation. The statute also restricts the repurchase of shares and the sale of corporate assets by an issuing public corporation in response to a take-over offer. F&M presently meets the definition of "issuing public corporation."

         Also, Section 180.1150 of the WBCL provides that the voting power of shares of a "resident domestic corporation" which are held by any person in excess of 20% of the voting power of the issuing public corporation's shares shall be limited to 10% of the full voting power of such excess shares. This statutory voting restriction is not applicable to shares acquired directly from F&M, to shares acquired in a transaction incident to which shareholders of F&M vote to restore the full voting power of such shares and under certain other circumstances.

         Sections 180.1140 through 180.1144 of the WBCL prohibit certain "business combinations" between a "resident domestic corporation" and a person beneficially owning 10% or more of the outstanding voting stock of such corporation (an "interested shareholder") within three years after the date such person became a 10% beneficial owner (the "acquisition date"), unless the business combination or the acquisition of such stock has been approved before the acquisition date by the corporation's board of directors. After such three-year period, a business combination with the interested shareholder may be consummated only with the approval of the holders of a majority of the voting stock not beneficially owned by the interested shareholder, unless the combination satisfies certain adequacy-of-price standards intended to provide a fair price for shares held by disinterested shareholders. F&M presently meets the definition of a "resident domestic corporation."

         The foregoing provisions of the WBCL, the classification of F&M's board of directors and the ability to issue additional shares of F&M Common without further shareholder approval (except as may be required under NASDAQ Stock Market corporate governance standards), could have the effect, among others, of discouraging take-over proposals for F&M or impeding a business combination between F&M and a major shareholder.

BancSecurity Common

         The Articles of Incorporation of BancSecurity provide that BancSecurity has authority to issue one million shares of BancSecurity Common, of which 38,726 shares are issued and outstanding. The Articles of Incorporation of BancSecurity do not provide for any other class or series of stock. All outstanding shares of BancSecurity Common are validly issued, fully paid and nonassessable and not subject to any preemptive rights.

         BancSecurity's Articles and bylaws do not provide for classification of its board of directors; therefore, its directors are elected annually. BancSecurity shareholders do not have cumulative voting rights.

         The Articles of BancSecurity require that approval of a plan of merger requires the affirmative vote of at least 75% of the outstanding shares of BancSecurity Common. Most other matters requiring a shareholder vote require majority approval.

         Section 1108 of the IBCA provides that a director, in determining what is in the best interest of the corporation when considering a proposal for merger, may properly consider any or all of the following community interest factors in addition to considering the effects of any actions on shareholders:

         a. The effects of the action on the corporation's employees, suppliers, creditors, and customers.

         b. The effects of the action on the communities in which the corporation operates.

         c. The long-term as well as short-term interest of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

         Section 1108 of the IBCA also provides that consideration of any or all of the community interest factors is not a violation of the business judgment rule or any duty of the director, even if the director reasonably determines that a community interest factor or factors outweigh the financial or other benefits.

Comparison of F&M Common with BancSecurity Common

         Because F&M and BancSecurity are organized under the WBCL and IBCA, respectively, their respective common stocks, and the rights of their common shareholders, are different in the following respects:

         1. Shares of F&M Common trade on the NASDAQ Stock Market, and several regional brokerage firms foster a trading market in F&M Common. F&M Common is a class of securities registered with the Commission and F&M is subject to periodic public reporting with respect thereto. F&M is unaware of any active market for shares of BancSecurity Common, and BancSecurity is not subject to Commission reporting requirements.

         2. F&M is subject to the statutory anti-takeover provisions of Sections 180.1130 through 180.1150 of the WBCL because it currently meets the definitions of "issuing public corporation" and "resident domestic corporation" thereunder. (See the discussion thereof under "F&M Common--Certain Statutory Provisions" above.) Section 1108 of the IBCA provides that a director, in determining what is in the best interest of the corporation when considering a proposal for merger, may properly consider any or all of certain community interest factors in addition to considering the effects of any actions on shareholders. See the discussion of Section 1108 of the IBCA above under "Information as to Securities--BancSecurity Common".

         3. The Articles and bylaws of F&M provide for the classification of the Board of Directors into three classes, whereby directors serve three-year terms and one of the three classes of directors is subject to election at each annual meeting. The Articles and bylaws of BancSecurity do not provide for such classification, and each of BancSecurity's directors is elected annually for a one-year term.

         4. F&M Common is fully paid and not liable to any calls or assessments except under Section 180.0622(b) of the WBCL. See the discussion of
Section 180.0622(b) above under "Information as to Securities--F&M Common." No similar provision exists under the IBCA.

              PROPOSED AMENDMENT TO F&M'S ARTICLES OF INCORPORATION
                           REGARDING AUTHORIZED SHARES

         F&M's Board of Directors recommends the adoption of the Amendment to the Articles to increase the number of authorized shares of F&M Common. The proposed amendment was unanimously supported by all of the directors of F&M. The Articles currently authorize up to twenty million shares of Common Stock, $1.00 par value. The Board recommends that the Articles of Incorporation be amended to increase the total number of shares of F&M Common authorized from twenty million to fifty million.

         The proposed amendment provides that more shares of F&M Common will be available for issuance in the future. The Board believes it is prudent to provide flexibility by authorizing a sufficient number of shares to avoid the necessity, as well as delay and expense, of an additional shareholder vote in the foreseeable future. At May 8, 1998, of the twenty million authorized shares, approximately 9,900,000 were issued and outstanding. An additional approximately 4,900,000 shares have been allocated (but are as yet unissued) for utilization in F&M's stock option plans and the pending acquisitions of BancSecurity and Jefferson, leaving only approximately 5,200,000 shares unissued and available for issuance. While none of these actions would require the Amendment, the Board wishes to plan ahead in the event of future needs for shares.

         The Board of Directors has chosen the particular number of shares primarily to save Wisconsin Department of Financial Institutions filing fees in the future. Under Wisconsin statutes, the filing fee for any change in articles of incorporation increasing the number of authorized shares by one million or more is $10,000, irrespective of the number of additional shares authorized. Because the Board of Directors determined that at least one million additional shares should be authorized to anticipate possible corporate needs, it determined that it would be advisable at this time to authorize a higher number to save future filing fees should more shares be required in future years.

         While management is actively investigating and expects to continue to investigate business opportunities and considerations which may require the issuance of stock for cash or other consideration or in acquisitions or stock distributions, there are presently no definite plans, commitments or arrangements for the issuance of additional shares of stock except as described above. The Board believes that it is in F&M's best interest to have the authority to issue additional shares of F&M Common for use in possible acquisitions, as well as a means of obtaining additional capital and for other corporate purposes. Although management could use such shares to block an attempt to take over F&M, the increase in authorized shares is not proposed for that purpose. Although F&M has a classified Board of Directors, neither F&M's Articles of Incorporation nor Bylaws contain any other provisions which are intended to inhibit a takeover of F&M. Certain provisions of the WBCL may restrict voting power of any shareholders owning more than 20% of F&M's shares, impose super majority voting requirements in certain business combinations involving shareholders (or affiliates) owning more than 10% of F&M's shares, and impose certain other limitations on persons taking control of a corporation without the approval of its board.

         Depending upon the consideration for which they may be issued, the future issuance of shares may have a dilutive effect on F&M's per share earnings or book value per share. However, F&M does not have any current plans for the issuance of shares which is expected to have a materially dilutive effect.

         The Board of Directors has, as to the presently authorized shares, and will have as to the newly authorized shares, the power to issue shares for such lawful consideration (not less than the par value) as may be fixed from time to time by the Board. It is not anticipated that further shareholder approval for the issuance of additional shares would be solicited or required, except as may be required by NASDAQ listing requirements in connection with certain compensation programs or significant acquisitions. No shareholder, as such, has any preemptive or preferential rights to purchase shares of F&M or any obligations of F&M which are convertible into shares.

         The affirmative vote of the holders of a majority of shares of F&M Common outstanding on May 8, 1998 is required to adopt the proposed amendment. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

                                  OTHER MATTERS

         The respective Boards of Directors of F&M and BancSecurity have not been informed and are not aware that any other matters will be brought before the Meetings except as set forth herein. However, proxies may be voted with discretionary authority with respect to any other matters that may properly be presented at the meeting.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals must be received by F&M no later than December 20, 1998, in order to be considered for inclusion in the Proxy Statement for next year's annual shareholders meeting.

                                 LEGAL OPINIONS

         Quarles & Brady, Milwaukee, Wisconsin, special counsel for F&M, and McCarty, Curry, Wydeven, Peeters & Haak, LLP, Kaukauna, Wisconsin, general counsel for F&M, will render opinions on the legality of the shares being offered hereby and as to certain other matters in connection with the Merger. McCarty, Curry, Wydeven, Peeters & Haak, LLP will also render a tax opinion as to the Merger. At May 1, 1998, two Quarles & Brady attorneys providing services with respect to the Merger owned an aggregate of 8,625 shares of F&M Common. At that date, six McCarty, Curry, Wydeven, Peeters & Haak, LLP attorneys providing services with respect to the Merger owned an aggregate of 12,342 shares of F&M Common. Certain legal matters in connection with the Merger, will be passed upon for BancSecurity by Dickinson, Mackaman, Tyler & Hagen, P.C., Des Moines, Iowa.

                                EXPERTS/AUDITORS

         The consolidated financial statements of F&M as of December 31, 1997 and 1996, and for the three years ended December 31, 1997 incorporated by reference in this Joint Proxy Statement/Prospectus, and the other consolidated financial statements from which the selected financial data included herein have been derived, have been audited by Wipfli Ullrich Bertelson LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included or incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

         The consolidated financial statements of BancSecurity as of December 31, 1997 and 1996, and for the three years ended December 31, 1997 included in this Joint Proxy Statement/Prospectus have been audited by McGladrey & Pullen, LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

         Representatives of Wipfli Ullrich Bertelson LLP are expected to be present at the F&M Special Meeting, and representatives of McGladrey & Pullen, LLP are expected to be present at the BancSecurity Special Meeting, to answer questions, if requested.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                       PAGE NO.
                                                                                        HEREIN

BANCSECURITY CORPORATION

     Independent Auditor's Report...................................................      F-1
     Consolidated Balance Sheets at March 31, 1998 (unaudited),
        December 31, 1997 and 1996..................................................      F-2
     Consolidated Statements of Income for the three months ended
        March 31, 1998 and 1997 (unaudited) and for the years ended
        December 31, 1997, 1996 and 1995............................................      F-3
     Consolidated Statements of Comprehensive Income for the
        three months ended March 31, 1998 and 1997 (unaudited) and
        the years ended December 31, 1997, 1996 and 1995............................      F-4
     Consolidated Statements of Stockholders' Equity for the three months ended March 31, 1998 and 1997 (unaudited) and for the years
        ended December 31, 1997, 1996 and 1995......................................      F-5
     Consolidated Statements of Cash Flows for the three months ended
        March 31, 1998 and 1997 (unaudited) and for the years ended
        December 31, 1997, 1996 and 1995............................................      F-6
     Notes to Financial Statements..................................................      F-8


F&M BANCORPORATION, INC.

   Historical Financial Information

      Historical audited F&M financial statements at December
31, 1996 and 1997, and for the three years ended December 31, 1997, are incorporated herein by reference from the F&M 1997 10-K. Historical unaudited interim period F&M financial statements at March 31, 1998 and for the quarters ended March 31, 1998 and 1997, are incorporated herein by reference from the F&M 3/31/98 10-Q.

     Unaudited Pro Forma Financial Information


     Pro Forma Consolidated Balance Sheet at March 31, 1998.........................      F-28
     Pro Forma Consolidated Statements of Income for the quarter ended March 31, 1998 and for the years ended December 31, 1997,
       1996 and 1995................................................................      F-29
     Notes to Pro Forma Financial Statements........................................      F-32

                          INDEPENDENT AUDITOR'S REPORT










To the Board of Directors
BancSecurity Corporation
Marshalltown, Iowa

We have audited the accompanying consolidated statements of financial condition of BancSecurity Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BancSecurity Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.


                                                  McGladrey & Pullen, LLP

Des Moines, Iowa
January 28, 1998

BANCSECURITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                                                            December 31,
                                                                                March 31,         ----------------------------------
 ASSETS                                                                          1998                1997               1996
 ----------------------------------------------------------------------------------------------------------------------------------
                                                                              (Unaudited)

 Cash and due from banks (Note 2)                                         $       9,777,767      $   13,424,804      $  13,349,069
 Federal funds sold                                                              15,450,000           2,475,000          1,575,000
                                                                          ---------------------------------------------------------
               CASH AND CASH EQUIVALENTS                                         25,227,767          15,899,804         14,924,069

 Interest-bearing deposits                                                          566,980             631,024            413,792
 Securities available for sale, net (Notes 3 and 7)                             112,802,768         114,222,266        114,187,558
 Securities held to maturity, fair value of $62,307,081 in 1998,
    $67,280,724 in 1997 and $73,603,871 in 1996 (Note 3)                         58,598,675          63,943,640         70,347,779

 Loans, net (Notes 4, 7 and 11)                                                 325,673,767         329,679,868        313,800,750
 Bank premises and equipment, net (Note 5)                                       10,960,509          10,960,146          8,005,608
 Accrued income receivable                                                        4,672,412           4,763,558          4,813,523
 Other assets (Notes 8 and 9)                                                     6,548,696           6,572,919          5,147,232
                                                                          ---------------------------------------------------------

                                                                          $     545,051,574      $  546,673,225      $ 531,640,311
                                                                          =========================================================
 LIABILITIES AND STOCKHOLDERS' EQUITY

 LIABILITIES
    Deposits (Note 3):
       Noninterest-bearing demand deposits                                $      35,755,293      $   39,488,503      $  40,302,693
       Interest-bearing demand deposits                                          37,622,940          39,052,227         38,208,054
       Savings                                                                  159,634,345         141,772,495        126,041,887
       Time (Note 6)                                                            217,358,114         226,281,440        232,358,451
                                                                          ---------------------------------------------------------
                                                                                450,370,692         446,594,665        436,911,085

    Short-term borrowed funds (Notes 3 and 7)                                    23,198,434          27,085,015         25,724,491
    Other borrowed funds (Note 7)                                                 7,331,107          10,097,492          9,712,276
    Accrued interest payable                                                      3,562,276           4,058,953          3,745,492
    Other liabilities (Note 8)                                                    5,808,062           6,747,365          4,509,466
                                                                          ---------------------------------------------------------
                                                                                490,270,571         494,583,490        480,602,810
                                                                          ---------------------------------------------------------

 COMMITMENTS AND CONTINGENT LIABILITIES (Note 10)

 STOCKHOLDERS' EQUITY (Note 12)
    Common stock, $25 par value; authorized 1,000,000 shares;
       issued March 31, 1998 and December 31, 1997
       38,726 shares and December 31, 1996 38,791 shares                            968,150             968,150            969,775
    Surplus                                                                       3,975,907           3,975,907          3,982,581
    Retained earnings                                                            46,787,791          45,370,448         44,059,979
    Accumulated other comprehensive income, unrealized
       appreciation on securities available for sale, net                         3,049,155           1,775,230          2,025,166
                                                                          ---------------------------------------------------------
                                                                                 54,781,003          52,089,735         51,037,501
                                                                          ---------------------------------------------------------

                                                                          $     545,051,574      $  546,673,225      $ 531,640,311
                                                                          =========================================================


See Notes to Consolidated Financial Statements.

 BANCSECURITY CORPORATION AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME

                                                      For the Three Months                          For the Year
                                                         Ended March 31,                         Ended December 31,
                                                 -----------------------------------------------------------------------------------
                                                        1998           1997              1997             1996            1995
 -----------------------------------------------------------------------------------------------------------------------------------
                                                           (Unaudited)
Interest income:
    Loans, interest and fees                     $     7,089,414    $  6,649,990    $  27,531,364    $  26,447,963    $  25,340,018
    Securities:
       Taxable                                         2,430,307       2,608,057       10,434,892       10,414,043        9,449,902
       Tax-exempt                                        508,337         475,497        1,927,722        2,082,137        2,323,790
    Federal funds sold                                    76,920          15,780           97,949          132,367          343,448
    Other                                                 54,465          92,408          306,133          375,025          367,959
                                                 -----------------------------------------------------------------------------------
                                                      10,159,443       9,841,732       40,298,060       39,451,535       37,825,117
                                                 -----------------------------------------------------------------------------------
 Interest expense:
    Deposits                                           5,083,403       4,875,238       20,119,936       19,752,247       19,165,938
    Short-term borrowings                                303,113         273,033        1,247,567        1,115,797        1,061,453
    Other borrowings                                     141,734         146,027          623,551          450,729          575,576
                                                 -----------------------------------------------------------------------------------
                                                       5,528,250       5,294,298       21,991,054       21,318,773       20,802,967
                                                 -----------------------------------------------------------------------------------

            NET INTEREST INCOME                        4,631,193       4,547,434       18,307,006       18,132,762       17,022,150

 Provision for loan losses (Note 4)                        1,200          77,898        2,352,805          695,114        1,092,507
                                                 -----------------------------------------------------------------------------------
            NET INTEREST INCOME AFTER
               PROVISION FOR LOAN LOSS                 4,629,993       4,469,536       15,954,201       17,437,648       15,929,643
                                                 -----------------------------------------------------------------------------------

 Noninterest income:
    Trust fees                                           130,500         113,465          538,437          510,866          464,332
    Service fees                                         437,737         391,200        1,684,443        1,655,461        1,542,878
    Commissions income                                   266,427         212,494          950,103          812,870          820,631
    Other fees and income                                129,995         240,146          772,553          476,199          535,904
    Securities gains, net (Note 3)                             -          18,370           20,741          156,977           40,316
                                                 -----------------------------------------------------------------------------------
                                                         964,659         975,675        3,966,277        3,612,373        3,404,061
                                                 -----------------------------------------------------------------------------------
 Noninterest expense:
    Personnel (Note 9)                                 1,807,121       1,649,115        7,149,103        6,369,253        5,833,652
    Equipment                                            191,108         208,696        1,057,708          863,385          643,714
    Occupancy                                            194,961         171,732          750,924          646,941          609,486
    Merger costs                                               -               -        2,179,550                -                -
    Other                                                865,403         814,142        4,079,937        3,704,004        3,929,166
                                                 -----------------------------------------------------------------------------------
                                                       3,058,593       2,843,685       15,217,222       11,583,583       11,016,018
                                                 -----------------------------------------------------------------------------------
            INCOME BEFORE PROVISION
               FOR INCOME TAXES                        2,536,059       2,601,526        4,703,256        9,466,438        8,317,686

 Provision for income taxes (Note 8)                     702,411         743,900        1,644,768        2,693,460        2,266,058
                                                 -----------------------------------------------------------------------------------

            NET INCOME                           $     1,833,648    $  1,857,626    $   3,058,488    $   6,772,978    $   6,051,628
                                                 ===================================================================================

            EARNINGS PER COMMON
               SHARE                             $         47.35    $      47.91    $       78.92    $      174.43    $      155.65
                                                 ===================================================================================

See Notes to Consolidated Financial Statements.

BANCSECURITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                      For the Three Months                          For the Year
                                                         Ended March 31,                         Ended December 31,
                                                 -----------------------------------------------------------------------------------
                                                        1998           1997              1997            1996             1995
 -----------------------------------------------------------------------------------------------------------------------------------
                                                           (Unaudited)

 Net income                                      $     1,833,648    $  1,857,626     $  3,058,488     $  6,772,978     $  6,051,628
                                                 -----------------------------------------------------------------------------------

 Other comprehensive income,
    before tax:
    Unrealized gains on securities:
       Unrealized holding gains (losses)
         arising during period                         2,031,780         795,632         (419,363)       2,820,594        2,383,026
       Less reclassification adjustments
         for gains included in net income                      -          18,370           20,741          156,977           40,316
                                                 -----------------------------------------------------------------------------------

 Other comprehensive income (loss),
    before tax                                         2,031,780         777,262         (398,622)       2,663,617        2,342,710

 Income tax expense (credit) related
    to items of other comprehensive
    income                                               757,855         289,919         (148,686)         993,529          873,830
                                                 -----------------------------------------------------------------------------------

 Other comprehensive income (loss),
    net of tax                                         1,273,925         487,343         (249,936)       1,670,088        1,468,880
                                                 -----------------------------------------------------------------------------------

 Comprehensive income                            $     3,107,573    $  2,344,969     $   2,808,552    $  8,443,066     $  7,520,508
                                                 ===================================================================================


See Notes to Consolidated Financial Statements.

BANCSECURITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
THREE MONTHS ENDED MARCH 31, 1998 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND
1995

                                                                                                    Accumulated
                                                                                                       Other
                                                    Common                           Retained      Comprehensive
                                                     Stock           Surplus         Earnings         Income             Total
 -----------------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 1994                   $        972,750    $   3,994,799    $  34,174,881     $  (1,113,802)    $ 38,028,628
    Comprehensive income                                     -                -        6,051,628         1,468,880        7,520,508
    Cash dividends declared
       ($34.25 per share)                                    -                -       (1,331,297)                -       (1,331,297)
    Purchase and retirement of  40                                                                                                -
       shares of common stock                           (1,000)          (4,107)         (33,013)                -          (38,120)
                                              --------------------------------------------------------------------------------------
 Balance, December 31, 1995                            971,750        3,990,692       38,862,199           355,078       44,179,719
    Comprehensive income                                     -                -        6,772,978         1,670,088        8,443,066
    Cash dividends declared
       ($38.50 per share)                                    -                -       (1,493,454)                -       (1,493,454)
    Purchase and retirement of  79
       shares of common stock                           (1,975)          (8,111)         (81,744)                -          (91,830)
                                              --------------------------------------------------------------------------------------
 Balance, December 31, 1996                            969,775        3,982,581       44,059,979         2,025,166       51,037,501
    Comprehensive income                                     -                -        3,058,488          (249,936)       2,808,552
    Cash dividends declared
       ($43.00 per share)                                    -                -       (1,665,218)                -       (1,665,218)
    Purchase and retirement of  65
       shares of common stock                           (1,625)          (6,674)         (82,801)                -          (91,100)
                                              --------------------------------------------------------------------------------------
 Balance, December 31, 1997                            968,150        3,975,907       45,370,448         1,775,230       52,089,735
    Comprehensive income (unaudited)                         -                -        1,833,648         1,273,925        3,107,573
    Cash dividends declared (unaudited)
       ($10.75 per share)                                    -                -         (416,305)                -         (416,305)
                                              --------------------------------------------------------------------------------------
 Balance, March 31, 1998 (unaudited)          $        968,150    $   3,975,907    $  46,787,791     $   3,049,155     $ 54,781,003
                                              ======================================================================================


See Notes to Consolidated Financial Statements.

BANCSECURITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           March 31,                                  December 31,
                                                ------------------------------------------------------------------------------------
                                                      1998             1997              1997               1996               1995
 -----------------------------------------------------------------------------------------------------------------------------------
                                                          (Unaudited)
 CASH FLOWS FROM OPERATING
    ACTIVITIES
    Net income                                  $     1,833,648    $   1,857,626    $     3,058,488    $     6,772,978  $ 6,051,628
    Adjustments to reconcile net income
       to net cash provided by operating
       activities:
       Depreciation                                     181,260          186,086            373,560            695,672      516,228
       Provision for loan losses                          1,200           77,898          2,352,805            695,114    1,092,507
       Deferred taxes                                         -                -           (794,300)          (108,328)    (369,575)
       Amortization (accretion), net                   (166,945)          17,478           (195,824)           507,035      569,179
       Stock dividends received                               -                -                  -                  -      (49,000)
       Securities (gains), net                                -          (18,370)           (20,741)          (156,977)     (40,316)
       (Gain) on sale of bank premises
         and equipment                                        -                -            (10,904)                 -       (5,844)
       Changes in assets and liabilities:
         (Increase) decrease in accrued
            income receivable                            91,146           62,805             49,965           (308,570)    (631,392)
         (Increase) in other assets                    (733,631)        (198,632)          (800,277)        (1,110,107)    (592,953)
         Increase (decrease) in accrued
            interest payable and other
            liabilities                                 229,238          433,781          2,379,596           (598,395)   1,985,567
                                                ------------------------------------------------------------------------------------
               NET CASH PROVIDED BY
                  OPERATING ACTIVITIES                1,435,916        2,418,672          6,392,368          6,388,422    8,526,029
                                                -----------------------------------------------------------------------------------

 CASH FLOWS FROM INVESTING
    ACTIVITIES
    Proceeds from maturities of
       securities available for sale                 12,535,340        5,777,129         50,433,172         28,080,368   19,893,160
    Proceeds from the sales of securities
       available for sale                                     -          550,267            550,267            757,474            -
    Proceeds from maturities and calls of
       securities held to maturity                    2,681,337        3,218,647          9,378,666         13,116,109   17,091,574
    Purchase of securities available for sale        (6,258,630)     (12,959,700)       (51,230,950)       (28,555,489) (49,045,523)
    Purchase of securities held to maturity                   -                -         (2,875,100)        (9,321,115)  (2,448,575)
    (Increase) decrease in interest-bearing
       deposits, net                                     64,044            1,991           (217,232)            (8,956)    (299,144)
    (Increase) decrease in loans, net                 4,010,041          342,529        (17,983,028)       (18,943,906) (20,795,887)
    Proceeds from sale of bank premises
       and equipment                                          -                -            650,740                  -        9,025
    Purchase of bank premises and
       equipment                                       (181,623)        (628,473)        (3,967,934)        (2,287,826)  (2,183,795)
                                                ------------------------------------------------------------------------------------
               NET CASH PROVIDED BY (USED
                    IN) INVESTING ACTIVITIES         12,850,509       (3,697,610)       (15,261,399)       (17,163,341) (37,779,165)
                                                ------------------------------------------------------------------------------------

                                       (Continued)

BANCSECURITY CORPORATION AND SUBSIDIARIES


                                                           March 31,                                  December 31,
                                            ----------------------------------------------------------------------------------------
                                            1998                       1997              1997               1996             1995
 -----------------------------------------------------------------------------------------------------------------------------------
                                                          (Unaudited)
CASH FLOWS FROM FINANCING
   ACTIVITIES
   Net increase in deposits           $     3,776,027         $    12,371,079    $    9,683,580     $    8,660,612    $ 37,265,781
   Net increase (decrease) in
      short-term borrowings                (3,886,581)             (3,621,738)        1,360,524          4,793,118       2,934,735
   Proceeds from borrowings from
      FHLB                                 36,200,000              40,900,000       148,775,000        123,550,000      75,775,000
   Payments of principal to FHLB          (38,900,000)            (44,450,000)     (148,525,000)      (123,225,000)    (82,975,000)
   Proceeds from borrowings on other
      debt                                    168,000
   Payments of principal on other debt        (66,385)                (32,784)          (32,784)           (32,784)        (32,784)
   Dividends paid                          (2,081,523)             (1,493,454)       (1,493,454)        (1,331,297)     (1,196,483)
   Purchase of common stock for
      retirement                              (27,300)                (91,100)          (91,830)           (38,120)
                                      ----------------------------------------------------------------------------------------------
                 NET CASH PROVIDED BY
                 (USED IN) FINANCING
                 ACTIVITIES                (4,958,462)              3,645,803         9,844,766         12,322,819      31,733,129

                                      ----------------------------------------------------------------------------------------------
              NET INCREASE IN CASH AND
                 CASH EQUIVALENTS           9,327,963               2,366,865           975,735          1,547,900       2,479,993

CASH AND CASH EQUIVALENTS
   Beginning                               15,899,804              14,924,069        14,924,069         13,376,169      10,896,176
                                      ----------------------------------------------------------------------------------------------
   Ending                             $    25,227,767 $            17,290,934    $   15,899,804     $   14,924,069    $ 13,376,169
                                      ==============================================================================================

SUPPLEMENTAL DISCLOSURES OF
   CASH FLOW INFORMATION
   Cash payments for:
      Interest on deposits            $     5,572,126 $             5,143,819    $   19,807,373     $   20,172,747    $ 17,731,171
      Other interest                          552,801                 425,177         1,870,220          1,569,306       1,633,030
      Income taxes                                 --                      --         2,612,890          3,143,813       2,402,649



See Notes to Consolidated Financial Statements.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



Note 1.  ORGANIZATION AND NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Organization and nature of business: BancSecurity Corporation (the Company) is a holding company which owns 100% of the stock of its subsidiaries, Security Bank, Story County Bank & Trust and Security Bank Jasper-Poweshiek. The banks are state chartered banks that conduct operations from their main offices located in Marshalltown, Story City and Grinnell, Iowa, and eleven branch offices located in various Central Iowa communities.

Significant accounting policies are as follow:

   Accounting estimates and assumptions: The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities as of the date of the financial statements for the reporting period. Actual results could differ from those estimates.

   Principles of consolidation: The consolidated financial statements include the accounts of BancSecurity Corporation and its wholly-owned bank subsidiaries, Security Bank, Story County Bank & Trust and Security Bank Jasper-Poweshiek. All material intercompany balances and transactions have been eliminated in consolidation.

   Unaudited interim financial statements: The accompanying unaudited consolidated financial statements have been prepared in accordance with the requirements for presentation of interim financial statements and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. In the opinion of management, all adjustments consisting only of normal recurring adjustments that are necessary for a fair presentation for interim periods presented have been reflected. The results of operations for interim periods are not necessarily indicative of the results of operations for the entire year.

   Cash and cash equivalents: For purposes of reporting cash flows, cash and cash equivalents include cash on hand and noninterest-bearing deposits in correspondent banks and federal funds sold. Generally federal funds are purchased and sold for one day periods.

   Trust assets: Assets of the trust department, other than cash on deposit, are not included in these consolidated financial statements because they are not assets of the Company.

   Investment in debt and equity securities: The Company has investments in debt and equity securities. Debt securities consist primarily of obligations of the U.S. government, state governments and domestic corporations.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


   Securities available for sale: Securities classified as available for sale are those debt and equity securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized appreciation or depreciation are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

   Securities held to maturity: Securities classified as held to maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discounts, computed by the interest method over their contractual lives.

   Loans and allowance for loan losses: The Company grants commercial, real estate, consumer and other loans to customers throughout Central Iowa. Although the Company has a diversified loan portfolio, a substantial portion of their debtors' ability to honor their contracts is dependent upon their local economic sectors. Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses.

   The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The Company makes continuous credit reviews of the loan portfolio and considers current economic conditions, historical loan loss experience, and other factors in determining the adequacy of the allowance. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement.

   Loan origination fees and direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

   Interest on loans is accrued daily on the outstanding balances. Accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful and the loan is deemed impaired.

   Bank premises and equipment: Company premises and equipment are stated at cost less accumulated depreciation. Buildings and improvements are depreciated primarily on an accelerated basis over estimated useful lives of 10 to 39 years. Furniture and equipment are depreciated primarily on an accelerated basis over estimated useful lives of 5 to 15 years.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


   Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.

   Earnings per common share: The equation for computing basic earnings per share is "income available to common stockholders/weight-average shares of common stock outstanding."


Note 2.     RESTRICTIONS ON CASH AND DUE FROM BANKS
The Company is required to maintain reserve balances in cash or on deposit with Federal Reserve Banks. The total of those required reserve balances was approximately $1,676,000 at December 31, 1997.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3.     SECURITIES

Debt and equity securities have been classified in the consolidated statements of financial condition according to management's intent. The carrying amount of securities and their approximate fair values at March 31 and December 31 are as follows:

                                                                   Gross             Gross
                                           Amortized            Unrealized        Unrealized            Fair
                                              Cost                 Gains            Losses              Value
                                        ---------------------------------------------------------------------------
 Available-for-sale securities:

 March 31, 1998 (unaudited):
    Obligations of U.S.
       Government agencies
       and corporations                 $       35,954,415      $    139,140       $        --     $   36,093,555
    Obligations of states and
       political subdivisions                    4,285,000             19,227                --          4,304,227
    Corporate bonds                              3,548,758                 --                --          3,548,758
    Mortgage-backed securities                  56,827,809            390,306           104,927         57,113,188
    Other (equity securities)                    7,323,700          4,419,340                --         11,743,040
                                        ---------------------------------------------------------------------------
                                        $      107,939,682      $   4,968,013      $    104,927    $   112,802,768
                                        ===========================================================================

 December 31, 1997:
    Obligations of U.S.
       Government agencies
       and corporations                 $       44,968,302      $     116,079      $     18,610    $    45,065,771
    Obligations of states and
       political subdivisions                    1,485,000                 --                --          1,485,000
    Corporate bonds                              3,553,103                563               387          3,553,279
    Mortgage-backed securities                  54,088,354            307,551           310,311         54,085,594
    Other (equity securities)                    7,296,200          2,736,422                --         10,032,622
                                        ---------------------------------------------------------------------------
                                        $      111,390,959      $   3,160,615      $    329,308    $   114,222,266
                                        ===========================================================================

 December 31, 1996:
    U.S. Treasury                       $        1,498,008      $       1,524      $               $     1,499,532
    Obligations of U.S.
       Government agencies
       and corporations                         30,351,071             76,786            44,621         30,383,236
    Corporate bonds                              3,566,215                 --                --          3,566,215
    Mortgage-backed securities                  66,254,322            280,737           351,652         66,183,407
    Other (equity securities)                    9,288,013          3,267,155                --         12,555,168
                                        ---------------------------------------------------------------------------
                                        $      110,957,629      $   3,626,202      $    396,273    $   114,187,558
                                        ===========================================================================


BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                                                  Gross              Gross
                                              Amortized         Unrealized        Unrealized            Fair
                                                Cost              Gains             Losses              Value
                                        -------------------------------------------------------------------------
 Held-to-maturity  securities:

 March 31, 1998 (unaudited):
    Obligations of U.S.
       Government agencies
       and corporations                 $        1,814,551    $         9,899   $           --   $      1,824,450
    Obligations of states and
       political subdivisions                   24,085,896          2,326,837               --         26,412,733
    Mortgage-backed securities                  32,698,228          1,377,429            5,759         34,069,898
                                        -------------------------------------------------------------------------
                                        $       58,598,675    $     3,714,165   $        5,759   $     62,307,081
                                        =========================================================================

 December 31, 1997:
    Obligations of U.S.
       Government agencies
       and corporations                 $        2,082,857    $        11,491   $           17   $      2,094,331
    Obligations of states and
       political subdivisions                   27,415,586          1,967,642            1,003         29,382,225
    Mortgage-backed securities                  34,445,197          1,391,831           32,860         35,804,168
                                        -------------------------------------------------------------------------
                                        $       63,943,640    $     3,370,964   $       33,880   $     67,280,724
                                        =========================================================================

 December 31, 1996:
    Obligations of U.S.
       Government agencies
       and corporations                 $        3,084,051    $        18,777   $            48   $     3,102,780
    Obligations of states and
       political subdivisions                   26,548,977          2,269,927            29,049        28,789,855
    Mortgage-backed securities                  40,714,751          1,124,773           128,288        41,711,236
                                        -------------------------------------------------------------------------
                                        $       70,347,779    $     3,413,477   $       157,385   $    73,603,871
                                        =========================================================================

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The amortized cost and fair value of securities available for sale and held to maturity as of December 31, 1997 by contractual maturities are shown below. Maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                            Securities available for sale         Securities held to maturity
                                        ---------------------------------------------------------------------------
                                              Amortized            Fair            Amortized            Fair
                                                Cost               Value             Cost               Value
                                        ---------------------------------------------------------------------------
    Due in one year or less             $        3,009,682     $    3,026,300      $  7,749,349      $   7,849,381
    Due after one year through
       five years                               10,038,103         10,056,229        11,673,287         12,483,790
    Due after five years through
       ten years                                34,474,456         34,532,039         8,848,169          9,860,119
    Due after ten years                          2,484,164          2,489,482         1,227,638          1,283,266
                                        ---------------------------------------------------------------------------
                                                50,006,405         50,104,050        29,498,443         31,476,556
    Mortgage-backed securities,
       subject to early payoff                  54,088,354         54,085,594        34,445,197         35,804,168
    Other (equity securities)                    7,296,200         10,032,622
                                        ---------------------------------------------------------------------------
                                        $      111,390,959     $  114,222,266      $ 63,943,640      $  67,280,724
                                        ===========================================================================

Gross realized gains and gross realized losses on sales of available-for-sale securities were $22,145 and none, respectively in 1997; $116,262 and none, respectively in 1996; none and none, respectively in 1995.

Securities with carrying amounts of $55,273,797 and $55,897,666 at December 31, 1997 and 1996, respectively, are pledged as collateral on public deposits and for other purposes as required by law.


Note 4.     LOANS

The composition of net loans is as follows:


                                                                                          December 31,
                                                                 March 31,    -------------------------------------
                                                                  1998                1997               1996
                                                          ---------------------------------------------------------
                                                              (Unaudited)

    Commercial and industrial                             $       57,205,967     $   54,686,635     $   54,905,227
    Agricultural                                                  22,214,644         23,730,890         21,401,221
    Real estate construction                                         776,372          3,557,104          4,974,106
    Real estate mortgage                                         217,255,203        218,913,314        201,154,171
    Installment                                                   34,262,852         34,801,382         35,910,599
                                                          ---------------------------------------------------------
                                                                 331,715,038        335,689,325        318,345,324
    Less allowance for loan losses                                 6,041,271          6,009,457          4,544,574
                                                          ---------------------------------------------------------
                                                          $      325,673,767     $  329,679,868     $  313,800,750
                                                          =========================================================

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



Changes in the allowance for loan losses are as follows:


                                         March 31,                                December 31,
                              -------------------------------------------------------------------------------------
                                    1998             1997              1997             1996             1995
                              -------------------------------------------------------------------------------------
                                        (Unaudited)

 Balance, beginning           $     6,009,457     $  4,544,574     $  4,544,574      $  4,665,961      $ 3,884,662
    Provision charged
       to operations                    1,200           77,898        2,352,805           695,114        1,092,507
    Recoveries of amounts
       charged off                     43,309           54,000          260,003           156,238          223,601
                              -------------------------------------------------------------------------------------
                                    6,053,966        4,676,472        7,157,382         5,517,313        5,200,770
    Amounts charged off                12,695            9,000        1,147,925           972,739          534,809
                              -------------------------------------------------------------------------------------
    Balance, ending           $     6,041,271     $  4,667,472     $  6,009,457      $  4,544,574      $ 4,665,961
                              =====================================================================================

Impairment of loans having recorded investments of approximately $1,698,000 at March 31, 1998 (unaudited) and December 31, 1997 and $3,319,000 at December 31, 1996 has been recognized in conformity with FASB Statement No. 114, as amended by FASB Statement No. 118. Recorded investments in other impaired loans were approximately $3,667,000 at March 31, 1998 (unaudited) and December 31, 1997 and $4,367,000 at December 31, 1996. The average recorded investment in impaired loans during 1997 and 1996 was approximately $6,688,000 and $7,062,000, respectively. The total allowance for loan losses related to these loans was approximately $1,430,000 on March 31, 1998 (unaudited) and on December 31, 1997 and $741,000 on December 31, 1996, respectively.


Note 5.     BANK PREMISES AND EQUIPMENT, NET

The major classes of bank premises and equipment and the total accumulated depreciation are as follows:


                                                                                             December 31,
                                                                 March 31,           -----------------------------
                                                                  1998               1997              1996
                                                          --------------------------------------------------------
                                                               (Unaudited)

    Land                                                  $        1,376,229     $   1,373,241      $   1,367,658
    Buildings and improvements                                    10,554,591        10,426,733          7,690,178
    Furniture and equipment                                        5,585,288         5,534,510          4,948,551
                                                          --------------------------------------------------------
                                                                  17,516,108        17,334,484         14,006,387
    Less accumulated depreciation                                  6,555,599         6,374,338          6,000,779
                                                          --------------------------------------------------------
                                                          $       10,960,509     $  10,960,146      $   8,005,608
                                                          ========================================================

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



Note 6.     DEPOSITS

The aggregate amount of jumbo time deposits, each with a minimum denomination of $100,000, was approximately $33,325,000 and $37,696,000 at December 31, 1997 and
1996, respectively.

At December 31, 1997, the approximate maturities of time deposits are as follows:

     1998                                   $      166,007,000
     1999                                           35,747,000
     2000                                           13,178,000
     2001                                            5,169,000
     2002 and thereafter                             6,180,000
                                            -------------------
                                            $      226,281,000
                                            ===================


Note 7. SHORT-TERM BORROWED FUNDS AND OTHER BORROWED FUNDS AT DECEMBER 31, 1997 Short-term borrowed funds of $27,085,015 and $25,724,491 at December 31, 1997 and 1996, respectively, consisted of securities sold under repurchase agreements and treasury tax and loan accounts.

Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                                                   1997                1996
                                                                          ----------------------------------------
    Average balance during the year                                       $        22,592,921      $   23,902,600
    Average interest rate during the year                                                4.59%               4.46%
    Maximum month-end balance during the year                                      26,184,382          25,752,691

    Mortgage-backed securities underlying the agreements at year-end:
         Amortized cost                                                   $        40,714,509      $   39,082,602
         Estimated fair value                                                      40,989,853          39,272,726


BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Mortgage-backed securities sold under repurchase agreements are held by the Company. The agreements may be terminated by either the Company or the customers upon written notice at any time.

Other borrowed funds at December 31, 1997 consist of the following:

   The Company has notes payable to the Federal Home Loan Bank of Des Moines
   (FHLB) totaling $8,000,000 at December 31, 1997. The notes are variable rate, carrying interest rates ranging from 5.54% to 6.05% at December 31, 1997, and include a $500,000 note due on June 26, 1998, a $5,000,000 note due on December 30, 1998 and a $2,500,000 note due July 19, 2000 callable every 3 months.

   At December 31, 1997, the Company also has lines of credit at the FHLB totaling $6,500,000, of which $1,700,000 is outstanding. These lines of credit and related borrowings expire in 1998. The lines of credit have variable interest rates, 5.85% at December 31, 1997.

   Pursuant to the collateral agreements with the FHLB these notes and lines of credit are secured by $2,572,800 of stock in the FHLB and $147,661,000 of qualifying first mortgage loans.

   The Company also has unsecured notes payable to individuals totaling $397,492. The notes bear interest from 7% to 8%. Aggregate maturities are:
   1998 $66,385; 1999 $66,385; 2000 $66,385; 2001 $66,385; 2002 $66,385 and
   thereafter $65,567.


Note 8.     INCOME TAXES

Net deferred tax assets are included in other assets and consist of the following components:

                                                                                        December 31,
                                                                           ---------------------------------------
                                                                                    1997                1996
                                                                           ---------------------------------------
    Deferred tax assets:
       Allowance for losses                                                $        1,872,000   $       1,331,500
       Other                                                                          530,369             363,417
                                                                           ---------------------------------------
                                                                                    2,402,369           1,694,917
                                                                           ---------------------------------------
    Deferred tax liabilities:
       Prepaid pension costs                                                          138,891             225,739
       Unrealized appreciation on securities                                        1,056,078           1,204,764
                                                                           ---------------------------------------
                                                                                    1,194,969           1,430,503
                                                                           ---------------------------------------

    Net deferred tax assets                                                $        1,207,400   $         264,414
                                                                           =======================================


BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The components of the provision for income taxes are as follows:

                                                                         Year Ended December 31,
                                                        -----------------------------------------------------------
                                                                 1997               1996                1995
                                                        -----------------------------------------------------------
    Current:
       Federal                                          $        2,024,570      $    2,347,694       $   2,228,515
       State                                                       414,498             454,094             407,118
    Deferred                                                      (794,300)           (108,328)           (369,575)
                                                        -----------------------------------------------------------
                                                        $        1,644,768      $    2,693,460       $   2,266,058
                                                        ===========================================================

Taxes on income differ from the "expected" amounts computed by applying the federal income tax rate of 34% to income before taxes for the following reasons:


                                                                   December 31,
                               -------------------------------------------------------------------------------------
                                           1997                        1996                        1995
                               -------------------------------------------------------------------------------------
                                                Percent of                  Percent of                  Percent of
                                                  Pretax                      Pretax                      Pretax
                                     Amount       Income         Amount       Income         Amount       Income
                               -------------------------------------------------------------------------------------
    Computed "expected"
      taxes on net income      $     1,599,107         34.0%   $ 3,218,589         34.0%   $ 2,828,013         34.0%
    State income taxes, net of
      federal benefit                  200,024          4.3        280,533          3.0        289,541          3.5
    Tax-exempt interest and
      dividends                       (621,488)       (13.2)      (642,899)        (6.8)      (694,301)        (8.3)
    Merger expenses                    744,730         15.8
    Low income housing
      credit                           (96,541)        (2.1)       (96,541)        (1.0)       (90,507)        (1.1)
    Other                             (181,064)        (3.8)       (66,222)        (0.7)       (66,688)        (0.9)
                               -------------------------------------------------------------------------------------
           PROVISION FOR
             INCOME TAXES      $     1,644,768         35.0%   $ 2,693,460         28.5%   $ 2,266,058         27.2%
                               =====================================================================================

Income taxes payable included in other liabilities were $465,360 and $639,182 at December 31, 1997 and 1996, respectively.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



NOTE 9.     EMPLOYEE BENEFIT PLANS

The Company has a defined benefit pension plan covering substantially all of its employees. The plan is noncontributory on the part of employees and benefits are payable based on years of credited service. The Company's funding policy is to contribute annually an amount that will satisfy the funding requirements of ERISA.

The components of pension expense are as follows:


                                                                           Year Ended December 31,
                                                           --------------------------------------------------------
                                                                    1997              1996               1995
                                                           --------------------------------------------------------
    Service cost                                           $          330,325      $    305,119        $   218,555
    Interest cost on projected benefit obligation                     434,246           391,259            353,265
    Actual return on plan assets                                     (516,066)         (443,051)          (582,218)
    Net amortization and deferral                                     (15,669)          (34,898)           164,088
                                                           --------------------------------------------------------
               NET PENSION EXPENSE                         $          232,836      $    218,429        $   153,690
                                                           ========================================================

The following table sets forth the plan's funded status and the amounts recognized in the accompanying consolidated statements of financial condition:

                                                                           Year Ended December 31,
                                                           --------------------------------------------------------
                                                                    1997             1996                1995
                                                           --------------------------------------------------------
    Actuarial present value of benefit obligations:
       Vested benefits                                     $        4,721,743      $  4,234,972       $  3,841,436
                                                           ========================================================

       Accumulated benefits                                $        4,811,644      $  4,313,329       $  3,893,924
                                                           ========================================================

    Projected benefits                                     $       (6,753,977)     $ (5,867,944)      $ (5,287,985)
    Plan assets at fair value, primarily corporate
       bonds                                                        6,629,365         6,285,625          5,642,532
                                                           --------------------------------------------------------

               PLAN ASSETS, NET OF PROJECTED
                    BENEFIT OBLIGATION                               (124,612)          417,681            354,547

    Unrecognized net loss                                             490,363           180,928             99,250
    Unrecognized prior service cost                                    80,982            90,598            100,214
    Unrecognized net (asset)                                          (72,279)          (81,917)           (91,555)
                                                           --------------------------------------------------------
               PREPAID PENSION COST IN OTHER
                    ASSETS                                 $          374,454      $    607,290       $    462,456
                                                           ========================================================

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Assumptions used by the Company in the determination of pension plan information consisted of the following:


                                                                              Year Ended December 31,
                                                                   -----------------------------------------------
                                                                        1997           1996            1995
                                                                   -----------------------------------------------
    Discount rate                                                         7.25%        7.50%           7.50%
    Rate of increase in compensation levels                               5.50         5.50            5.50
    Expected long-term rate of return on plan assets                      8.50         8.50            8.50

On March 1, 1995, the Company adopted a 401(k) savings plan covering all employees who have completed one year of service and are twenty-one years of age or older. The plan allows eligible employees to contribute up to fifteen percent of their compensation, with the Company matching a portion of each employee's contribution. The Company's contributions were $60,170, $56,850 and $43,669 for the years ending December 31, 1997, 1996 and 1995, respectively.


Note 10.    COMMITMENTS AND CONTINGENT LIABILITIES
Financial instruments with off-balance-sheet risk: The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated statements of financial condition.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments. Loan commitments were approximately $41,594,000 and standby letters of credit totaled approximately $4,340,000 as of December 31, 1997.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, crops, livestock, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



Concentrations of credit risk: The majority of the Company's loans, commitments to extend credit and standby letters of credit have been granted to customers in the Company's market area. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding.

Contingent liabilities: Management believes that the aggregate liability as to any legal proceedings pending against the Company, incidental to the ordinary course of business, will not be material.


Note 11.    TRANSACTIONS WITH RELATED PARTIES
The Company has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties) on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

Aggregate loan transactions with these persons and firms were as follows:


                                                                                     Year Ended December 31,
                                                              March 31,     --------------------------------------
                                                                1998               1997                1996
                                                        -----------------------------------------------------------
                                                          (Unaudited)
    Balance, beginning                                  $        5,016,935       $   3,543,559       $   3,669,940
       New loans                                                 2,005,453           8,764,099           7,267,418
       Repayments                                               (1,537,860)         (7,290,823)         (7,393,799)
                                                        -----------------------------------------------------------
    Balance, ending                                     $        5,484,528       $   5,016,835       $   3,543,559
                                                        ===========================================================

    Maximum unpaid balance during the year              $        5,484,528       $   5,016,835       $   3,669,940
                                                        ===========================================================

 Note 12.    REGULATORY CAPITAL REQUIREMENTS
The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possible additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and rations (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Company meets all capital adequacy requirements to which it is subject.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


As of December 31, 1997, the most recent notification from the federal banking regulators categorized the Company as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized the Company must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. Management believes there are no conditions or events since that notification that have changed the institution's category.

The Company's actual capital amounts and ratios are also presented in the table.


                                                                                        To Be Well Capitalized
                                                              Minimum For Capital       Under Prompt Corrective
                                          Actual               Adequacy Purposes           Action Provisions
                                ----------------------------------------------------------------------------------
                                     Amount      Ratio          Amount       Ratio             Amount       Ratio
                                ----------------------------------------------------------------------------------
                                    (000's)                     (000's)                       (000's)
 As of March 31, 1998
    (unaudited):
    Total capital (to risk
      weighted assets)          $      56,426         17.9%     $  25,285         8.0%      $  31,606        10.0%
    Tier 1 Capital (to risk
      weighted assets)                 51,732         16.4         12,643         4.0          18,964         6.0
    Tier 1 (Core) Capital
      (to average assets)              51,732          9.6         21,666         4.0          27,082         5.0

 As of December 31, 1997:
    Total capital (to risk
      weighted assets)          $      54,817         17.1%     $  25,644         8.0%      $  32,055        10.0%
    Tier 1 Capital (to risk
      weighted assets)                 50,314         15.7         12,822         4.0          19,233         6.0
    Tier 1 (Core) Capital
      (to average assets)              50,314          9.3         21,711         4.0          27,138         5.0

 As of December 31, 1996:
    Total capital (to risk
      weighted assets)          $      52,762         17.3%     $  24,336         8.0%     $   30,420        10.0%
    Tier 1 Capital (to risk
      weighted assets)                 48,943         16.1         12,168         4.0          18,252         6.0
    Tier 1 (Core) Capital
      (to average assets)              48,943          9.2         21,214         4.0          26,518         5.0

Banking regulations restrict the amount of dividends that may be paid by the Banks and the Company without prior approval of bank supervisory authorities.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



Note 13.    ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS

FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating the value of its financial instruments:

   Cash and due from banks: The carrying amounts reported in the consolidated statements of financial condition for cash and due from banks approximate their fair values.

   Interest-bearing deposits: The carrying amounts reported in the consolidated statements of financial condition for interest-bearing deposits approximate their fair values.

   Securities: Fair values of securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

   Federal funds sold: The carrying amounts reported in the consolidated statements of financial condition for federal funds sold approximate their fair values.

   Loans and accrued income receivable: The fair values for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. The carrying amount of accrued income receivable approximates its fair value.

   Deposit liabilities and accrued interest payable: The carrying amount reported in the consolidated statements of financial condition for demand and savings deposits, which represents the amount payable on demand, approximates their fair values. Fair values for fixed-rate and variable-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated expected maturities on time deposits. The carrying value of accrued interest payable approximates its fair value.

   Securities sold under agreements to repurchase and other borrowed funds: The carrying amounts of borrowings under repurchase agreements and other short-term borrowings approximate their fair values. The fair values of the Company's long-term borrowings (other than deposits) are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


   Commitments to extend credit and standby letters of credit: The fair value of commitments and standby letters of credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The carrying value and fair value of commitments to extend credit and standby letters of credit are not significant.

The approximate carrying amounts and estimated fair values are as follows at December 31, 1997 and 1996:


                                                                                            1997
                                                                           ----------------------------------------
                                                                                  Carrying              Fair
                                                                                   Amount              Value
                                                                           ----------------------------------------
 Financial assets:
    Cash and due from banks                                                $        13,425,000     $    13,425,000
    Interest bearing deposits                                                          631,000             631,000
    Securities available for sale                                                  114,222,000         114,222,000
    Securities held to maturity                                                     63,944,000          67,281,000
    Federal funds sold                                                               2,475,000           2,475,000
    Loans, net                                                                     329,680,000         333,271,000
    Accrued income receivable                                                        4,764,000           4,764,000

 Financial liabilities:
    Deposits                                                                       446,595,000         446,324,000
    Securities sold under repurchase agreements                                     22,648,000          22,648,000
    Other borrowed funds                                                            14,534,000          14,534,000
    Accrued interest payable                                                         4,059,000           4,059,000


                                                                                           1996
                                                                            --------------------------------------
                                                                                  Carrying             Fair
                                                                                   Amount              Value
                                                                            --------------------------------------
 Financial assets:
    Cash and due from banks                                                 $       13,349,000    $    13,349,000
    Interest bearing deposits                                                          414,000            414,000
    Securities available for sale                                                  114,188,000        114,188,000
    Securities held to maturity                                                     70,348,000         73,604,000
    Federal funds sold                                                               1,575,000          1,575,000
    Loans, net                                                                     313,801,000        314,610,000
    Accrued income receivable                                                        4,814,000          4,814,000

 Financial liabilities:
    Deposits                                                                       436,911,000        436,928,000
    Securities sold under repurchase agreements                                     23,482,000         23,482,000
    Other borrowed funds                                                            11,954,000         11,954,000
    Accrued interest payable                                                         3,745,000          3,745,000

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------




Note 14.    PENDING MERGER

In December 1997 the Company entered into a Definitive Agreement with F&M Bancorporation, Inc. (F&M) located in Kaukauna, Wisconsin.

The Definitive Agreement provides for a 100% stock-for-stock exchange with the Company's stockholders. F&M will issue stock with an aggregate value of $145 million, based on F&M common stock trading values between $35.80 and $40.00 per share. The price may be greater or less if F&M stock is more than or less than the values described. This transaction is subject to regulatory approvals, shareholder approvals, and other customary conditions, with an estimated completion date in the second quarter of 1998.


Note 15.    RECLASSIFICATION
Certain reclassifications on the December 31, 1996 consolidated statements of financial condition and income have been made to be consistent with the classifications as of December 31, 1997 with no effect on retained earnings.

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------




Note 16.    PARENT COMPANY ONLY FINANCIAL STATEMENTS

                                         STATEMENTS OF FINANCIAL CONDITION
                                   MARCH 31, 1998 AND DECEMBER 31, 1997 AND 1996


                                                                                           December 31,
                                                                 March 31,    -------------------------------------
 ASSETS                                                            1998              1997               1996
                                                           --------------------------------------------------------
                                                              (Unaudited)
 Cash and cash equivalents                                 $              630     $         860      $         900
 Interest bearing deposits                                            202,398            85,148            492,768
 Securities available for sale, net                                 4,698,740         3,013,323          3,574,055
 Investment in subsidiaries                                        53,330,255        52,055,386         48,500,126
 Other assets                                                          36,203         1,741,003          1,557,703
                                                           --------------------------------------------------------

                                                           $       58,268,226     $  56,895,720      $  54,125,552
                                                           ========================================================

 LIABILITIES AND STOCKHOLDERS'
    EQUITY

 LIABILITIES
    Other borrowed funds                                   $          196,707     $     229,492      $     262,276
    Accrued interest payable                                            3,880             9,255             10,247
    Other liabilities                                               3,286,636         4,567,238          2,815,528
                                                           --------------------------------------------------------
                                                                    3,487,223         4,805,985          3,088,051
                                                           --------------------------------------------------------

 STOCKHOLDERS' EQUITY
    Common stock                                                      968,150           968,150            969,775
    Surplus                                                         3,975,907         3,975,907          3,982,581
    Retained earnings                                              46,787,791        45,370,448         44,059,979
    Accumulated other comprehensive income                          3,049,155         1,775,230          2,025,166
                                                           --------------------------------------------------------
                                                                   54,781,003        52,089,735         51,037,501
                                                           --------------------------------------------------------

                                                           $       58,268,226     $  56,895,720      $  54,125,552
                                                           ========================================================


BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------




                                               STATEMENTS OF INCOME
                                  THREE MONTHS ENDED MARCH 31, 1998 AND 1997 AND
                                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                          March 31,                                December 31,
                               ------------------------------------------------------------------------------------
                                     1998             1997             1997             1996             1995
                               ------------------------------------------------------------------------------------
                                         (Unaudited)
 Income:
    Equity in net income
       of subsidiaries         $     1,854,500     $  1,869,201     $  5,318,766     $  6,895,923     $  6,412,472
    Interest                               713            4,926           22,053           48,897           36,965
    Securities gains                                                                      116,262
                               ------------------------------------------------------------------------------------
                                     1,855,213        1,874,127        5,340,819        7,061,082        6,449,437
                               ------------------------------------------------------------------------------------

 Interest expense, other
    borrowings                           3,880            4,385           18,075           20,709           24,349
 Operating expenses                     28,540           18,101        2,303,852          367,923          558,018
                               ------------------------------------------------------------------------------------
                                        32,420           22,486        2,321,927          388,632          582,367
                               ------------------------------------------------------------------------------------

         INCOME BEFORE
            INCOME TAXES
            (CREDITS)                1,822,793        1,851,641        3,018,892        6,672,450        5,867,070

 Income taxes (credits)                (10,855)          (5,985)         (39,596)        (100,528)        (184,558)
                               ------------------------------------------------------------------------------------

               NET INCOME      $     1,833,648     $  1,857,626     $  3,058,488     $  6,772,978     $  6,051,628
                               ====================================================================================

BANCSECURITY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------




                                             STATEMENTS OF CASH FLOWS
                                  THREE MONTHS ENDED MARCH 31, 1998 AND 1997 AND
                                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                              March 31,                             December 31,
                                   -------------------------------------------------------------------------------
                                          1998            1997           1997            1996            1995
                                   -------------------------------------------------------------------------------
                                             (Unaudited)
 CASH FLOWS FROM
    OPERATING ACTIVITIES
    Net income                     $     1,833,648    $  1,857,626    $  3,058,488    $  6,772,978    $ 6,051,628
    Adjustments to reconcile net
      income to net cash provided
      by operating activities:
      Equity in undistributed net
        income of subsidiaries          (1,062,757)     (1,872,954)     (3,601,450)     (5,572,521)    (4,844,167)
      (Gain) on the sale of
        securities available for
        sale                                                                              (116,262)
      Amortization                                                                          57,002        520,000
      Decrease in other assets           1,704,800       1,546,500          25,000          74,778          1,004
      Increase (decrease) in
        accrued interest payable
        and other liabilities             (244,363)       (398,071)      1,727,640        (288,948)       307,537
                                   -------------------------------------------------------------------------------
        NET CASH PROVIDED BY
           OPERATING ACTIVITIES          2,231,328       1,133,101       1,209,678         927,027      2,036,002
                                   -------------------------------------------------------------------------------
 CASH FLOWS FROM
    INVESTING ACTIVITIES
    (Increase) decrease in
    interest
      deposits                            (117,250)        420,407         407,620         330,622       (759,615)
    Proceeds from the sale of
      securities available for
      sale                                                                                 189,262
                                   -------------------------------------------------------------------------------
        NET CASH PROVIDED BY (USED
        IN) INVESTING
        ACTIVITIES                        (117,250)        420,407         407,620         519,884       (759,615)
                                   -------------------------------------------------------------------------------
 CASH FLOWS FROM
    FINANCING ACTIVITIES
    Principal payments on other
      borrowed funds                       (32,785)        (32,784)        (32,784)        (32,784)       (32,784)
    Dividends paid                      (2,081,523)     (1,493,454)     (1,493,454)     (1,331,297)    (1,196,483)
    Purchase of common stock
      for retirement                            --         (27,300)        (91,100)        (91,830)       (38,120)
                                   -------------------------------------------------------------------------------
        NET CASH (USED IN)
           FINANCING ACTIVITIES         (2,114,308)     (1,553,538)     (1,617,338)     (1,455,911)    (1,267,387)
                                   -------------------------------------------------------------------------------
        NET INCREASE (DECREASE) IN
           CASH  AND CASH
           EQUIVALENTS                        (230)            (30)            (40)         (9,000)         9,000
 CASH AND CASH
    EQUIVALENTS
    Beginning                                  860             900             900           9,900            900
                                   -------------------------------------------------------------------------------
    Ending                         $           630    $        870    $        860    $        900    $     9,900
                                   ===============================================================================

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            F&M BANCORPORATION, INC.

                                AT MARCH 31, 1998

         The following unaudited pro forma condensed consolidated balance sheet combines the historical consolidated balance sheets of F&M and BancSecurity, giving effect to the acquisition of BancSecurity, which is expected to be accounted for using the pooling of interests method of accounting, as if it had been effective on March 31, 1998. This information should be read in conjunction with the historical consolidated financial statements (and notes thereto) of F&M and BancSecurity. The pro forma financial data presented below is not necessarily indicative of the actual financial position that would have occurred had the acquisition been consummated on March 31, 1998, or that may result in the future.



                                                                                    Pro Forma
                                                                                 Adjustments (A)           Pro Forma
                                                 F&M          BancSecurity      Debit        Credit     Consolidated
                                                 ---          ------------      -----        ------     ------------
ASSETS                                                                            (In thousands)
Cash and cash equivalents                    $   44,088           $  9,778                                $   53,866
Investment securities--
    Held to maturity                            130,074             58,599                                   188,673
    Available for sale                          182,083            113,370                                   295,453
Federal funds sold                               18,056             15,450                                    33,506
Loans - net                                   1,239,570            325,674                                 1,565,244
Bank premises and equipment                      33,531             10,961                                    44,492
Other assets                                     37,266             11,220                                    48,486
                                             ----------           --------                                ----------
  Total assets                               $1,684,668           $545,052                                $2,229,720
                                             ==========           ========                                ==========

LIABILITIES AND
  STOCKHOLDERS' EQUITY
Deposits                                     $1,379,387           $450,371                                $1,829,758
Short-term borrowings                            62,020             23,198                                    85,218
Other borrowings                                 69,929              7,331                                    77,260
Other liabilities                                16,615              9,371                                    25,986
Common stock                                      9,923                968                     2,657          13,548
Surplus                                          88,262              3,976           2,657                    89,581
Retained earnings                                58,798             46,788                                   105,586
Unrealized gains (losses)                           103              3,049                                     3,152

Treasury stock                                     (369)                 0                                      (369)
                                             ----------           --------                                ----------
  Total liabilities and
  stockholders' equity                       $1,684,668           $545,052                                $2,229,720
                                             ==========           ========                                ==========

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                           F & M BANCORPORATION, INC.

                          QUARTER ENDED MARCH 31, 1998
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


         The following unaudited pro forma condensed consolidated statements of income combine the historical consolidated statements of income of F&M and BancSecurity giving effect to the acquisition of BancSecurity, which is expected to be accounted for using the pooling of interests method of accounting, as if it had been effective as of the beginning of the period indicated. This information should be read in conjunction with the historical consolidated financial statements (and notes thereto) of both F&M and BancSecurity. The pro forma financial data presented below is not necessarily indicative of the actual financial results which would have occurred had the acquisition been consummated on the dates indicated, or that may result in the future.

QUARTER ENDED MARCH 31, 1998



                                                                                         Pro Forma
                                                        F&M      BancSecurity         Consolidated
                                                        ---      ------------         ------------
                                                         (In thousands, except per share data)

Interest income                                     $33,130           $10,159             $43,289
Interest expense                                     15,615             5,528              21,143
                                                    -------           -------             -------
Net interest income                                  17,515             4,631              22,146
Provision for loan losses                               692                 1                 693
                                                    -------           -------             -------
Net interest income after provision
  for loan losses                                    16,823             4,630              21,453
Non-interest income                                   2,467               965               3,432
Non-interest expense                                 11,267             3,059              14,326
                                                    -------           -------             -------
Income before income taxes                            8,023             2,536              10,559
Income taxes                                          2,525               702               3,227
                                                    -------           -------             -------
Net income                                          $ 5,498           $ 1,834             $ 7,332
                                                    =======           =======             =======
Net income per share - Basic                        $  0.56                               $  0.54
                                                    =======                               =======
Net income per share - Diluted                      $  0.55                               $  0.54
                                                    =======                               =======

YEAR ENDED DECEMBER 31, 1997


                                                                                        Pro Forma
                                                          F&M      BancSecurity      Consolidated
                                                          ---      ------------      ------------
                                                      (In thousands, except per share data)
Interest income                                      $122,547          $ 40,298          $162,845
Interest expense                                       57,845            21,991            79,836
                                                     --------          --------          --------
Net interest income                                    64,702            18,307            83,009
Provision for loan losses                               2,826             2,353             5,179
                                                     --------          --------          --------
Net interest income after provision
  for loan losses                                      61,876            15,954            77,830
Non-interest income                                     8,814             3,966            12,780
Non-interest expense                                   41,354            15,217            56,571
                                                     --------          --------          --------
Income before income taxes                             29,336             4,703            34,039
Income taxes                                            9,011             1,645            10,656
                                                     --------          --------          --------
Net income                                           $ 20,325          $  3,058          $ 23,383
                                                     ========          ========          ========
Net income per share - Basic                         $   2.09                            $   1.75
                                                     ========                            ========
Net income per share - Diluted                       $   2.08                            $   1.74
                                                     ========                            ========


YEAR ENDED DECEMBER 31, 1996


                                                                                        Pro Forma
                                                          F&M      BancSecurity      Consolidated
                                                          ---      ------------      ------------
                                                        (In thousands, except per share data)

Interest income                                      $ 98,909          $ 39,452          $138,361
Interest expense                                       45,374            21,319            66,693
                                                     --------          --------          --------
Net interest income                                    53,535            18,133            71,668
Provision for loan losses                               2,904               695             3,599
                                                     --------          --------          --------
Net interest income after provision
  for loan losses                                      50,631            17,438            68,069
Non-interest income                                     6,587             3,612            10,199
Non-interest expense                                   34,820            11,584            46,404
                                                     --------          --------          --------
Income before income taxes                             22,398             9,466            31,864
Income taxes                                            6,992             2,693             9,685
                                                     --------          --------          --------
Net income                                           $ 15,406          $  6,773          $ 22,179
                                                     ========          ========          ========
Net income per share - Basic                         $   1.73                            $   1.77
                                                     ========                            ========
Net income per share - Diluted                       $   1.73                            $   1.77
                                                     ========                            ========

YEAR ENDED DECEMBER 31, 1995


                                                                                            Pro Forma
                                                          F&M       BancSecurity         Consolidated
                                                          ---       ------------         ------------
                                                        (In thousands, except per share data)

Interest income                                      $ 87,572           $ 37,825             $125,397
Interest expense                                       39,406             20,803               60,209
                                                     --------           --------             --------
Net interest income                                    48,166             17,022               65,188
Provision for loan losses                               1,713              1,092                2,805
                                                     --------           --------             --------
Net interest income after provision
  for loan losses                                      46,453             15,930               62,383
Non-interest income                                     5,356              3,404                8,760
Non-interest expense                                   31,860             11,016               42,876
                                                     --------           --------             --------
Income before income taxes                             19,949              8,318               28,267
Income taxes                                            6,109              2,266                8,375
                                                     --------           --------             --------
Net income                                           $ 13,840           $  6,052             $ 19,892
                                                     ========           ========             ========
Net income per share - Basic                         $   1.59                                $   1.61
                                                     ========                                ========
Net income per share - Diluted                       $   1.59                                $   1.61
                                                     ========                                ========


               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

1.       ACCOUNTING TREATMENT.

         The pro forma consolidated financial statements have been prepared using the pooling of interests method of accounting to give effect to the acquisition by F&M of BancSecurity. As a result of the use of the pooling of interests method of accounting for the acquisitions, past consolidated financial statements of F&M are being restated, and therefore the pro forma consolidated financial statements have been restated to reflect the acquisition as if it had occurred prior to the dates of the statements. The computations of weighted average shares outstanding and period-end shares outstanding include the conversions of shares of BancSecurity Common into shares of F&M Common, as indicated below. These statements do not reflect a pending F&M acquisition, or other 1998 or prior F&M acquisitions for which financial statements were not restated, which are not considered to be significant, either individually or in the aggregate.

2.       PENDING ACQUISITION OF BANCSECURITY.

         On December 1, 1997, the Company entered into a Merger Agreement providing for the acquisition of BancSecurity in a merger transaction, based upon the defined common equity value of BancSecurity and the market value of F&M Common. Subject to certain exceptions, BancSecurity will be valued in the aggregate at $145 million. The total number of shares of F&M Common to be issued in the acquisition will equal the aggregate consideration divided by a defined market value of the F&M Common, valuing F&M Common at not less than $35.80 per share nor more than $40.00 per share. For purposes of these pro forma statements, it is assumed that shares of F&M are valued at $40.00 per share, that the exchange ratio will equal 93.6064 shares of F&M Common for each of the 38,726 shares of BancSecurity Common, and that, in the aggregate, 3,625,000 shares of F&M Common will be issued. See "Summary -- Comparative Unaudited Per Share Data" and "The Merger -- Conversion of BancSecurity Common with F&M Common."

3.       EXPLANATION OF PRO FORMA ADJUSTMENTS.

         A. Issuance of F&M Common in the acquisition of BancSecurity, assuming no dissenters and a 93.6064-to-1 exchange ratio. Reflects a transfer of $2,657,000 from Surplus to Common Stock resulting from the greater aggregate par value of 3,625,000 shares of F&M Common ($3,625,000) than the par value of 38,726 shares of BancSecurity Common ($968,000).

4.       EARNINGS PER SHARE.

         Earnings per share are based on the weighted average number of shares of common stock and common stock equivalents outstanding during the year. The resulting number of shares used in computing the pro forma consolidated basic earnings per share is 13,524,387 for the quarter ended March 31, 1998 and 13,370,459; 12,515,517; and 12,319,464 for the years ended December 31, 1997,
1996, and 1995, respectively. The number of shares used in computing the pro forma consolidated diluted earnings per share is 13,575,240 for the quarter ended March 31, 1998 and 13,418,484; 12,545,524; and 12,338,050 for the years ended December 31, 1997, 1996 and 1995, respectively.

                                                                  APPENDIX A


May __, 1998

Board of Directors
BancSecurity Corporation
11 North First Avenue
Marshalltown, IA 50158

Members of the Board:

         BancSecurity Corporation ("BancSecurity"), an Iowa corporation, BancSecurity Acquisition Corporation ("Acquisition Subsidiary"), an Iowa corporation, and F&M Bancorporation, Inc. (the "Buyer"), a Wisconsin corporation, have entered into an Agreement and Plan of Merger (the "Agreement") dated December 1, 1997, pursuant to which Acquisition Subsidiary will be merged with and into BancSecurity, and thereby BancSecurity will become a wholly-owned subsidiary of the Buyer (the "Merger"). As is set forth in the Agreement, at the effective time of the Merger each of the outstanding shares of BancSecurity common stock ("BancSecurity Common") will be converted into a certain number of shares of F&M common stock ("F&M Common"). The number of shares of F&M Common which each holder of BancSecurity Common will be entitled to receive (the "Merger Consideration") will be determined by the exchange ratio ("Exchange Ratio") established pursuant to Section 2.1(a) of the Agreement. In connection therewith, you have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the shareholders of BancSecurity.

         Hovde Financial, Inc. ("Hovde") specializes in providing investment banking and financial advisory services to commercial bank and thrift institutions. Our principals are experienced in the independent valuation of securities in connection with negotiated underwritings, subscription and community offerings, private placements, merger and acquisition transactions and recapitalizations. We are familiar with BancSecurity, having acted as its financial advisor in connection with, and having participated in the negotiations leading to, the Agreement.

         We were retained by BancSecurity to act as its exclusive financial advisor with respect to a review of BancSecurity's strategic alternatives and the possible sale, merger, consolidation, or other business combination, in one or a series of transactions, involving all or a substantial amount of the business, securities or assets of BancSecurity. We will receive compensation from BancSecurity in connection with our services, a significant portion of which is contingent upon the consummation of the Merger. At your direction, we solicited the interest of third parties regarding a possible business combination with BancSecurity. The Agreement is the result of this solicitation.

         During the course of our engagement, we reviewed and analyzed material bearing upon the financial and operating conditions of BancSecurity and the Buyer and material prepared in connection with the proposed transaction, including the following: the Agreement; certain historical publicly available information concerning BancSecurity and the Buyer; the terms of recent merger and acquisition transactions involving banks and bank holding companies that we considered relevant; historical market prices and trading volumes for F&M Common; and financial and other information provided to us by the managements of BancSecurity and the Buyer.

         In addition, we have conducted meetings with members of the senior management of BancSecurity and the Buyer for the purpose of reviewing the future prospects of BancSecurity and the Buyer. We also evaluated the pro forma ownership of F&M Common by BancSecurity's shareholders relative to the pro forma contribution of BancSecurity's assets, liabilities, equity and earnings to the pro forma Buyer, and conducted such other studies, analyses and examinations as we deemed appropriate. We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our knowledge of the bank and thrift industries and our general experience in securities valuations.

         In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by BancSecurity and the Buyer publicly available information as to other transactions, the representations and warranties contained in the Merger Agreement, and in the discussions with BancSecurity and the Buyer management. We did not independently verify and have relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheets of each of BancSecurity and the Buyer at September 30, 1997 were adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practices as of the date of such financial statements. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of BancSecurity or the Buyer, nor did we make any independent evaluation or appraisal of the assets, liabilities or prospects of BancSecurity or the Buyer, nor were we furnished with any such evaluation or appraisal, and we were not retained to and did not review any individual credit files.

         We have assumed that the Merger is, and will be, in compliance with all laws and regulations that are applicable to BancSecurity and the Buyer. In rendering this opinion, we have been advised by BancSecurity and the Buyer and we have assumed that there are no factors that would impede any necessary regulatory or governmental approval for the Merger and we have further assumed that in the course of obtaining the necessary regulatory and governmental approvals, no restriction will be imposed on the Buyer or BancSecurity that would have a material adverse effect on the Buyer or the contemplated benefits of the Merger. We have also assumed that there would not occur any change in the applicable law or regulation that would cause a material adverse change in the prospects or operations of the Buyer or BancSecurity after the Merger.

         Our opinion is based solely upon the information available to us and the economic, market and other circumstances as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof.

         We are not expressing any opinion herein as to the prices at which shares of F&M Common issued in the Merger may trade if and when they are issued or at any future time, nor does our opinion constitute a recommendation to any holder of BancSecurity Common as to how such holder should vote with respect to the Agreement at any meeting of holders of BancSecurity Common.

         This letter is for the information of the Board of Directors of BancSecurity and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement, information statement or tender offer document to be delivered to the holders of BancSecurity Common in connection with the Merger if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

         Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration is fair, from a financial point of view, to the shareholders of BancSecurity.

                                              Sincerely,


                                              /s/ Hovde Financial, Inc.
                                              HOVDE FINANCIAL, INC.

                                                                      APPENDIX B

           TEXT OF DIVISION XIII OF THE IOWA BUSINESS CORPORATION ACT

                                  DIVISION XIII

                               DISSENTERS' RIGHTS

                                     PART A


         490.1301  DEFINITIONS FOR DIVISION XIII.

         In this division:

         1. "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

         2. "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

         3. "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 490.1302 and who exercises that right when and in the manner required by sections 490.1320 through 490.1328.

         4. "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         5. "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         6. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         7. "Shareholder" means the record shareholder or the beneficial shareholder.

         490.1302  SHAREHOLDERS' RIGHT TO DISSENT.

         1. A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

         a. Consummation of a plan of merger to which the corporation is a party if either of the following apply:

                  (1)      Shareholder approval is required for the merger by
                           section 490.1103 or the articles of incorporation and the shareholder is entitled to vote on the merger.

                  (2) The corporation is a subsidiary that is merged with its parent under section 490.1104.

         b. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

         c. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

         d. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it does any or all of the following:

                  (1) Alters or abolishes a preferential right of the shares.

                  (2) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

                  (3) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

                  (4) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

                  (5) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 490.604.

                  (6) Extends, for the first time after being governed by this chapter, the period of duration of a corporation organized under chapter 491 or 496A and existing for a period of years on the day preceding the date the corporation is first governed by this chapter.

         e. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         2. A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter is not entitled to challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         490.1303  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

         1. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in that shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

         2. A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if the shareholder does both of the following:

         a. Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.

         b. Does so with respect to all shares of which the shareholder is the beneficial shareholder or over which that beneficial shareholder has power to direct the vote.

         490.1304 THROUGH 490.1319  Reserved.

                                     PART B

         490.1320  NOTICE OF DISSENTERS' RIGHTS.

         1. If proposed corporate action creating dissenters' rights under section 490.1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this part and be accompanied by a copy of this part.

         2. If corporate action creating dissenters' rights under section
490.1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 490.1322.

         490.1321  NOTICE OF INTENT TO DEMAND PAYMENT.

         1. If proposed corporate action creating dissenters' rights under section 490.1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must do all of the following:

         a. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated.

         b. Not vote the dissenting shareholder's shares in favor of the proposed action.

         2. A shareholder who does not satisfy the requirements of subsection 1, is not entitled to payment for the shareholder's shares under this part.

         490.1322  DISSENTERS' NOTICE.

         1. If proposed corporate action creating dissenters' rights under section 490.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 490.1321.

         2. The dissenters' notice must be sent no later than ten days after the proposed corporate action is authorized at a shareholders' meeting, or, if the corporate action is taken without a vote of the shareholders, no later than ten days after the corporate action is taken, and must do all of the following:

         a. State where the payment demand must be sent and where and when certificates for certificated shares must be deposited.

         b. Inform holders of uncertificated shares to what extend transfer of the shares will be restricted after the payment demand is received.

         c. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date.

         d. Set a date by which the corporation must receive the payment demand, which date shall not be fewer than thirty nor more than sixty days after the date the dissenters' notice is delivered.

         e. Be accompanied by a copy of this division.

         490.1323  DUTY TO DEMAND PAYMENT.

         1. A shareholder sent a dissenters' notice described in section
490.1322 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to section 490.1322, subsection 2, paragraph "c", and deposit the shareholder's certificates in accordance with the terms of the notice.

         2. The shareholder who demands payment and deposits the shareholder's shares under subsection 1 retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         3. A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this division.

         490.1324  SHARE RESTRICTIONS.

         1. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 490.1326.

         2. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         490.1325  PAYMENT.

         1. Except as provided in section 490.1327, at the time the proposed corporate action is taken, or upon receipt of a payment demand, whichever occurs later, the corporation shall pay each dissenter who complied with section
490.1323 the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

         2. The payment must be accompanied by all of the following:

         a. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any.

         b. A statement of the corporation's estimate of the fair value of the shares.

         c. An explanation of how the interest was calculated.

         d. A statement of the dissenter's right to demand payment under section 490.1328.

         e. A copy of this division.

         490.1326  FAILURE TO TAKE ACTION.

         1. If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         2. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 490.1322 as if the corporate action was taken without a vote of the shareholders and repeat the payment demand procedure.

         490.1327  AFTER-ACQUIRED SHARES.

         1. A corporation may elect to withhold payment required by section
490.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         2. To the extent the corporation elects to withhold payment under subsection 1, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under section 490.1328.

         490.1328 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

         1. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under section 490.1325, or reject the corporation's offer under section 490.1327 and demand payment of the fair value of the dissenter's shares and interest due, if any of the following apply:

         a. The dissenter believes that the amount paid under section 490.1325 or offered under section 490.1327 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated.

         b. The corporation fails to make payment under section 490.1325 within sixty days after the date set for demanding payment.

         c. The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

         2. A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection 1 within thirty days after the corporation made or offered payment for the dissenter's shares.

         490.1329  Reserved.

                                     PART C

         490.1330  COURT ACTION.

         1. If a demand for payment under section 490.1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         2. The corporation shall commence the proceeding in the district court of the county where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         3. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         5. Each dissenter made a party to the proceeding is entitled to judgment for either of the following:

         a. The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation.

         b. The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 490.1327.

         490.1331  COURT COSTS AND COUNSEL FEES.

         1. The court in an appraisal proceeding commenced under section
490.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extend the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 490.1328.

         2. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, for either of the following:

         a. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of section 490.1320 through 490.1328.

         b. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

         3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                      APPENDIX C





                          AGREEMENT AND PLAN OF MERGER

                          dated as of December 1, 1997

                                      among


                            F&M BANCORPORATION, INC.


                                       and


                      BANCSECURITY ACQUISITION CORPORATION


                                       and

                            BANCSECURITY CORPORATION

                    TABLE OF CONTENTS TO THE MERGER AGREEMENT

MERGER AGREEMENT .................................................................................................1

ARTICLE I  - THE MERGER ..........................................................................................2
         1.1      Effective Time of the Merger ...................................................................1
         1.2      Closing ........................................................................................1
         1.3      Effects of the Merger ..........................................................................2

ARTICLE II - EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
         CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES ......................................................2
         2.1      Effect on Capital Stock.........................................................................2
         2.2      Exchange of Certificates........................................................................3

ARTICLE III - REPRESENTATIONS AND WARRANTIES .....................................................................5
         3.1      Representations and Warranties of BancSecurity .................................................5
         3.2      Representations and Warranties of the Buyer....................................................16

ARTICLE IV - COVENANTS OF THE BUYER AND BANCSECURITY.............................................................20
         4.1      Covenants of BancSecurity .....................................................................20
         4.2      Covenants of Buyer ............................................................................26
         4.3      Covenants of Buyer and BancSecurity ...........................................................28

ARTICLE V - ADDITIONAL AGREEMENTS ...............................................................................28
         5.1      Regulatory Matters ............................................................................28
         5.2      Letters of Officers ...........................................................................29
         5.3      Access to Information .........................................................................29
         5.4      Employee Benefit Plans ........................................................................30
         5.5      Expenses ......................................................................................30
         5.6      Additional Agreements; Reasonable Efforts .....................................................30
         5.7      Affiliates ....................................................................................30

ARTICLE VI - CONDITIONS PRECEDENT ...............................................................................31
         6.1      Conditions to Each Party's Obligation to Effect the Merger  ...................................31
         6.2      Conditions to Obligations of Buyer ............................................................32
         6.3      Conditions to Obligations of BancSecurity .....................................................33

ARTICLE VII - TERMINATION AND AMENDMENT .........................................................................34
         7.1      Termination ...................................................................................34
         7.2      Effect of Termination .........................................................................35
         7.3      Amendment .....................................................................................35
         7.4      Extension; Waiver .............................................................................35

ARTICLE VIII - GENERAL PROVISIONS ...............................................................................35
         8.1      Non-Survival of Representations and Warranties.................................................35

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
         8.2      Notices........................................................................................35
         8.3      Interpretation ................................................................................36
         8.4      Counterparts ..................................................................................36
         8.5      Entire Agreement: Third Party Beneficiaries; Rights of Ownership ..............................36
         8.6      Governing Law .................................................................................37
         8.7      Publicity .....................................................................................37
         8.8      Assignment ....................................................................................37
         8.9      Enforcement of Agreement ......................................................................37





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                                MERGER AGREEMENT

         AGREEMENT, dated as of December 1, 1997 (the "AGREEMENT"), by and among BANCSECURITY CORPORATION ("BANCSECURITY"), an Iowa corporation and bank holding company; BANCSECURITY ACQUISITION CORPORATION ("ACQUISITION SUBSIDIARY"), an Iowa corporation; and F&M BANCORPORATION, INC., a Wisconsin corporation and bank holding company (the "BUYER").

         WHEREAS, the Boards of Directors of BancSecurity, Acquisition Subsidiary, and the Buyer have approved, and deem it advisable and in the best interests of their respective companies and their stockholders to consummate the business transaction provided for herein in which Acquisition Subsidiary will be merged with and into BancSecurity, and BancSecurity thereby becomes a wholly-owned subsidiary of the Buyer (the "MERGER");

         WHEREAS, BancSecurity is the sole owner of all of the outstanding shares of stock of Security Bank Jasper-Poweshiek, Kellogg, Iowa; Security Bank, Marshalltown, Iowa; and Story County Bank & Trust, Story City, Iowa (together the "BANKS");

         WHEREAS, Buyer is a multi-bank holding company with a number of bank and non-bank subsidiaries (hereinafter the term "Buyer" includes Buyer's bank and non-bank subsidiaries unless the context otherwise requires);

         WHEREAS, as a result of the Merger the Buyer will be the parent company of BancSecurity and the parent bank holding company of the Banks;

         WHEREAS, BancSecurity and the Buyer desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE").

         NOW, THEREFORE, in consideration of the foregoing representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, articles of merger and accompanying plan of merger in substantially the form as attached hereto as EXHIBIT A (the "ARTICLES OF MERGER") shall be duly prepared, executed and acknowledged by BancSecurity and Acquisition Subsidiary and thereafter delivered for filing to the Iowa Secretary of State, as provided in the Iowa Business Corporation Act (the "IBCA"), on the Closing Date (as defined in Section 1.2). The Merger shall become

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effective at the effective time and date of the Articles of Merger (the
"EFFECTIVE TIME"). Notwithstanding the immediately preceding sentence, however, the parties intend that the effective date and time of the Closing, as defined in Section 1.2 below, for both financial and tax reporting purposes, shall be as of the close of business on the Closing Date.

         1.2 Closing. Subject to the terms and conditions hereof, the closing of the Merger (the "CLOSING") will take place after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VI hereof (the "CLOSING DATE"), at the offices of Dickinson, Mackaman, Tyler & Hagen, P.C., Des Moines, Iowa, unless another time, date or place is agreed to in writing by the parties hereto.

         1.3 Effects of the Merger. At the Effective Time: (i) the separate existence of Acquisition Subsidiary shall cease and Acquisition Subsidiary shall be merged with and into BancSecurity (the "SURVIVING CORPORATION", after giving effect to the Merger) and the shares of stock of Acquisition Subsidiary owned by Buyer prior to the Effective Time will convert into the same number of shares of stock of the Surviving Corporation as of the Effective Time without any action on the part of Buyer or the Surviving Corporation; (ii) the Articles of Incorporation of Acquisition Subsidiary, as amended and restated as a result of the Merger, shall be the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with applicable law; (iii) the By-laws of Acquisition Subsidiary, as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until amended in accordance with applicable law; (iv) the Buyer, as the holder of all of the outstanding common stock of the Surviving Corporation, shall be the sole shareholder of Surviving Corporation; and (v) the holders of certificates representing shares of BancSecurity Common Stock (as defined in Section 2.1(a) below) shall cease to have any rights as shareholders of BancSecurity, except such rights, if any, as they may have pursuant to Division XIII of the IBCA, and their sole right shall be the right to receive (A) the number of whole shares of Buyer Common Stock (as defined in Section 2.1(a) below) into which their shares of BancSecurity Common Stock have been converted in the Merger as provided herein (together with any dividend payments with respect thereto, to the extent provided in Section 2.2(c) below), and (B) the cash value of any fraction of a share of the Buyer Common Stock into which their shares of BancSecurity Common Stock have been converted as provided herein.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         2.1      Effect on Capital Stock.

         (a) Conversion of Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of common stock, $25.00 par value per share, of BancSecurity ("BANCSECURITY COMMON STOCK"), but subject to Sections 2.2(e) and 6.2(f) hereof, 38,726 issued and outstanding shares of BancSecurity Common Stock, other than shares of BancSecurity Common Stock held by persons who have taken all steps required to perfect their right to be paid the fair value of such shares under Division XIII of the IBCA, shall be converted into that number of shares of validly issued, fully paid and nonassessable shares of common stock of Buyer, $1.00 par value ("BUYER COMMON STOCK") which when multiplied by the average closing price of Buyer Common Stock on the NASDAQ National Market

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System for the last 30 trading days in which trades occurred ending at the end of the third trading day immediately preceding the Closing Date (as appropriately and proportionately adjusted in the event that, between the date hereof and the termination of such 30 trading day period, shares of Buyer Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or stock dividend) (the "AVERAGE PRICE") equals the total price of $145,000,000.00 (the "EXCHANGE RATIO"); provided, however, if the Average Price is equal to or less than $35.80, then the number of shares of Buyer Common Stock issued will not be further increased and if the Average Price is equal to or more than $40.00, then the number of shares of Buyer Common Stock issued will not be further reduced and, provided, further, in the event the Average Price is less than $32.00, then Buyer must either increase the number of shares of Buyer Common Stock to be exchanged for BancSecurity Common Stock so that the aggregate value of the Buyer Common Stock equals at least $129,600,000.00 or else BancSecurity will have the option to terminate the transaction.

         At the Effective Time, all such shares of BancSecurity Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. Each BancSecurity shareholder's certificate or certificates previously representing shares of the BancSecurity Common Stock (each a "BANCSECURITY CERTIFICATE") shall be aggregated (if a single stockholder holds more than one BancSecurity Certificate) and exchanged for a certificate representing whole shares of Buyer Common Stock and cash in lieu of any fractional share issued in consideration therefor upon the surrender of such BancSecurity Certificates in accordance with Section 2.2, without any interest thereon. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Buyer Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in Buyer's capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio, so that the number of shares of Buyer Common Stock into which a share of BancSecurity Common Stock shall be converted will equal the number of shares of Buyer Common Stock that the holders of shares of BancSecurity Common Stock would have received pursuant to such reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change had the record date therefor been immediately following the Closing Date.

         (b) Shareholders' Right of Dissent. Any holder of shares of BancSecurity Common Stock who does not vote in favor of the Merger at the meeting of shareholders of BancSecurity and has given notice in writing to the presiding officer prior to the Merger vote that he or she intends to demand payment for his or her shares of BancSecurity Common Stock if the Merger is effectuated, shall be entitled to receive the value of the Buyer Common Stock so held by him or her in accordance with Division XIII of the IBCA.

         2.2      Exchange of Certificates.

         (a) Exchange Agent. At the Closing, Buyer shall deposit with Firstar Trust Company or such other bank or trust company acceptable to the parties (the "EXCHANGE AGENT"), for the benefit of the holders of shares of BancSecurity Common Stock, certificates dated the Closing Date representing the shares of Buyer Common Stock and the cash to be paid in lieu of fractional shares to be issued and paid pursuant to Section 2.1(a) in exchange for the outstanding shares of BancSecurity Common Stock. (Such cash and

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certificates for shares of Buyer Common Stock together with any dividends or distributions with respect thereto, are hereinafter referred to as the "EXCHANGE FUND").

         (b) Exchange Procedures. Within five (5) business days after the Closing Date, Buyer shall cause the Exchange Agent to mail to each holder of record as of the record date of a BancSecurity Certificate(s) (i) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to BancSecurity Certificate(s) shall pass, only upon delivery of BancSecurity Certificate(s) to the Exchange Agent and which shall be in such form and have such other provisions as Buyer and BancSecurity may reasonably specify not later than five business days before the Closing Date and (ii) instructions for use in effecting the surrender of such holder's BancSecurity Certificate(s) in exchange for a certificate representing shares of Buyer Common Stock and the cash to be paid in lieu of any fractional share. Upon surrender of a shareholder's BancSecurity Certificate(s) for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such BancSecurity Certificate(s) shall be entitled to receive in exchange therefor (1) a certificate representing the number of whole shares of Buyer Common Stock and (2) a check representing the amount of the cash to be paid in lieu of a fractional share, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of such holder's BancSecurity Certificate(s) surrendered, as provided in Section 2.2(c) below, and such holder's BancSecurity Certificate(s) so surrendered shall forthwith be canceled. No interest will be paid on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of BancSecurity Certificates. In the event of a transfer of ownership of BancSecurity Common Stock which is not registered in the transfer records of BancSecurity, a Buyer Certificate representing the proper number of shares of Buyer Common Stock, and/or a check for the cash to be paid, may be issued to such a transferee if BancSecurity Certificate(s) representing such BancSecurity Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer. Any applicable stock transfer taxes shall be paid by Buyer.

         (c) Distributions with Respect to Unexchanged Shares; Voting. The Exchange Agent shall receive and hold, for distribution without interest to the record holders of the certificate or certificates representing shares of BancSecurity Common Stock, all dividends and other distributions paid on shares of Buyer Common Stock held in the Exchange Agent's name as agent. Holders of unsurrendered BancSecurity Certificates shall not be entitled to vote after the Closing Date at any meeting of Buyer shareholders until they have exchanged their BancSecurity Certificates.

         (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of BancSecurity of the shares of BancSecurity Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, BancSecurity Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the shares of Buyer Common Stock and cash, in amounts as determined in accordance with the provisions of Sections 2.1(a) and this Section 2.2, deliverable in respect thereof pursuant to this Agreement. BancSecurity Certificates surrendered for exchange by any person constituting an "affiliate" of BancSecurity for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), shall not be exchanged until Buyer has received a written agreement from such person as provided in Section 5.4 of this Agreement.

         (e) Fractional Shares. No fractional shares of Buyer Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share, cash adjustments will be paid to holders in respect of

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any fractional share of Buyer Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the Average Price of a share of Buyer Common Stock represented by the holder's BancSecurity Common Stock not eligible to be exchanged for Buyer Common Stock. For purposes of calculating fractional shares, a holder of BancSecurity with more than one BancSecurity Certificate shall receive cash only for the fractional share remaining after aggregating all of its, his or her BancSecurity Common Stock to be exchanged.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Buyer Common Stock) that remains unclaimed by the shareholders of BancSecurity for twelve months after the Closing Date shall be paid to Buyer. Any shareholders of BancSecurity who have not theretofore complied with this Article II shall thereafter look only to Buyer for payment of their shares and cash in an amount as determined in accordance with the provisions of Section 2.1(a) and this Section 2.2, without any interest thereon. Notwithstanding the foregoing, none of Buyer, the Exchange Agent nor any other person shall be liable to any former holder of shares of BancSecurity Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (g) Lost or Destroyed Shares. In the event any BancSecurity Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such BancSecurity Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as Buyer may direct as indemnity against any claim that may be made against it with respect to such BancSecurity Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed BancSecurity Certificate the shares of Buyer Common Stock, and/or cash in an amount as determined in accordance with the provisions of Sections 2.1(a), and this Section 2.2, deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

          3.1 Representations and Warranties of BancSecurity. In order to induce Buyer to enter into this Agreement, BancSecurity represents and warrants to Buyer, in all material respects, as of the date of this Agreement (except as otherwise expressly provided) and except as disclosed on the attached EXHIBIT B (the "BANCSECURITY DISCLOSURE SCHEDULE") and the schedules thereunder which are numbered to correspond to the representations set forth below as follows:

          (a) Organization. BancSecurity is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Iowa and is a bank holding company duly registered under the Banks Holding Company Act of 1956, as amended (the "BHCA"). The Banks are each duly organized, validly existing and in good standing under the laws of the State of Iowa. BancSecurity and the Banks each has the corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its properties, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the absence thereof, would not, individually or in the aggregate, have a Material Adverse Effect as herein as defined in Section 3.1(h), below. Each Bank's deposits are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law. Other than the Banks, BancSecurity

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has no direct or indirect subsidiaries except Washlin Investment Company and
Security Bancservices Group, Inc. BancSecurity owns 100% of the outstanding shares of stock of each Bank, free and clear of all claims, liens, mortgages, pledges, security interests or other encumberances. BancSecurity owns 100% of the outstanding shares of stock of Washlin Investment Company and Security Bancservices Group, Inc., free and clear of all claims, liens, mortgages, pledges, security interests or other encumberances.

         (b)      Capital Structure.

                  (i) The authorized capital stock of BancSecurity consists of 1,000,000 shares of BancSecurity Common Stock, $25.00 par value per share (the "BANCSECURITY COMMON STOCK"). As of the date of this Agreement, 38,726 shares of BancSecurity Common Stock were issued and outstanding. All outstanding shares of BancSecurity Common Stock are validly, issued, fully paid and nonassessable and not subject to any preemptive rights.

                  (ii) BancSecurity is not a party to or bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating BancSecurity to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of BancSecurity or obligating BancSecurity to grant, extend or enter into any such option, warrant, call, right, convertible securities, commitments or agreements. As of the date hereof, there are no outstanding contractual obligations of BancSecurity or the Banks to repurchase, redeem or otherwise acquire any shares of capital stock of BancSecurity or the Banks, respectively.

         (c) Authority. BancSecurity has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the requisite vote of the shareholders of BancSecurity and approval of Regulatory Agencies (as defined in Section 3.1(g)(ii)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and, subject to the approval of this Agreement by the requisite vote of the shareholders of BancSecurity and approval of Regulatory Agencies, the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of BancSecurity. This Agreement has been duly executed and delivered by BancSecurity. Assuming due execution and delivery by the Acquisition Subsidiary and the Buyer, this Agreement constitutes a valid and binding obligation of BancSecurity, enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

         (d) Shareholder Approval; Fairness Opinion. The affirmative vote of three-fourths of the outstanding shares of BancSecurity Common Stock is required for approval of this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of BancSecurity has received a preliminary opinion of Hovde Financial, Inc. to the effect that the Exchange Ratio is fair, from a financial point of view, to BancSecurity shareholders, and will receive a final opinion at the time the proxy statement is delivered to its shareholders.

         (e) No Violations. Subject to approval of this Agreement by BancSecurity's shareholders and the Regulatory Agencies, the execution, delivery and performance of this Agreement by BancSecurity does not, and the consummation of the transactions contemplated hereby by BancSecurity will not, constitute (i)

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a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of BancSecurity or the Banks or to which BancSecurity or the Banks (or any of their respective properties) is subject, which breach, violation or default would, individually or in the aggregate, have a Material Adverse Effect (as defined herein) on BancSecurity, (ii) a breach or violation of, or a default under, the articles of incorporation, association or bylaws of BancSecurity or the Banks or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of BancSecurity or the Banks under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which BancSecurity or the Banks is a party, or to which any of their respective properties or assets may be bound or affected, except for in the case of (iii) any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on BancSecurity.

         (f) Consents. Except as referred to herein and in connection, or in compliance, with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the BHCA, the rules and regulations of the Board of Governors of the Federal Reserve System (the "FRB"), the Iowa Division of Banking (the "DIVISION") and the Federal Deposit Insurance Corporation (the "FDIC"), as applicable, and the corporation, securities or "blue sky" laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by BancSecurity of the Merger or the other transactions contemplated by this Agreement.

         (g)      Financial Statements and Reports.

                  (i) As of their respective dates, neither BancSecurity's Financial Statements (as defined below), nor any subsequent BancSecurity Financial Statements prepared subsequent to September 30, 1997 (collectively the "FINANCIAL STATEMENTS"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, that no representation is made herein with respect to any exhibits to the Financial Statements that are not specifically incorporated by reference therein. Each of the balance sheets of BancSecurity contained or specifically incorporated by reference in the Financial Statements (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of income and of changes in shareholders equity and of cash flows of BancSecurity, contained or specifically incorporated by reference in the Financial Statements (including in each case any related notes and schedules) fairly presented the results of operations, shareholders equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments), in each case in all material respects in accordance with generally accepted accounting principles ("GAAP") consistently applied during the period involved, except as may be noted therein.

                  (ii) BancSecurity has filed all material reports, registrations and statements together with any amendments required to be made with respect thereto, that it was required to file since September 30, 1997 with the FDIC, the FRB or the Division (collectively, the "REGULATORY

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         AGENCIES") and has paid all fees and assessments due and payable in connection therewith, except for those reports, registrations and statements and those fees and assessments that would not have a Material Adverse Effect on BancSecurity.

         (h) Absence of Certain Changes or Events. Except as disclosed in
Section 3.1(h) of the BancSecurity Disclosure Schedule, (i) from September 30, 1997 to the date hereof, BancSecurity and the Banks have not incurred any liability, other than in the ordinary course of its business consistent with past practice, and (ii) since September 30, 1997, there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on BancSecurity. "MATERIAL ADVERSE EFFECT," with respect to a party to this Agreement, means a material adverse effect upon (A) the business, properties, assets, financial condition or results of operations of such party, taken as a whole or (B) the ability of such party to consummate the transactions contemplated by this Agreement; it being understood that a Material Adverse Effect shall not include: (i) a mandatory change with respect to, or effect on, a party resulting from a change in law, rule, regulation, GAAP or regulatory accounting principles; (ii) a change with respect to, or effect on, a party resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated hereby; (iii) a material change with respect to, or effect on, a party resulting from any other matter affecting depository institutions generally; (iv) any damage, destruction or loss covered by insurance with respect to any assets of a party; (v) actions contemplated by this Agreement; (vi) changes attributable to or resulting from changes in general economic conditions affecting banks, savings institutions or their holding companies generally, including changes in the prevailing level of interest rates; (vii) any declaration, setting aside or payment of any dividends or distributions in respect of shares of BancSecurity common stock permitted by Section 4.1(l)(xxii) of this Agreement; (viii) any adjustments due to the application of FAS 115; (ix) any strike, work stoppage, slowdown or other labor disturbance, suffered by BancSecurity or the Banks; or
(x) any union organizing relating to the employees of BancSecurity or the Banks. Each party agrees to provide written notification to the other party if an event or series of events occurs which reduces or is reasonably likely to reduce anticipated earnings in calendar year 1997 or 1998 of BancSecurity by $500,000.00 or more and of Buyer by $1,000,000.00 or reduces or is reasonably likely to reduce the stockholder's equity of BancSecurity by $1,000,000.00 or of Buyer by $2,000,000.00. Such notice shall not, of itself, create any presumption that such reduction or possible reduction in earnings or capital is a Material Adverse Effect.

         (i) Taxes. Except as disclosed in Section 3.1(i) of the BancSecurity Disclosure Schedule, all federal, state, and local tax returns required to be filed by or on behalf of BancSecurity and the Banks have been timely filed or requests for extensions have been timely filed (and any such extension shall have been granted and not have expired). All taxes, shown on such returns, all taxes required to be shown on returns for which extensions have been granted, and any penalties, interest or other governmental charges related thereto have been paid in full or adequate provision has been made for any such taxes on BancSecurity's balance sheet as of September 30, 1997 (in all material respects in accordance with GAAP). As of the date of this Agreement, there is no audit examination (whether concluded or in progress), deficiency, claim, or refund litigation with respect to any taxes of BancSecurity or the Banks that could reasonably be expected to result in a Material Adverse Effect, and no claim or assessment that could reasonably be expected to result in a Material Adverse Effect has been made by any authority in a jurisdiction where BancSecurity or the Banks does not file tax returns and BancSecurity or any of the Banks is subject to taxation. Neither BancSecurity nor any of the Banks has executed an extension or waiver of any statute of limitations on the

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assessment or collection of any material tax due that is currently in effect.
BancSecurity and the Banks have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and BancSecurity and the Banks have timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements, except in each case for such failure to withhold, pay or comply that would not, individually or in the aggregate result in a Material Adverse Effect on BancSecurity. Neither BancSecurity nor any of the Banks is responsible for the taxes of any person other than BancSecurity or the Banks under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

         (j) Absence of Claims. Except as disclosed in Section 3.1(j) of the BancSecurity Disclosure Schedule, neither BancSecurity, any of the Banks nor any of their respective directors and officers, in their respective capacities as directors and officers, is a party to any pending litigation, legal, administrative, arbitration or other proceeding, before any court or governmental agency ("CLAIM") which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on BancSecurity, and there is no threatened Claim against BancSecurity or any of the Banks, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

         (k) Absence of Regulatory Actions. Neither BancSecurity nor any of the Banks is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank deposits nor has either been advised by any Regulatory Agencies that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar written undertaking.

         (l) Agreements. Except for this Agreement and as contemplated thereby and except as disclosed in Section 3.1(l) of the BancSecurity Disclosure Schedule, neither BancSecurity nor any of the Banks is a party to a written or, to BancSecurity's or to any of the Banks' knowledge, oral (A) agreement not terminable by BancSecurity or any of the Banks, as the case may be, on thirty
(30) days' or less notice, and providing for payments in excess of $50,000.00,
(B) agreement with any executive officer or other key employee of BancSecurity or any of the Banks the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving BancSecurity of the nature contemplated by this Agreement, (C) agreement with respect to any executive officer or key employee of BancSecurity or the Banks providing for other than at-will employment, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, or any other non-qualified compensation plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, or (E) agreement containing covenants that limit the ability of BancSecurity or any of the Banks to compete in any line of business or with any person, or that involve any restriction on the geographic area in which or method by which, BancSecurity or any of the Banks (including any successor thereof) may carry on its business (other than as may be required by law or any regulatory

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agency). The Banks and BancSecurity have performed in all material respects all obligations required to be performed by them to date, and are not in material default under, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under any of the aforedescribed agreements to which any of the Banks or BancSecurity is a party or by which any of the Banks or BancSecurity is bound.

         (m) Labor Matter. Neither BancSecurity nor any of the Banks is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees. Neither BancSecurity nor any of the Banks is the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is the management of BancSecurity or any of the Banks aware of any strike, other labor dispute or organizational effort involving BancSecurity or any of the Banks that is pending or threatened that individually or in the aggregate would result in a Material Adverse Effect on BancSecurity.

         (n)      Employee Benefit Plans.

                  (i) Section 3.1(n) of the BancSecurity Disclosure Schedule contains a complete list of all employee, retiree or director pension, retirement, stock option, stock purchase, restricted stock, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, supplemental income, supplemental retirement, consulting, bonus, group insurance, key executive officer insurance, severance and any other benefit plans, employment contracts (providing termination, change in control, or severance payments), agreements, arrangements, or policies including, but not limited to, employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto, maintained at the date hereof or at any time within three (3) years prior to the date hereof with respect to any present or former directors, officers, or other employees of BancSecurity and the Banks (hereinafter referred to collectively as the "EMPLOYEE PLANS"). All of the Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws and have been operated in material compliance with their terms. Neither BancSecurity nor the Banks has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which is likely to result in any material penalties or taxes to BancSecurity or the Banks under Section 502(i) of ERISA or
         Section 4975 of the Code. Neither BancSecurity nor any entity which is considered one employer with BancSecurity under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE") has ever maintained, or contributed to any plan subject to either Title IV of ERISA or
         Section 9412 of the Code. Each Employee Plan of BancSecurity and the Banks which is an employee "pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under
         Section 401(a) of the Code (a "QUALIFIED PLAN") has received a favorable determination letter from the Internal Revenue Service ("IRS") that the pension benefit plan complies with all applicable legislative and regulatory requirements for tax qualification that were in effect at the time that the determination letter was issued and BancSecurity is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No Employee Plan is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code).

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                  (ii) There is no pending or, to BancSecurity's knowledge,
         threatened litigation, administrative action or proceeding relating to any Employee Plan. There has been no announcement or commitment by BancSecurity to create an additional Employee Plan or to amend an Employee Plan except for amendments required by applicable law which do not materially increase the cost of such Employee Plan.

                  (iii) With respect to each Employee Plan to the extent applicable, BancSecurity will supply, within 30 days, to Buyer a true and complete copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS with all the attachments filed for 1994, 1995 and 1996 plan years, (B) such Employee Plan, including amendments thereto (or a copy of the substantive provisions of each Employee Plan for which no plan document exists), (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) any material written communication to employees relating to Employee Plans and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

         (o) Title to Assets. Except as set forth in Section 3.1(o) of the BancSecurity Disclosure Schedule, BancSecurity and the Banks have title to all material assets and properties, whether real or personal, tangible or intangible, that they purport to own, including without limitation all real and personal assets and properties reflected in their Consolidated Reports of Condition and Income as of September 30, 1997 or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 1997), subject to no liens, mortgages, security interests, encumbrances or charges of any kind, except (i) as noted in said Consolidated Reports or the Schedules thereto; (ii) statutory liens for taxes not yet delinquent; (iii) security interests granted to secure deposits of funds by federal, state or other governmental agencies;
(iv) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held by the Banks as of the date hereof; and (v) such liens, mortgages, security interests, encumbrances and charges that are not in the aggregate material to the assets and properties of BancSecurity and the Banks. Liens shall mean any claim, encumbrance, or charge on property for payment of a debt, obligation or duty. Since September 30, 1997, no assets of BancSecurity or the Banks have sustained (whether or not covered by insurance) any loss, damage or other destruction that would have a Material Adverse Effect on BancSecurity. The assets of BancSecurity and the Banks are in good operating condition, normal wear and tear excepted. The only assets of BancSecurity or the Banks which are leased are identified in Section 3.1(o) of the BancSecurity Disclosure Schedule.

         (p) Fees. Except as set forth in Section 3.1(p) of the BancSecurity Disclosure Schedule and other than financial advisory services performed for BancSecurity by Hovde Financial, Inc., neither BancSecurity nor the Banks, nor to BancSecurity's or the Banks' knowledge any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for BancSecurity or the Banks, in connection with this Agreement or the transactions contemplated hereby. Buyer shall not be liable for any financial services fees incurred by BancSecurity or the Banks, all of which shall be paid or fully accrued as of the Closing Date. Neither BancSecurity nor the Banks shall be liable for any financial services advisory fees incurred by Buyer.

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         (q) Compliance with Laws. BancSecurity and the Banks hold all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their business as it is presently conducted except where the absence thereof would not, individually or in the aggregate, have a Material Adverse Effect on BancSecurity or except where the absence thereof would not delay the Merger. BancSecurity and the Banks have conducted their business so as to comply in all respects with all applicable federal, state and local statutes, ordinances, regulations or rules, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on BancSecurity; and neither BancSecurity nor the Banks is presently charged with, or, to BancSecurity's or the Banks' knowledge, under governmental investigation with respect to, any actual or alleged material violations of any statute, ordinance, regulation or rule which would have a Material Adverse Effect; and neither BancSecurity nor the Banks is the subject of any pending or, to BancSecurity's or the Banks' knowledge, threatened material proceeding by any regulatory authority having jurisdiction over its business, properties or operations which would have a Material Adverse Effect on BancSecurity.

         (r)      Environmental Matters.

                  (i) For purposes of this Agreement, the following terms shall have the following respective meanings:

                           (A) "ENVIRONMENTAL LAW(S)" means any law, regulation,
                  rule, ordinance or similar requirement which governs or protects the environment enacted by the United States, any state, or any county, city or agency or subdivision of the United States or any state.

                           (B) "HAZARDOUS MATERIAL(S)" means any material or
                  substance: (1) which is a "hazardous substance," "pollutant," or "contaminant," pursuant to the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. 9601 et seq.) as amended and regulations promulgated thereunder; (2) containing gasoline, oil, diesel fuel or other petroleum products; (3) which is "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act (42 U.S.C.
                  Section 6901 et seq.) as amended and regulations promulgated thereunder; (4) containing polychlorinated biphenyls (PCBs);
                  (5) containing asbestos; (6) which is radioactive; (7) the presence of which requires investigation or remediation under any Environmental Law (defined above); or (8) which is defined or identified as a "hazardous waste," "hazardous substance," "pollutant," "contaminant," or "biologically Hazardous Material" under any Environmental Law.

                           (C) "PROPERTIES" means (1) the real estate owned or
                  leased by BancSecurity or the Banks and used as a banking related facility; (2) other real estate owned ("OREO") by BancSecurity or the Banks as defined by any other federal or state financial institution regulatory agency with regulatory authority for BancSecurity or the Banks; (3) real estate that is in the process of pending foreclosure or forfeiture proceedings conducted by BancSecurity or the Banks; and (4) real estate owned or leased by a partnership or joint venture in which BancSecurity or the Banks has an ownership interest.


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                  (ii) Except as disclosed in Schedule 3.1(r) of BancSecurity
         Disclosure Schedule, to the best of BancSecurity's knowledge there are no present conditions on the Properties, involving or resulting from a past or present storage, spill, discharge, leak, emission, injection, escape, dumping, release or migration of any Hazardous Materials or from any generation, transportation, treatment, storage, disposal, use or handling of any Hazardous Materials, that may reasonably be expected to result in a Material Adverse Effect on BancSecurity.

                  (iii) To the best of BancSecurity's knowledge BancSecurity and the Banks are in substantial compliance with all applicable Environmental Laws. Neither BancSecurity nor the Banks has received notice of, nor are there outstanding or pending, any public or private claims, lawsuits, citations, penalties, unsatisfied abatement obligations or notices or orders of non-compliance relating to the environmental condition of the Properties or BancSecurity or the Banks's compliance with Environmental Laws.

                  (iv) Except as disclosed in Schedule 3.1(r) of BancSecurity Disclosure Schedule, to the best of BancSecurity's knowledge no Properties are currently undergoing or are scheduled to undergo remediation or clean-up of Hazardous Materials or other environmental conditions.

                  (v) BancSecurity and the Banks have all governmental permits, licenses, certificates of inspection and other authorizations governing or protecting the environment necessary to conduct its present business, and are and at all times have been in material compliance therewith.

         (s)      Loans and Investments.

                  (i) Except for matters outside the reasonable knowledge of senior officers of BancSecurity and except as disclosed in Schedule 3.1(s) of the BancSecurity Disclosure Schedule, as of the date hereof each outstanding loan of the Banks as of the date hereof is evidenced by appropriate and sufficient documentation and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the rights of creditors generally. No obligor named therein is seeking to avoid the enforceability of the terms of any loan under any such laws or equitable principles and no loan is subject to any defense, offset or counterclaim. The documentation relating to loans made by the Banks and relating to all security interests, mortgages and other liens with respect to all collateral for such loans, taken as a whole, is adequate for the enforcement of the material terms of such loans and of the related security interests, mortgages and other liens.

                  (ii) In originating, underwriting, servicing, and discharging loans, mortgages, land contracts, and other contractual obligations, either for their own account or for the account of others, the Banks have complied with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures in which failure to do so would have a Material Adverse Effect on BancSecurity. The terms of such loans and of the related security interests, mortgages and other liens comply in all material respects with all

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         applicable laws, rules and regulations (including laws, rules and regulations relating to the extension of credit).

         (t) Allowance for Loan Losses. Except as disclosed in Schedule 3.1(t) of the BancSecurity Disclosure Schedule, BancSecurity's consolidated allowance for losses on loans included in the Financial Statements as of September 30, 1997 was $5,517,305.00, representing 1.66% of its total consolidated loans held in portfolio. In BancSecurity's reasonable judgment, the amount of such allowance for losses on loans was adequate to absorb reasonably expectable losses in the loan portfolio of the Banks. To the knowledge of BancSecurity, there are no facts which would require it to increase the level of such allowance for losses on loans. There are no loans, leases, other extensions of credit or commitments to extend credit of the Banks that in the opinion of management for BancSecurity, should have been or should in accordance with GAAP, have been classified by the Banks as nonaccrual, as restructured, as 90 days past due, as still accruing and doubtful of collection or any comparable classification. BancSecurity and the Banks have disclosed to Buyer in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Banks that have been classified as of September 30, 1997 as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Delinquent Loans," "Credit Risk Assets," "Concerned Loans" (in the latter two cases, to the extent available) or words of similar import. BancSecurity has provided to Buyer such written information concerning the loan portfolios of the Banks as Buyer has requested, which information is true, correct and complete in all material respects. From and after the date hereof, BancSecurity and the Banks promptly will provide Buyer with a copy of each quarterly classified asset report and a delinquency trend report it provides to its Board of Directors. The OREO included in any non-performing assets of BancSecurity is carried net of reserves at the lower of cost or fair value.

         (u) Material Interests of Certain Persons. No director or executive officer of BancSecurity or the Banks, nor any holder of ten percent or more of the outstanding capital stock of BancSecurity, nor any affiliate of such person as that term is defined under 12 USC 371(c) ("BANK PRINCIPAL") (i) is or has during the period subsequent to December 31, 1996, been a party (other than as a depositor) to any transaction with the Banks, whether as a borrower or otherwise, which (a) was made other than in the ordinary course of business; (b) was made on other than substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions for other persons; or (c) involves more than the normal risk of collectibility or presents other unfavorable features; or (ii) is a party to any loan or loan commitment, whether written or oral, from the Banks involving an amount in excess of $10,000. Except as set forth in Section 3.1 (u) of BancSecurity Disclosure Schedule, no Bank Principal holds any position with any depository organization other than the Banks or BancSecurity. For the purposes of this provision, the term "depository organization" means a commercial bank, a savings bank, a trust company, a savings and loan association, a homestead association, a cooperative bank, an industrial bank, a credit union, or a depository organization holding company.

         (v) Insurance. BancSecurity and the Banks are presently insured, and since January 1, 1994 each has been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business located in the State of Iowa would, in accordance with good business practice, customarily be insured. BancSecurity has not received any notice of lapse or cancellation of any insurance currently in effect. Since September 30, 1997, no act or omission has occurred which may cause any lapse in or termination of the insurance maintained by BancSecurity or

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the Banks. BancSecurity has delivered to Buyer true, accurate and complete copies of all insurance policies of BancSecurity and the Banks as of the date of this Agreement. Each such policy is in full force and effect, with all premiums due thereon on or prior to the date of this Agreement having been paid as and when due. The Banks have not filed any claim under their bankers blanket bond during the past five years. There are no unresolved claims.

         (w) Investment Securities. Except as set forth in Section 3.1(w) of the BancSecurity Disclosure Schedule, none of the investments reflected in the balance sheet of BancSecurity as of September 30, 1997, and none of such investments with face value of in excess of $100,000 made by it since September 30, 1997 is subject to any restriction (contractual or statutory), other than applicable securities laws, that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time, except to the extent any such investments are pledged in the ordinary course of business (including in connection with hedging arrangements or programs or reverse repurchase arrangements) consistent with prudent banking practice to secure obligations of BancSecurity and the Banks, as applicable. Since September 30, 1997, BancSecurity and the Banks have not sold, transferred or otherwise disposed of any securities prior to maturity or call date.

         (x) Registration Obligations. BancSecurity is not under any obligation, contingent or otherwise, to register any of its securities under the Securities Act or any state securities laws.

         (y) Books. The books and records of BancSecurity and the Banks are complete and accurate in all material respects and have been, and are being, maintained in accordance with applicable legal and accounting requirements.

         (z) Corporate Documents. BancSecurity and the Banks have delivered to Buyer true and complete copies of their respective certificate of incorporation, articles of incorporation and bylaws, as amended to date, which are currently in full force and effect.

         (aa) Absence of Knowledge. As of the date hereof, BancSecurity is not aware of any reason why it would be unable to obtain all the necessary approvals required from the Regulatory Agencies in order to consummate the transactions contemplated by this Agreement.

         (bb) Accounting and Tax Treatment. To the knowledge of BancSecurity, BancSecurity has not engaged in any act that would preclude or adversely affect the Merger from qualifying as a tax-free reorganization under Section 368 of the Code or from using the pooling of interests method of accounting for this transaction, nor has BancSecurity or any of the Banks changed any accounting policies since December 31, 1996.

         (cc) SEC and Regulatory Filings. None of the information regarding BancSecurity or the Banks which is prepared by or reviewed by BancSecurity or the Banks for inclusion or included in (i) the proxy or information statement to be mailed to shareholders of BancSecurity (the "PROXY STATEMENT"), (ii) the registration statement on Form 4 to be filed with the Securities and Exchange Commission ("SEC") by Buyer for the purpose of registering the shares of Buyer Common Stock to be exchanged for shares of BancSecurity Common Stock pursuant to the provisions of this Agreement (the "REGISTRATION STATEMENT"), if applicable, or (iii) any other documents to be filed with the SEC or any Regulatory Agencies in connection

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with the transactions contemplated hereby will, at the respective times such documents are filed with the SEC or any Regulatory Agencies and, in the case of the Registration Statement, if applicable, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of BancSecurity stockholders referred to in Section 4.1(b) of this Agreement, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting.

         (dd) Derivative Contracts. Neither BancSecurity nor the Banks is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement not included in Financial Statements of BancSecurity which is a financial derivative contract (including various combinations thereof) ("DERIVATIVE CONTRACTS").

         (ee) Deposits. None of the deposits of the Banks are subject to any encumbrances, legal restraint or other legal process other than in the ordinary course of business, except as set forth in Section 3.l(ee) of the BancSecurity Disclosure Schedule, which would have a Material Adverse Effect on BancSecurity.

         (ff) Compensation. Since September 30, 1997, neither BancSecurity nor any Bank has granted any increase in compensation or benefits except in the ordinary course of business or as previously announced and disclosed to Buyer in
Section 3.1(ff) of the BancSecurity Disclosure Schedule.

         3.2 Representations and Warranties of Buyer. In order to induce BancSecurity to enter into this Agreement, Buyer represents and warrants to BancSecurity, in all material respects, as of the date of this Agreement (except as otherwise expressly provided) as follows, except as disclosed on the attached EXHIBIT C (the "BUYER DISCLOSURE SCHEDULE") and the schedules thereunder which are numbered to correspond to the representations set forth below:

         (a) Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Wisconsin and is a bank holding company duly registered under the BHCA. Buyer owns 100% of the outstanding capital stock of the commercial banks listed on Section 3.2(a) of the Buyer Disclosure Schedule. Each of its subsidiary banks is duly organized, validly existing and in good standing under the laws of the State of Wisconsin or the United States of America. Buyer and its subsidiary banks each have the corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its properties, and each is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the absence thereof, would not, individually or in the aggregate, have a Material Adverse Effect as herein as defined in 3.1(h), above. Each subsidiary bank's deposits are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law. Other than the subsidiary banks, Buyer has no direct or indirect subsidiaries except as listed on Section 3.2(a) of the Buyer Disclosure Schedule. Acquisition Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Iowa. Buyer owns 100% of the outstanding capital stock of Acquisition Subsidiary. Acquisition Subsidiary has all requisite corporate power and authority to enter into this Agreement. The execution, delivery, and performance of this Agreement by Acquisition Subsidiary

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and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Acquisition Subsidiary. Subject to approval by the Regulatory Agencies and other governing bodies having regulatory authority over Acquisition Subsidiary as may be required by statute or regulation, this Agreement constitutes a valid and binding obligation of Acquisition Subsidiary, enforceable against it in accordance with its terms.

         (b)      Capital Structure.

                  (i) The authorized capital stock of Buyer consists of 20,000,000 shares of Buyer Common Stock, $1.00 par value per share (the "BUYER COMMON STOCK"). As of November 30, 1997, 9,749,980 shares of Buyer Common Stock were issued and outstanding. All outstanding shares of Buyer Common Stock are validly, issued, fully paid and nonassessable and not subject to any preemptive rights. Buyer will promptly notify BancSecurity of any changes or actions to change the number of shares of Buyer's common stock issued and outstanding.

                  (ii) Buyer is not a party to or bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Buyer or obligating Buyer to grant, extend or enter into any such option, warrant, call, right, convertible securities, commitments or agreements except as listed on
         Section 3.2(b) of the Buyer Disclosure Schedule. As of the date hereof, there are no outstanding contractual obligations of Buyer or the subsidiary banks to repurchase, redeem or otherwise acquire any shares of capital stock of Buyer or the subsidiary banks, respectively, except as listed on Section 3.2(a) of the Buyer Disclosure Schedule.

         (c) Reports. Buyer and its subsidiary banks have filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the FRB, (iii) the FDIC, (iv) the OCC and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "BUYER REPORTS." As of their respective dates, the Buyer Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the FRB, the FDIC, the OCC and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer has timely filed with the SEC all reports, statements and forms required to be filed pursuant to the Exchange Act.

         (d) Enforceability. Buyer has all requisite corporate power and authority to enter into this Agreement and the execution, delivery, and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer. Subject to approval by the Regulatory Agencies and other governing bodies having regulatory authority over Buyer as may be required by statute or regulation, and subject to approval of this Agreement by the requisite vote of the shareholders, this Agreement constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms. The affirmative vote of a majority of the outstanding shares of

                                      C-17

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Buyer's Common Stock is required for approval of this Agreement and to consummate the transactions contemplated hereby.

         (e) No Violations. Subject to approval of the Regulatory Agencies, the execution, delivery and performance of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby by Buyer will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Buyer or to which Buyer (or any of its properties) is subject, which breach, violation or default would, individually or in the aggregate, have a Material Adverse Effect on Buyer, (ii) a breach or violation of, or a default under, the articles of incorporation, association or bylaws of Buyer or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Buyer hereunder, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Buyer is a party, or to which any of its properties or assets may be bound or affected, except for any of the items described in (iii) of this subsection that, individually or in the aggregate, would not have a Material Adverse Effect on Buyer.

         (f) Consents. Except as referred to herein or in connection, or in compliance, with the provisions of the Securities Act, the Exchange Act, the BHCA, the rules and regulations of the FRB, the Division, and the FDIC, as applicable, and the environmental, corporation, securities or "blue sky" laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyer of the Merger or the other transactions contemplated by this Agreement.

         (g)      Financial Statements and Reports.

                  (i) As of their respective dates, neither Buyer's Financial Statements (as defined below), nor any subsequent Buyer Financial Statements prepared subsequent to September 30, 1997 (collectively the "BUYER'S FINANCIAL STATEMENTS"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, that no representation is made herein with respect to any exhibits to the Buyer's Financial Statements that are not specifically incorporated by reference therein. Each of the balance sheets of Buyer contained or specifically incorporated by reference in the Buyer's Financial Statements (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and of changes in shareholders equity and of cash flows of Buyer, contained or specifically incorporated by reference in the Buyer's Financial Statements (including in each case any related notes and schedules) fairly presented the results of operations, shareholders equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments), in each case in all material respects in accordance with GAAP consistently applied during the period involved, except as may be noted therein.


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                  (ii) Buyer has filed all material reports, registrations and statements together with any amendments required to be made with respect thereto, that it was required to file since September 30, 1997 with the applicable Regulatory Agencies and other applicable state regulatory agencies and has paid all fees and assessments due and payable in connection therewith, except for those reports, registrations and statements and those fees and assessments that would not have a Material Adverse Effect on Buyer.

         (h) Absence of Certain Changes or Events. From September 30, 1997 to the date hereof, Buyer has not incurred any liability, other than in the ordinary course of its business consistent with past practice, and since September 30, 1997, there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on Buyer.

         (i) Taxes. All federal, state, and local tax returns required to be filed by or on behalf of Buyer have been timely filed or requests for extensions have been timely filed (and any such extension shall have been granted and not have expired). All taxes, shown on such returns, all taxes required to be shown on returns for which extensions have been granted, and any penalties, interest or other governmental charges related thereto have been paid in full or adequate provision has been made for any such taxes on Buyer's balance sheet as of September 30, 1997 (in all material respects in accordance with GAAP).

         (j) Absence of Claims. Neither Buyer nor any of its directors and officers, in their capacities as directors and officers, is a party to any pending litigation, legal, administrative, arbitration or other proceeding, before any court or governmental agency ("CLAIM"), and to the knowledge of the executive officers of Buyer, there is no threatened Claim against Buyer which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Buyer.

         (k) Absence of Regulatory Actions. Buyer is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or subject to any order or directive by, or a recipient of any extraordinary supervisory letter from any Regulatory Authority, nor has it been advised by any Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar written undertaking.

         (l) Compliance with Laws. Buyer and its subsidiaries hold all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their business as it is presently conducted except where the absence thereof would not, individually or in the aggregate, have a Material Adverse Effect on Buyer, or delay the Merger. Buyer has conducted its business so as to comply in all respects with all applicable federal, state and local statutes, ordinances, regulations or rules, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on Buyer; and Buyer is not presently charged with, or, to Buyer's knowledge, under governmental investigation with respect to, any actual or alleged material violations of any statute, ordinance, regulation or rule, and Buyer is not the subject of any pending or, to Buyer's knowledge, threatened material proceeding by any Regulatory Authority having jurisdiction over its business, properties or operations.

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         (m) Absence of Knowledge. As of the date hereof, Buyer is not aware of any reason why it would be unable to obtain all the necessary approvals required in order to consummate the transactions contemplated by this Agreement.

         (n) Accounting and Treatment. To the knowledge of Buyer, Buyer has not engaged in any act that would preclude or adversely affect the Merger from qualifying as a tax-free reorganization under Section 368 of the Code or from using the pooling of interests method of accounting for this transaction.

         (o) Information Supplied. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the BancSecurity stockholders and at the time of the meeting of stockholders of the BancSecurity to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Registration Statement will comply as to form in all material respects with applicable law.

         (p) No Plan to Transfer Assets. Buyer has no plan or intention to sell or otherwise dispose of any of the assets of the BancSecurity to be acquired in the Merger, except for dispositions in the ordinary course of business or transfers to controlled subsidiaries as described in Section 368(a)(2)(C) of the Code.

                                   ARTICLE IV
                       COVENANTS OF BANCSECURITY AND BUYER

         4.1 Covenants of BancSecurity. During the period from the date of this Agreement and continuing until the Effective Time, BancSecurity agrees as follows:

         (a) Ordinary Course. Except as otherwise required under this Agreement or consented to by Buyer, BancSecurity and the Banks will carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact their present business organizations, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect. BancSecurity shall not, nor shall it permit the Banks to (i) enter into any new material line of business, (ii) increase or decrease the current number of the directors of BancSecurity and the Banks, (iii) change its or the Banks's lending, investment, liability management or other banking policies in any respect that would have a Material Adverse Effect with respect to such party; or (iv) incur or commit to any capital expenditures (or any obligations or liabilities in connection therewith) other than capital expenditures (and obligations or liabilities in connection therewith) committed to prior to the date of this Agreement unless otherwise permitted by this Agreement.

         (b) Shareholder Meeting. BancSecurity will cause to be duly called, and will cause to be held not later than forty-five (45) days following the effective date of the Registration Statement, a meeting of

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its shareholders and will direct that this Agreement be submitted to a vote at such meeting. BancSecurity will (i) cause proper notice of such meeting to be given to its shareholders in compliance with the IBCA and other applicable laws and regulations; (ii) recommend by the affirmative vote of a majority of the Board of Directors a vote in favor of approval of this Agreement; and (iii) use its best efforts to solicit from its shareholders proxies in favor thereof.

         (c) Registration Statement. BancSecurity will promptly furnish or cause to be furnished to Buyer all of the information concerning BancSecurity and the Banks required for inclusion in, and will cooperate with Buyer in the preparation of, the Registration Statement and Proxy Statement (including audited financial statements, prepared in accordance with generally accepted accounting principles, in form suitable for inclusion in the Registration Statement and Proxy Statement), or any statement or application made by Buyer to any governmental body in connection with the Merger. BancSecurity agrees promptly to advise Buyer if at any time prior to the Effective Date of the Merger, any information provided by or on behalf of BancSecurity becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission. At the time of mailing thereof to BancSecurity shareholders, at the time of BancSecurity shareholders's meeting referred to in Section 4.1 (b) hereof and at the Effective Time of the Merger, the Proxy Statement included as part of the Registration Statement or any amendment thereof or supplement thereto, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading or omit to state a material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for BancSecurity shareholders' meeting; provided, however, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Proxy Statement made in reliance upon and in conformity with information furnished by Buyer for use in the Registration Statement or the Proxy Statement.

         (d) Confidential Information. BancSecurity will hold in confidence all documents and nonpublic information concerning Buyer and its subsidiaries furnished to BancSecurity and its representatives in connection with the Merger and will not release or disclose such information to any other person, except as required by law and except to BancSecurity's outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the Merger contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Buyer (except to the extent that such information can be shown to be previously known to BancSecurity, in the public domain, or later acquired by BancSecurity from other legitimate sources) and, upon request, all such documents, any copies thereof and extracts therefrom shall immediately thereafter be returned to Buyer.

         (e) Benefit Plans. BancSecurity and the Banks will, to the extent legally permissible, take all action necessary or required (i) to terminate or amend, if requested by Buyer and at Buyer's cost, all qualified pension and welfare benefit plans and all non-qualified benefit plans and compensation arrangements as of the Effective Time; (ii) to amend the Plans to comply with the provisions of the Tax Reform Act of 1986, as amended, and regulations thereunder and other applicable law as of the Effective Time; and (iii) to submit application to the IRS for a favorable determination letter for each of the Plans which is subject to the qualification requirements of Section 401 (a) of the Code prior to the Effective Time. With respect to each such Plan to the extent applicable, to the best knowledge of BancSecurity the termination of the Plan will not result in an unfunded or underfunded liability that will result in a Material Adverse Effect with respect to BancSecurity.

         Except as otherwise required pursuant to this Section 4.1(e), BancSecurity agrees as to itself and the Banks that it will not, without the prior written consent of Buyer, (i) enter into, adopt, amend (except as may be required by law) or terminate any Plan, as the case may be, or any other employee benefit plan or any agreement, arrangement, plan or policy between BancSecurity or any of the Banks and one or more of its directors or officers; provided, however, that BancSecurity or the Banks may amend any of the Plans to reduce or eliminate a requirement of mandatory periodic contributions.

         (f) Compensation. Except for normal increases in the ordinary course of business consistent with past practice, neither BancSecurity nor any of the Banks shall increase the compensation of any officer, director, or employee or enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of BancSecurity or the Banks of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of the Merger. BancSecurity will notify Buyer if there is an increase in the aggregate compensation of the officers, directors, and employees of BancSecurity or the Banks which exceeds four percent (4%) of the aggregate compensation of such individuals as of September 30, 1997 or, in the case of any one individual, exceeds six percent (6%) of his or her compensation as of September 30, 1997. Such notification in and of itself does not necessarily mean that the increase is outside the ordinary course of business or inconsistent with past practice.

         (g) No Solicitations. BancSecurity shall not nor shall it permit the Banks to, authorize or permit any of its or their officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by it or the Banks to solicit, or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal (as defined below), or agree or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal. BancSecurity shall promptly advise Buyer orally and in writing of any such inquiries or proposals, including all of the material terms thereof. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving BancSecurity or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of BancSecurity other than the transactions contemplated or permitted by this Agreement.

         (h) No Acquisitions. BancSecurity shall not, nor shall it permit the Banks to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association or division thereof or otherwise acquire or agree to acquire any substantial amount of assets in each case; provided, however, that the foregoing shall not prohibit (i) internal reorganizations, consolidations or dissolutions involving only the Banks as permitted or directed by this Agreement, (ii) foreclosures and other acquisitions related to previously contracted debt, in each case in the ordinary course of business, or (iii) acquisitions of BancSecurity assets in each case in the ordinary course of business.

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         (i) Insurance. BancSecurity and the Banks shall maintain the insurance coverage (or coverage of a like kind and amount) referenced in Section 3.1(v) through the Effective Time.

         (j) Pooling Restrictions. From and after the date of this Agreement, neither BancSecurity nor the Banks shall take any action which, with respect to BancSecurity, would disqualify the Merger as a "pooling of interests" for accounting purposes.

         (k) Financial Statements. BancSecurity shall prepare, file and submit to Buyer all quarterly and management prepared financial statements for any periods ending at least 30 days before the Closing Date.

         (l) Additional Covenants of BancSecurity. From the date of this Agreement to the Closing Date, BancSecurity, except with the prior written consent of Buyer which will not be unreasonably withheld, or as specifically required under the Agreement, shall not, nor shall it allow the Banks to:

                  (i) Issue, sell or commit to issue or sell any shares of capital stock of BancSecurity or the Banks, securities convertible into or exchangeable for capital stock of BancSecurity or the Banks, warrants, options or other rights to acquire such stock, or enter into any agreement with respect to the foregoing other than issuance by the Banks of capital stock to BancSecurity;

                  (ii) Redeem, purchase or otherwise acquire (except for trust account shares) directly or indirectly, any shares of capital stock of BancSecurity or the Banks or any securities convertible or exercisable for any shares of capital stock of BancSecurity or the Banks;

                  (iii) Split, combine or reclassify any capital stock of BancSecurity or the Banks or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of capital stock of BancSecurity or the Banks;

                  (iv) Assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, in any material amount except for letters of credit or other similar instruments in the normal course of business;

                  (v) Other than in the ordinary course of business, discharge or satisfy any material lien or encumbrance on the properties or assets of the Banks or pay any material liability;

                  (vi) Mortgage, pledge or subject to any lien or other encumbrance any of its assets, except (A) in the ordinary course of business, (B) liens and encumbrances for current property taxes not yet due and payable, and (C) liens and encumbrances which do not materially affect the value or interfere with the current use or ability to convey the property subject thereto or affected thereby;

                  (vii) Other than the sale of its former bank office premises in Ames, Iowa, sell, assign or transfer any tangible or intangible assets including but not limited to any securities prior to maturity or call date with a book value greater than $250,000.00, except in the ordinary course of business (which includes the sale of the guaranteed portions of government guaranteed loans);

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                  (viii) Enter into any individual employment, agency or other contract or arrangement for the performance of personal services for an amount in excess of $100,000.00 (except for service agreements in the ordinary course of business). BancSecurity agrees to give Buyer prior written notice of all individual employment, agency or other written contract or arrangement for the performance of personal services of $50,000.00 or more;

                  (ix) Amend the Banks' or BancSecurity's Articles of Incorporation, Bylaws, or other governing documents;

                  (x) Cancel any material debt or claim or waive any right of material value, except in the ordinary course of business;

                  (xi) Repurchase or enter into any agreement to repurchase all or any portion of any loan previously participated to any other financial institution other than loans repurchased in compliance with all applicable laws and regulations;

                  (xii) Originate any loan which is thereafter participated to another financial institution providing for payment upon default on any basis other than pro rata;

                  (xiii) Make or agree to make any loan to any Bank Principal or any person, corporation or entity in violation of any state or federal law or regulation;

                  (xiv) Incur any obligation or liability with respect to capital expenditures which exceeds $400,000.00 in the aggregate. BancSecurity agrees to give Buyer prior notice of any purchase of a capital item that exceeds $25,000.00, the acquisition of which or obligation to pay therefor was not previously committed as of the date of this Agreement.

                  (xv) Fail to timely pay and discharge all federal and state taxes and other accounts payable for which it is liable, provided, that the Banks may contest liability for such taxes or accounts payable and deposit an amount equal to any such taxes, in lieu of the payment thereof, into a reserve account, determined consistently with prior practices, from which such taxes will be paid when and to the extent they are found to be properly due and payable;

                  (xvi) Except as provided in Section 4.1(f) of the BancSecurity Disclosure Schedules, pay or commit to pay any additional salary or other compensation to any of the Bank's officers, directors or employees;

                  (xvii) Except as otherwise required pursuant to Section 4.1(e), enter into, adopt, amend (except as may be required by law), terminate or make or grant any increase above current funding levels in any of the Plans (other than normal premium increases on current health care insurance);

                  (xviii) Fail to charge and pay interest rates on loans and deposits, respectively, not materially consistent with practices in the Banks' marketplace;

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                  (xix) Fail to use its reasonable efforts to comply with any law, rule, regulation or order applicable to the Banks and/or BancSecurity if such failure would have a Material Adverse Effect upon BancSecurity;

                  (xx) Fail to make all appropriate and required transfers to the Banks' loan loss reserves based upon existing policies of the Banks or at the request of any regulatory agency;

                  (xxi) Change any accounting methods, practices or procedures with respect to the accumulation and presentation of financial information, except as directed by applicable law or regulation or to conform with applicable accounting standards;

                  (xxii) Declare or pay any dividends or distributions with respect to its Common Stock in excess of (a) $43.00 per common share of stock on or about January 1998 for the calendar year 1997, (b) a quarterly dividend in the first quarter of 1998 equal to $10.75 per common share of stock, and (c) in each calendar quarter thereafter a quarterly dividend in an amount equal to the dividend the BancSecurity shareholders would have received had they been shareholders of Buyer in the event either the Closing does not occur in the pertinent quarter or the Closing Date is after the record date for the holders of Buyer's Common Stock to receive a quarterly dividend in the pertinent quarter, provided, that in the case of each dividend payment the availability of the pooling of interests accounting treatment will not be adversely effected; or

                  (xxiii) Fail to use its reasonable efforts to obtain the consent or approval of each person other than the government authorities referred to in Section 6.l(c) whose consent or approval is required in order to permit a succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of BancSecurity or the Banks under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument.

                  (xxiv) Shall not create any indebtedness other than (i) short term indebtedness incurred in the normal course of business, (ii) indebtedness incurred pursuant to an existing contract previously disclosed to Buyer, (iii) indebtedness to the FHLB, or (iv) indebtedness other than as necessary to do the acts and things contemplated by this Agreement.

                  (xxv) Shall promptly notify Buyer of any lawsuits, claims, proceedings, regulatory actions or investigations that may be threatened, brought, asserted or commenced against it or by its officers, directors, employees or agents involving in any way the business, properties or assets of BancSecurity or any of the Banks which would have a Material Adverse Effect on BancSecurity.

                  (xxvi) Sell, transfer or otherwise dispose of any investment securities prior to maturity or call date.

                  (xxvii) Maintain a consolidated allowance for losses on loans based on required reserves determined pursuant to quarterly loan loss analysis consistent with past practices and procedures.
         As of September 30, 1997, this amount was $5,017,033.

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         4.2 Covenants of Buyer. During the period from the date of this
Agreement and continuing until the Effective Time (except for subsection (i) which covenant shall survive the Effective Time), Buyer agrees as follows:

         (a) Ordinary Course. Buyer shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

         (b) Application. Subject to the required cooperation of BancSecurity and its affiliates, Buyer shall use its reasonable efforts to prepare and submit within thirty (30) days of the date hereof an application to the Federal Reserve Bank of Chicago for prior approval pursuant to Section 3(a)(5) of the BHCA of the proposed transaction, and to prosecute all required federal and state applications. Buyer shall provide BancSecurity and its counsel, copies of all applications as filed and any correspondence exchanged with appropriate federal and state regulatory agencies.

         (c) Cooperation. Buyer will furnish to BancSecurity all the information concerning Buyer required for inclusion in, and will cooperate in the preparation of, the Proxy Statement to be sent to the shareholders of BancSecurity. Buyer agrees promptly to advise BancSecurity if at any time prior to the Effective Date of the Merger, any information provided by Buyer in the Proxy Statement becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission.

         (d) Registration Statement. As promptly as practicable after the execution of this Agreement, Buyer will file with the SEC the Registration Statement and any other applicable documents, which will include a prospectus and joint Proxy Statement, and will use its best efforts to cause the Registration Statement to become effective under the Securities Act and applicable state securities laws as soon as practicable. Buyer shall advise BancSecurity promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and Buyer shall furnish BancSecurity with copies of all such documents. At the time the Registration Statement becomes effective, the Registration Statement and the Proxy Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading. At the time of mailing thereof to BancSecurity shareholders, at the time of BancSecurity shareholders's meeting referred to in Section 4.1(b) hereof and at the Effective Time of the Merger, the Proxy Statement included as part of the Registration Statement or any amendment thereof or supplement thereto, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading or omit to state a material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for BancSecurity shareholders' meeting; provided, however, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Proxy Statement made in reliance upon and in conformity with information furnished by BancSecurity or the Banks for use in the Registration Statement or the Proxy Statement. Buyer shall bear the costs of all SEC filing fees with respect to the Registration Statement, the costs of printing the Proxy Statement, and the costs of qualifying the shares of Buyer Common Stock under state blue sky laws as necessary.

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         (e) Listing. Buyer will file all documents required to be filed to obtain approval for listing the Buyer Common Stock to be issued pursuant to the Merger on the NASDAQ National Market System and use its best efforts to effect said listing.

         (f) Shares to be Issued. The shares of Buyer Common Stock to be issued by Buyer to the shareholders of BancSecurity pursuant to this Agreement will, upon such issuance and delivery to said shareholders pursuant to the Agreement, be duly authorized, validly issued, fully paid and nonassessable except as otherwise provided by Section 180.0622 of the Wisconsin Business Corporation Act. The shares of Buyer Common Stock to be delivered to the shareholders of BancSecurity pursuant to this Agreement are and will be free of any preemptive rights of the stockholders of Buyer.

         (g) Blue Sky. Buyer will file all documents required to obtain prior to the Effective Time of the Merger all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals.

         (h) Confidential Information. Buyer will hold in confidence all documents and information concerning BancSecurity and the Banks furnished to it and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to its outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with BancSecurity or the Banks (except to the extent that such information can be shown to be previously known to Buyer, in the public domain, or later acquired by Buyer from other legitimate sources) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be returned to BancSecurity.

         (i) Indemnification. From and after the Effective Time through the tenth anniversary of the Effective Time, Buyer shall indemnify and hold harmless each present and former director, officer and employee of BancSecurity and the Banks and each officer or employee of BancSecurity and the Banks that is serving or has served as a director or trustee of another entity expressly at BancSecurity's or a Bank's request or direction (each, an "INDEMNIFIED PARTY"), against any costs or expenses (including reasonable attorneys' fees), judgment, fines, losses, claims, damages or liabilities (collectively, the "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and whether or not the Indemnified Party is a party thereto, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent then permitted under applicable law and regulation; provided that Buyer shall not be obligated to provide any indemnification under this subsection for any acts or omissions which are the result of any conduct which is fraudulent or grossly negligent, violates any state or federal criminal statute, or outside the scope of such officer's, director's or employee's scope of employment, office or duties. Subject to any prohibition or restriction under applicable law or regulation, Buyer further agrees to advance any such costs to each Indemnified Party as they are from time to time incurred (subject to receipt of an undertaking to repay such advances if it is ultimately judicially determined that such Indemnified Party is not entitled to indemnification).

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         (j) Indemnification Contracts. Buyer agrees to honor without reservation and, after the Effective Time, to cause its BancSecurity subsidiary to honor without reservation the individual indemnification agreements by and between certain directors and officers of BancSecurity and the Banks.

         (k) Employment Contracts and Benefits. Buyer agrees to honor without reservation and, after the Effective Time, to cause its BancSecurity subsidiary to honor without reservation all existing written employment, supplemental retirement and salary continuation contracts and will provide the same employee benefits currently offered by Buyer to its employees.

         4.3 Covenants of Buyer and BancSecurity. During the period from the date of this Agreement and continuing until the Effective Time, Buyer and BancSecurity agree as to themselves and their subsidiaries that, except as expressly contemplated or permitted by this Agreement, or to the extent that the parties shall otherwise consent in writing:

         (a) Governing Documents. No party shall amend its Certificate or Articles of Incorporation or Bylaws.

         (b) Other Actions. Unless such action is required by law or sound banking practice, no party knowingly and intentionally shall, or shall permit any of its subsidiaries to, take any action that (i) is intended to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement, or (ii) would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals (as defined in Section 5.1(b)) without imposition of a condition or restriction of the type referred to in Section 6.1(f) hereof except, in every case, as may be required by applicable law or this Agreement.

         (c) Advice of Changes; Government Filings. Each party shall promptly advise the other orally and in writing of any change or event constituting a material breach of any of the representations, warranties or covenants of such party contained herein. Buyer shall file all reports required to be filed by it with the SEC between the date of this Agreement and the Effective Time and shall deliver to BancSecurity copies of all such reports promptly after the same are filed. BancSecurity, Buyer and each subsidiary of BancSecurity or Buyer that is a bank shall file all reports with the appropriate Regulatory Agencies and all other reports, applications and other documents required to be filed with the appropriate Regulatory Agencies between the date hereof and the Closing Date and shall make available to the other party copies of all such reports promptly after the same are filed.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1      Regulatory Matters.

         (a) Buyer shall use its reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and, following the record date for the

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stockholder meeting of BancSecurity, thereafter mail the Proxy Statement to the stockholders of BancSecurity.

         (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain as promptly as practicable all necessary permits, consents, and authorizations of all governmental entities necessary to consummate the Merger ("REQUISITE REGULATORY APPROVALS"). Subject to applicable laws relating to the exchange of information, BancSecurity and Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on all the information relating to BancSecurity or Buyer, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to any governmental entity in connection with the Merger. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable.

         (c) BancSecurity and Buyer shall promptly furnish each other with copies of written communications received by BancSecurity or Buyer, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such items are deemed 12b-2 under the Exchange Act as in effect on the date hereof) from, or delivered by any of the foregoing to, any governmental entity in respect of the Merger.

         5.2 Letters of Officers. BancSecurity shall cause to be delivered to Buyer a letter of BancSecurity's chief executive officer in substantially the form shown on EXHIBIT 5.2A dated (i) the date on which the Registration Statement shall become effective and (ii) the business day prior to the Closing Date, and addressed to Buyer.

         Buyer shall cause to be delivered to BancSecurity a letter of Buyer's chief financial officer in substantially the form shown on EXHIBIT 5.2B dated
(i) the date on which the Registration Statement shall become effective and (ii) the business day prior to the Closing Date, and addressed to BancSecurity.

         5.3 Access to Information. Upon reasonable notice and subject to applicable laws relating to the exchange of information, BancSecurity and Buyer shall each (and cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other party, access during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records for the purpose of updating any review of such items performed prior to the date of this Agreement and, during such period. BancSecurity and Buyer shall (and shall cause each of its subsidiaries to) make available to the other: (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws or federal or state banking laws (other than reports or documents which either party is not permitted to disclose under applicable law); and (b) all other information concerning its business, properties and personnel as either party may reasonably request. It is the intention of the parties that Buyer shall conduct an examination of BancSecurity and the Banks prior to the Closing Date in order to confirm compliance with the representations, warranties and covenants set forth in this Agreement. It is the intention of the parties that BancSecurity shall conduct an examination of Buyer and its subsidiaries prior to the Closing Date in order to confirm compliance with the representations, warranties and covenants set forth in this Agreement. No investigation by either party shall affect the representations and warranties set forth herein or waive any right or remedy hereunder.

         5.4 Employee Benefit Plans. Each person who is an employee of the Banks as of the Effective Time ("BANK EMPLOYEES") shall be a participant in the employee welfare plans, and shall be eligible for participation in the pension plans of Buyer, as in effect from time to time, subject to any eligibility requirements (with full credit for years of past service to any of the Banks, or to any predecessor-in-interest of the Banks to the extent such service is presently given credit under the Plans of the Banks described in Section 3.1 (n) hereof, for the purpose of satisfying any eligibility and vesting periods) applicable to such plans (but not subject to any preexisting condition exclusions) and shall either continue to be covered by the current welfare plan or enter each welfare plan immediately after the Effective Time, subject to such eligibility requirements, and shall enter, subject to such eligibility requirements, each pension plan not later than January 1 of the year after the Effective Time. For the purpose of determining each Bank Employee's benefit for the year in which the merger occurs under the Buyer vacation program, vacation taken by a Bank Employee prior to the Effective Time shall be deducted from the Bank Employee's entitlement under the BancSecurity vacation program; vacation taken by the Bank Employee after the Effective Time shall be deducted from his or her entitlement under the Buyer vacation program, which commences at the Effective Time. Any vacation days of a Bank Employee under the BancSecurity program which are accrued and unused as of the Effective Time shall be in addition to the Bank Employee's entitlement under Buyer's vacation program and shall be taken not later than June 30, 2000. Each Bank Employee shall be eligible for participation, as a new employee with the credit for past service described above, in the Buyer Plans under the terms thereof.

         5.5 Expenses. Except as otherwise stated herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the party incurring such expense, except that the expenses of printing and filing the Registration Statement and the Proxy Statement/Prospectus and all SEC and other regulatory filings incurred in connection herewith shall be born solely by the Buyer. "Expenses" as used in this agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of consul, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation and execution of this agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby.

         5.6 Additional Agreements: Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable efforts to take all actions and to do all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, cooperating fully with the other party hereto, providing the other party hereto with any appropriate information and making all necessary filings in connection with the Requisite Regulatory Approvals.

         5.7 Affiliates. BancSecurity and Buyer shall use their reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of BancSecurity or Buyer to deliver to the other party hereto, as soon as practicable after the date hereof, and at least 32 days prior to the Closing Date, a written agreement substantially in the form of EXHIBIT 5.7.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Effective Time of the following conditions:

         (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of three-fourths of the outstanding shares of BancSecurity Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the outstanding shares of Acquisition Subsidiary entitled to vote thereon and the holders of a majority of the outstanding shares of Buyer entitled to vote thereon.

         (b) NASDAQ Listing. The shares of Buyer Common Stock issuable to BancSecurity stockholders pursuant to this Agreement shall have been approved for listing on the NASDAQ National Market System, upon notice of issuance.

         (c) Other Approvals. Other than the filing provided for by Section 1.1, all consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (collectively, the "CONSENTS") that are prescribed by law as necessary for the consummation of the Merger and the other transactions contemplated hereby (other than immaterial Consents) shall have been filed, occurred or been obtained and all such Requisite Regulatory Approvals shall be in full force and effect.

         (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "INJUNCTION") preventing the consummation of the Merger or any of the transactions contemplated hereby shall be in effect, nor shall any proceeding by any governmental entity seeking any such Injunction be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, or enforced by any governmental entity which prohibits, restricts or makes illegal consummation of the Merger.

         (f) No Unduly Burdensome Condition. There shall not be any action taken by any person or entity not a party to this Agreement, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger or any of the transactions contemplated hereby, by any federal or state governmental entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon Buyer, BancSecurity, or any of their subsidiaries which would cause a Material Adverse Effect on the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable, in the reasonable business judgment of the Board of Directors of either Buyer or BancSecurity, the consummation of the Merger.

         (g) Election of New Director. Immediately following the Closing Date Ronald E. Fenton will be added to the Board of Directors of the Buyer in accordance with the terms and conditions of a resolution of the Buyer's Board of Directors adopted prior to the Closing Date electing Ronald E. Fenton to the Board of Directors of the Buyer contingent only upon (i) the Closing having occurred; and (ii) Ronald E. Fenton having agreed in writing to serve as a director of the Buyer following the Closing Date.

         (h) In addition to and not in substitution of the indemnification contracts with certain directors and officers of BancSecurity, prior to the Effective Time BancSecurity shall use its best efforts, subject to availability and reasonable premium charges, to purchase, and for a period of ten (10) years after the Effective Time, the Buyer shall maintain, directors and officers liability insurance "tail" or "runoff" coverage of the same type and coverage provided by Buyer to the officers and directors of its subsidiaries with respect to wrongful acts and/or omissions committed or allegedly committed prior to the Effective Time. Such coverage shall have an aggregate coverage limit over the term of such policy in an amount no less than the annual aggregate coverage limit provided by Buyer under its existing directors and officers liability policy, as adjusted from time to time, and in all other respects shall be at least comparable to such existing policy to the same extent such coverage is provided to Buyer's officers and directors.

         In the event the Buyer or the Surviving Corporation of any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Buyer or the Surviving Corporation, as the case may be, assume the obligations set forth in this subsection.

         In addition to the other indemnification obligations set forth in this subsection, the Buyer will fulfill the obligations to indemnify directors and officers of BancSecurity contained in BancSecurity's and the Banks' respective Articles of Incorporation and in those indemnification contracts with certain directors and officers of BancSecurity.

         The provisions of this Subsection are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

         6.2 Conditions to Obligations of Buyer. The obligation of Buyer to effect the Merger are also subject to the satisfaction or waiver by Buyer prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. The representations and warranties of BancSecurity set forth in this Agreement shall be true and correct in all material respects as of the date of the Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on the Closing Date, except where the failure to be true and accurate in all material respects would not have or would not be reasonably expected to have a Material Adverse Effect on BancSecurity, and Buyer shall have received a certificate signed on behalf of BancSecurity by the Chief Executive Officer of BancSecurity to such effect.

         (b) Performance of Obligations of BancSecurity. BancSecurity shall have performed in all materials respects all obligations required to be performed by it under this Agreement at or prior to the

Closing Date, and Buyer shall have received a certificate signed on behalf of BancSecurity by the Chief Executive Officer of BancSecurity to such effect.

         (c) Pooling Letter. Buyer shall have received a letter from its accountants, in form and substance reasonably satisfactory to Buyer, approving the accounting treatment of the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, as of a date no more than five business days prior to the Closing Date; in support of the its accountants pooling letter, its accountants and Buyer shall have received a letter from BancSecurity's accountants, in form and substance reasonably satisfying to its accountants, confirming certain facts on behalf of BancSecurity.

         (d) Legal Opinion. Buyer shall have received the opinion of Dickinson, Mackaman, Tyler & Hagen, P.C., counsel to BancSecurity, dated the Closing Date, in substantially the form attached as EXHIBIT 6.2(D), and such opinion shall not have been withdrawn prior to the Effective Time.

         (e) Dissenting Shareholders. Holders of less than ten percent (10%) of the shares of BancSecurity Common Stock shall have exercised their dissenter's rights under Division XIII of the IBCA.

         (f) Minimum Capital. BancSecurity's equity as of March 31, 1998, determined in accordance with generally accepted accounting principles, assuming the payment of the proposed January, 1998 dividend of $43.00 per share and excluding year-end accounting adjustments requested by Buyer, the costs related to this transaction, and any adjustment (positive or negative) to such equity pursuant to FASB 115 (the "ACCOUNTING ADJUSTMENTS"), must, as of the last day of the month prior to the Effective Time, be equal to or greater than the sum of Fifty-three Million Dollars ($53,000,000.00) plus Five Hundred Ninety Thousand Dollars ($590,000.00) per month for each month from April 1, 1998 to the Effective Time less any quarterly dividends declared for and payable after the first quarter of 1998 as permitted by Section 4.1(l)(xxii) of this Agreement (the "MINIMUM EQUITY"). If BancSecurity's actual equity at the Effective Time after making the Accounting Adjustments is less than the Minimum Equity, then the total price under Section 2.1(a) of this Agreement shall be reduced by an amount equal to the difference between BancSecurity's actual equity at the Effective Time, after making the Accounting Adjustments, and the Minimum Equity multiplied by one hundred and fifty percent (150%).

         6.3 Conditions to Obligations of BancSecurity. The obligation of BancSecurity to effect the Merger is also subject to the satisfaction or waiver by BancSecurity prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on the Closing Date, except as otherwise contemplated by this Agreement, and BancSecurity shall have received a certificate signed on behalf of Buyer by the Chairman and Chief Executive Officer of Buyer to such effect.

         (b) Performance of Obligations of Buyer. Buyer and the Acquisition Subsidiary shall have performed in all material respects all obligations required to be performed by it under this Agreement at or

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




prior to the Closing Date, and BancSecurity shall have received a certificate signed on behalf of Buyer and the Acquisition Subsidiary by the Chairman and Chief Executive Officer of Buyer to such effect.

         (c) Consents Under Agreements. Buyer shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Buyer or any of its subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of BancSecurity, individually or in the aggregate, have a material adverse effect on Buyer or upon the consummation of the transactions contemplated hereby.

         (d) Tax Opinion. BancSecurity and Buyer shall have received the opinion of McCarty, Curry, Wydeven, Peeters & Haak, counsel to Buyer, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code,
(ii) BancSecurity and Buyer will each be a party to that reorganization within the meaning of Section 368(b) of the Code, (iii) shareholders of BancSecurity who exchange their shares of BancSecurity Common Stock for shares of Buyer Common Stock will not recognize gain or loss, for purposes of federal income tax, except to the extent of the cash received in lieu of fractional shares, and
(iv) BancSecurity will not recognize gain or loss, for purposes of federal income tax, as a result of consummation of the Merger.

         (e) Legal Opinion. BancSecurity shall have received the opinion of McCarty, Curry, Wydeven, Peeters & Haak, counsel to Buyer, dated the Closing Date, in substantially the form shown on EXHIBIT 6.3(E), and such opinion shall not have been withdrawn prior to the Effective Time.

                                   ARTICLE VII
                            TERMINATION AND AMENDMENT

         7.1 Termination. This Agreement may be terminated in writing at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of Buyer or BancSecurity, only in the following circumstances:

         (a) by mutual consent of BancSecurity and Buyer in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

         (b) by either BancSecurity or Buyer if (i) any Requisite Regulatory Approval shall have been denied; or (ii) any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

         (c) by either BancSecurity or Buyer if the Merger shall not have been consummated on or before August 31, 1998; provided, however, that all parties shall use their respective reasonable efforts to consummate the transaction as soon as practicable, it being the desire of Buyer and BancSecurity that the transaction be completed by June 30, 1998, unless extended for not more than three (3) months by mutual written consent of parties as provided for in Section
7.4. This right of termination shall be unavailable to a party if the failure of consummation shall be due to the failure of the party seeking to terminate to perform

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or observe in all material respects the covenants and agreements hereunder to be performed or observed by such party; or

         (d) by either BancSecurity or Buyer if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured before the Closing or within twenty (20) business days following receipt by the breaching party of written notice of such breach from the other party, whichever occurs first.

         7.2 Effect of Termination. In the event of termination of this Agreement by either BancSecurity or Buyer as provided in Section 7.1, this Agreement shall forthwith become void and have no effect except that the obligations under Sections 4.1(d), 4.2(h), 5.5 and 7.2 shall survive termination of this Agreement; provided, however, that no party shall be relieved or released from any liabilities or damages arising out of the willful breach by such party of any provision of this Agreement. As used herein, a failure of any of the representations and warranties set forth in Section 3.1 or Section 3.2, as the case may be, shall not constitute a "willful breach" of the Agreement.

         7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Buyer and BancSecurity, provided, however, that after any such approval, no amendment shall be made which by law requires further approval by such stockholders, without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any of the Schedules; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 Non-Survival of Representations and Warranties. No representation, warranty, or covenant contained in this Agreement shall survive the Merger or the termination of this Agreement (except for Section 4.2(i) which covenant shall survive the Effective Time).

         8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when received by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      if to BancSecurity
                  or the Banks, to:         Ronald E. Fenton
                                            BancSecurity Corporation
                                            11 N First Avenue
                                            PO Box 370
                                            Marshalltown IA 50158-0370

                  with a copy to:     Howard O. Hagen
                                            Dickinson, Mackaman, Tyler & Hagen
                                            P.C.
                                            699 Walnut, Suite 1600
                                            Des Moines IA  50309-3986
         and

         (b)      if to Buyer, to:    Gail E. Janssen
                                            F&M Bancorporation, Inc.
                                            One Bank Avenue
                                            PO Box 920
                                            Kaukauna, WI 54130-0920

                  with copies to:     Randall A. Haak
                                            McCarty, Curry, Wydeven, Peeters &
                                            Haak
                                            120 East Fourth Street
                                            PO Box 860
                                            Kaukauna, WI 54130-0860

         8.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.5 Entire Agreement; Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except that Sections 3.2 and 4.2 are intended for the benefit of BancSecurity shareholders; and Section 5.4 is intended for the benefit of employees of the Bank. Buyer shall be liable to such third-party beneficiaries for damages caused by the breach of such Sections. No party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

         8.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Iowa.

         8.7 Publicity. Except as otherwise required by law or the rules of the NASDAQ or the National Association of Securities Dealers, so long as this Agreement is in effect, neither BancSecurity nor Buyer shall, nor shall either of them permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         8.9 Enforcement of Agreement. Each of the parties hereto agrees that it will not object if the other party seeks to obtain an injunction to prevent breaches of this Agreement or to enforce specifically the terms and provision hereof in any court in the United States or any state have jurisdiction. The enforcing party shall be entitled to recover its attorneys fees incurred in the successful enforcement of the terms and provisions of this Agreement.

         IN WITNESS WHEREOF, BancSecurity and Buyer have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

BANCSECURITY CORPORATION               F&M BANCORPORATION, INC.


By:   /s/ Ronald E. Fenton             By:   /s/ Gail E. Janssen
      ----------------------------        ------------------------------
       Ronald E. Fenton, President          Gail E. Janssen, Chairman
                                              of the Board


BANCSECURITY ACQUISITION CORPORATION


By:    /s/ John W. Johnson
       -----------------------------
         John W. Johnson, President




                                TABLE OF EXHIBITS

EXHIBIT A         --        Articles of Merger and Plan of Merger
EXHIBIT B         --        BancSecurity Disclosure Schedule
EXHIBIT C         --        Buyer Disclosure Schedule
EXHIBIT 5.2A      --        Letter of BancSecurity Chief Financial Officer
EXHIBIT 5.2B      --        Letter of Buyer Chief Financial Officer
EXHIBIT 5.7       --        Affiliate Agreement
EXHIBIT 6.2(d)    --        Dickinson Opinion
EXHIBIT 6.3(e)    --        McCarty Opinion

[Exhibits other than Exhibit A are omitted]

                                    EXHIBIT A

                               ARTICLES OF MERGER
                                       OF
                      BANCSECURITY ACQUISITION CORPORATION
                                      INTO
                            BANCSECURITY CORPORATION

         BancSecurity Corporation, an Iowa corporation, hereby certifies as follows:

         First: A Plan of Merger among the constituent corporations (the "PLAN OF MERGER") is attached hereto;

         Second: Shareholder approval was required.

         Third: The Plan of Merger was approved by the shareholders of the constituent corporations. The shares outstanding and entitled to vote separately on the plan as to BancSecurity Corporation was 38,726. The shares outstanding and entitled to vote separately on the plan as to BancSecurity Acquisition Corporation was 1,000. The number of votes cast for the plan by the sole shareholder of BancSecurity Acquisition Corporation was 1,000. The number of votes cast for the plan by the shareholders of BancSecurity Corporation was _______ . The number of votes cast for the plan by each voting group eligible to vote separately on the merger was sufficient for approval by that voting group.

         Fourth: The Articles of Merger shall be effective at ______ a.m., CST, on ___________________, 1998.

         IN WITNESS WHEREOF, the constituent corporations have caused this Certificate to be signed by their respective duly-authorized officers this _________ day of _______________, 1998.

BANCSECURITY CORPORATION                   BANCSECURITY ACQUISITION
                                           CORPORATION

By                                         By
    ------------------------------            --------------------------------
     Ronald E. Fenton, President              John W. Johnson, President

F&M BANCORPORATION, INC.

By
   ------------------------------
      Gail E. Janssen,
      Chairman of the Board

                                 PLAN OF MERGER
                                       OF
                      BANCSECURITY ACQUISITION CORPORATION
                                  WITH AND INTO
                            BANCSECURITY CORPORATION

I.       CORPORATIONS PARTICIPATING IN THE MERGER.

         BancSecurity Acquisition Corporation, an Iowa corporation (the "MERGING CORPORATION") shall merge with and into BancSecurity Corporation, an Iowa corporation ("BANCSECURITY" or the "SURVIVING CORPORATION").

II.      NAME OF SURVIVING CORPORATION.

         Upon the effectiveness of the merger ("EFFECTIVE TIME"), the name of the Surviving Corporation shall be BancSecurity Corporation.

III.     TERMS AND CONDITIONS OF THE MERGER.

         Subject to the terms of the Merger Agreement dated December 1, 1997 by and among Surviving Corporation, Merging Corporation, and F&M Bancorporation, Inc. ("F&M") (the "AGREEMENT"), at the Effective Time: (i) the separate existence of Merging Corporation shall cease and Merging Corporation shall be merged with and into the Surviving Corporation and the shares of stock of Merging Corporation owned by F&M prior to the Effective Time will convert into the same number of shares of stock of the Surviving Corporation as of the Effective Time without any action on the part of F&M or the Surviving Corporation; (ii) the Articles of Incorporation of Merging Corporation, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation and shall be amended and restated as set forth in EXHIBIT A hereto; (iii) the By-laws of Merging Corporation, as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation; (iv) the holder of all of the outstanding common stock of the Surviving Corporation after the Effective Time shall be the sole shareholder of Surviving Corporation; and (v) the holders of certificates representing shares of Surviving Corporation common stock prior to the Effective Time (as defined in Section 2.1(a) of the Agreement) shall cease to have any rights as shareholders of Surviving Corporation, except such rights, if any, as they may have pursuant to Division XIII of the Iowa Business Corporation Act ("IBCA"), and their sole right shall be the right to receive (A) the number of whole shares of F&M common stock (as defined in Section 2.1(a) of the Agreement) into which their shares of Surviving Corporation common stock have been converted in the merger as provided in the Agreement (together with any dividend payments with respect thereto, to the extent provided in Section 2.2(c) of the Agreement), and (B) the cash value of any fraction of a share of F&M common stock into which their shares of Surviving Corporation common stock have been converted as provided herein.

IV.      EFFECTIVENESS OF THE MERGER.

         The merger shall be effective as provided in the Articles of Merger.

V.       CONVERSION OF COMMON STOCK.

         (a) At the Effective Time, by virtue of the merger and without any action on the part of any holder of shares of common stock, $25.00 par value per share, of BancSecurity ("BANCSECURITY COMMON STOCK"), but subject to paragraph
(c) hereof, 38,726 issued and outstanding shares of BancSecurity Common Stock, other than shares of BancSecurity Common Stock held by persons who have taken all steps required to perfect their right to be paid the fair value of such shares under Division XIII of the IBCA, shall be converted into that number of shares of validly issued, fully paid and nonassessable shares of common stock of F&M, $1.00 par value ("F&M COMMON STOCK") which when multiplied by the average closing price of F&M Common Stock on the NASDAQ National Market System for the last 30 trading days in which trades occurred ending at the end of the third trading day immediately preceding the Closing Date (as appropriately and proportionately adjusted in the event that, between the date hereof and the termination of such 30 trading day period, shares of F&M Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or stock dividend) (the "AVERAGE PRICE") equals at least $145,000,000.00 (the "EXCHANGE RATIO"); provided, however, if the Average Price is equal to or less than $35.80, then the number of shares of F&M Common Stock issued will not be further increased and if the Average Price is equal to or more than $40.00, then the number of shares of F&M Common Stock issued will not be further reduced and, provided, further, in the event the Average Price is less than $32.00, then F&M must either increase the number of shares of F&M Common Stock to be exchanged for BancSecurity Common Stock so that the aggregate value of the F&M Common Stock equals at least $129,600,000.00 or else BancSecurity will have the option to terminate the transaction.

         (b) At the Effective Time, all such shares of BancSecurity Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. Each BancSecurity shareholder's certificate or certificates previously representing shares of the BancSecurity Common Stock (each a "BANCSECURITY CERTIFICATE") shall be aggregated (if a single stockholder holds more than one BancSecurity Certificate) and exchanged for a certificate representing whole shares of F&M Common Stock and cash in lieu of any fractional share issued in consideration therefor upon the surrender of such BancSecurity Certificates in accordance with Section 2.2 of the Agreement, without any interest thereon. In the event that, subsequent to the date of the Agreement but prior to the Effective Time, the outstanding shares of F&M Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in F&M's capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio, so that the number of shares of F&M Common Stock into which a share of BancSecurity Common Stock shall be converted will equal the number of shares of F&M Common Stock that the holders of shares of BancSecurity Common Stock would have received pursuant to such reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change had the record date therefor been immediately following the Closing Date.

         (c) No fractional shares of F&M Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share, cash adjustments will be paid to holders in respect of any fractional share of F&M Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the Average Price of a share of F&M Common Stock represented by the holder's BancSecurity Common Stock not eligible to be exchanged for F&M Common Stock. For purposes of calculating fractional shares, a holder of BancSecurity with more than one BancSecurity Certificate shall receive cash only for the fractional share remaining after aggregating all of its, his or her BancSecurity Common Stock to be exchanged.

VI.      TERMINATION AND ABANDONMENT OF PLAN.

         This Plan of Merger may be terminated and the merger abandoned at any time prior to the Effective Time upon termination of the Agreement.

                            F&M BANCORPORATION, INC.
                      1998 SPECIAL MEETING OF SHAREHOLDERS
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gail E. Janssen, John W. Johnson and Daniel E. Voet, and each of them, proxies, with full power of substitution, to represent and to vote as designated herein all shares of stock the undersigned is entitled to vote at a Special Meeting of Shareholders of F&M Bancorporation, Inc. to be held at the Paper Valley Hotel and Conference Center, 333 West College Avenue, Appleton, Wisconsin 54911, on Monday, June 29, 1998, at 10:00 a.m., Central Time, and at any adjournment thereof, hereby revoking any and all proxies heretofore given:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE TRANSACTION IN PROPOSAL 1 AND FOR THE AMENDMENT IN PROPOSAL
2.

               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

     (1) MERGER Approval of the transactions contemplated by an Agreement and Plan of Merger (the "Agreement") providing for the merger (the "Merger") of a wholly-owned subsidiary of F&M into BancSecurity Corporation, an Iowa corporation ("BancSecurity") in which outstanding shares of BancSecurity Common Stock will be converted into the right to receive shares of F&M Common Stock:

                [ ]  FOR        [ ]  AGAINST       [ ]  ABSTAIN

     (2) AMENDMENT OF ARTICLES Amending the Articles of Incorporation of F&M to increase the number of authorized shares of F&M Common Stock that F&M is authorized to issue from twenty million (20,000,000) shares to fifty million (50,000,000) shares:

                [ ]  FOR        [ ]  AGAINST       [ ]  ABSTAIN

     (3) OTHER MATTERS: In their discretion, on such other matters as may properly come before the meeting or any adjournment thereof;

     all as set out in the Notice of Meeting and Joint Proxy
     Statement/Prospectus relating to the meeting and the Merger, receipt of which is hereby acknowledged.

     Address Change?
     Mark Box    [ ]
     Indicate changes below:

                                   Date                 , 1998
                                        ----------------

                                   NO. OF SHARES

                                   ---------------------------------------
                                   Signature(s) in box

                                   PLEASE SIGN PERSONALLY AS NAME APPEARS AT
                                   LEFT. When signing as attorney, executor, administrator, personal representative, trustee or guardian, given full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If stock is held in the name of two or more persons, all should sign.

                            BANCSECURITY CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald E. Fenton and Leo E. Herrick, and each of them, proxies, with full power of substitution, to represent and to vote as designated herein all shares of stock the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") of BancSecurity Corporation ("BancSecurity") to be held at Security Bank, 11 N. 1st Avenue, Marshalltown, Iowa, on Monday, June 29, 1998, at 4:30 p.m., Central Time, and at any adjournment thereof, hereby revoking any and all proxies heretofore given:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE TRANSACTIONS IN THE PROPOSAL DESCRIBED BELOW.



         MERGER Approval of the transactions contemplated by an Agreement and Plan of Merger providing for the merger (the "Merger") of a wholly-owned subsidiary of F&M Bancorporation, Inc. ("F&M") into BancSecurity in which outstanding shares of BancSecurity Common Stock will be converted into the right to receive shares of F&M Common Stock:

                 [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

all as set out in the Notice of Meeting and Joint Proxy Statement/Prospectus relating to the Special Meeting and the Merger, receipt of which is hereby acknowledged. BancSecurity does not expect any other matter to come before the Special Meeting. By law, the only business that may be conducted at the Special Meeting is the business described in the notice of the Special Meeting.



                              Date                   , 1998
                                  -------------------

                              -----------------------------------------------

                              -----------------------------------------------
                              Signature(s)

                              PLEASE SIGN PERSONALLY AS NAME APPEARS AT LEFT. When signing as attorney, executor, administrator, personal representative, trustee or guardian, given full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If stock is held in the name of two or more persons, all should sign.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

         F&M is incorporated under the Wisconsin Business Corporation Law (the "WBCL").

         Under Section 180.0851(1) of the WBCL, F&M is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of F&M. In all other cases, F&M is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of F&M, unless it is determined that he or she breached or failed to perform a duty owed to F&M and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with F&M or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under F&M's Articles of Incorporation, Bylaws, any written agreement or a resolution of the Board of Directors or shareholders.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(1) referred to above.

         Under Section 180.0833 of the WBCL, directors of F&M against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

         Article X of F&M's Bylaws provides that F&M will indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of F&M) by reason of the fact that he or she is or was a director or officer of F&M, against expenses reasonably incurred by such person if he or she acted in good faith and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Directors and officers are similarly identified under Article X for any action or suit by or in the right of F&M if they acted in good faith and have not been adjudged to be liable for misconduct in the performance of their duty to F&M. The Bylaws also provide that F&M shall have the power to purchase and maintain insurance on any director or officer for any liability asserted against him or her and incurred by such person arising out of his or her status as an officer or director, whether or not F&M would have the power to indemnify such person against such liability under the Bylaws or the WBCL. F&M's Articles of Incorporation and Bylaws do not limit the indemnification to which directors and officers are entitled under the WBCL.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of F&M pursuant to the foregoing provisions, or otherwise, F&M has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by F&M of expenses incurred or paid by a director, officer or controlling person of F&M in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, F&M will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The exhibits set forth on the Exhibit Index attached hereto, which is incorporated herein by reference, are filed as part of this Registration Statement.

ITEM 22.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registration is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 20 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (i) The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (x) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kaukauna, State of Wisconsin, on May 19, 1998.

                                         F&M BANCORPORATION, INC.

                                         By:  /s/ John W. Johnson
                                              ---------------------------------
                                               John W. Johnson, President

                                 ---------------

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gail E. Janssen, John W. Johnson and Daniel E. Voet, and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state securities commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                ---------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated*.

                               SIGNATURE AND TITLE


                /s/ Gail E. Janssen                                          /s/ Douglas A. Martin
---------------------------------------------------              -------------------------------------------
Gail E. Janssen, Chairman of the Board and Director                       Douglas A. Martin, Director


                /s/ John W. Johnson                                          /s/ Duane G. Peppler
---------------------------------------------------              -------------------------------------------
           John W. Johnson, President and                                 Duane G. Peppler, Director
               Chief Executive Officer


                /s/ Daniel E. Voet                                           /s/ Robert C. Safford
---------------------------------------------------              -------------------------------------------
    Daniel E. Voet, Chief Financial Officer and                           Robert C. Safford, Director
 Treasurer (also, Principal Accounting Officer)


                /s/ Otto L. Cox                                              /s/ Glenn L. Schilling
---------------------------------------------------              -------------------------------------------
             Otto L. Cox, Director                                        Glenn L. Schilling, Director


                /s/ Paul J. Hernke                                           /s/ Joseph F. Walsh
---------------------------------------------------              -------------------------------------------
           Paul J. Hernke, Director                                       Joseph F. Walsh, Director


-------------
*  Each of the above signatures is affixed as of May 19, 1998.

                            F&M BANCORPORATION, INC.
                               (THE "REGISTRANT")

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-4





Exhibit                                                      Incorporated Herein              Filed
Number            Description                                  By Reference                 Herewith
------            -----------                                -------------------            --------

2.1         Agreement and Plan of Merger dated                                            X (Exhibit C
            as of December 1, 1997 by and                                                 to Prospectus)
            among the Registrant, BancSecurity
            Acquisition Co. and BancSecurity
            Corporation*



5.1         Opinion of Quarles & Brady                                                         X
            regarding legality of securities being
            registered



8.1         Tax Opinion of McCarty, Curry,                                                     X
            Wydeven, Peeters & Haak, LLP


23.1        Consent of Wipfli Ullrich Bertelson LLP                                            X


23.2        Consent of McGladrey & Pullen, LLP                                                 X


23.3        Consent of Quarles & Brady                                                         X
                                                                                          (included in
                                                                                          Exhibit 5.1)

23.4        Consent of McCarty, Curry,                                                         X
            Wydeven, Peeters & Haak, LLP                                                  (included in
                                                                                          Exhibit 8.1)

23.5        Consent of Hovde Financial, Inc.                                                   X


23.6        Consent of Ronald E. Fenton                                                        X


24          Powers of Attorney (contained on the                                               X
            Signature Page)


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*     Excluding schedules and exhibits, which are identified in such documents.
      The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.





                                    EI-2